  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1996

                                                      REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            ACCUSTAFF INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                     7363                    59-3116655
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION)           CLASSIFICATION CODE
                                    NUMBER)

                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211
                                (904) 725-5574
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DEREK E. DEWAN
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211
                                (904) 725-5574
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
          JEFFREY A. ALLRED                           LEONARD GUBAR
         DAVID E. BROWN, JR.                       STEVEN L. WASSERMAN
          TIMOTHY MANN, JR.                         RICHARD S. GREEN
            ALSTON & BIRD                           REID & PRIEST LLP
         ONE ATLANTIC CENTER                       40 WEST 57TH STREET
     1201 WEST PEACHTREE STREET               NEW YORK, NEW YORK 10019-4097
     ATLANTA, GEORGIA 30309-3424                     (212) 603-2000
           (404) 881-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the consummation of the Merger (as defined below).

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------
                                              PROPOSED         PROPOSED
  TITLE OF EACH CLASS                         MAXIMUM          MAXIMUM        AMOUNT OF
     OF SECURITIES         AMOUNT TO BE    OFFERING PRICE     AGGREGATE      REGISTRATION
    TO BE REGISTERED      REGISTERED (1)   PER SHARE (2)  OFFERING PRICE (2)   FEE (2)
- -----------------------------------------------------------------------------------------
Common Stock, par value                         Not
 $.01 per share......... 43,348,854 shares   Applicable      $880,170,008      $303,507
- -----------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------

(1) Represents the estimated number of shares of common stock, par value $.01 per share ("AccuStaff Common Stock"), issuable by the Registrant upon consummation of the merger (the "Merger") of a subsidiary of the Registrant with and into Career Horizons, Inc. ("Career").
(2) Pursuant to Rules 457(f)(1) and 457(c), the registration fee was computed on the basis of the average of the high and low prices of the common stock, par value $.01 per share, of Career as reported on the New York Stock Exchange, Inc. Composite Transactions on September 11, 1996 ($36.56).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                                             PRELIMINARY COPIES

                             CAREER HORIZONS, INC.
                           177 CROSSWAYS PARK DRIVE
                           WOODBURY, NEW YORK 11797

                                                                October  , 1996

Dear Stockholder:

  You are cordially invited to attend the special meeting of stockholders ("Special Meeting") of Career Horizons, Inc., a Delaware corporation
("Career"), to be held at         ,         , New York, at 10:00 a.m., local
time, on November  , 1996.

  At this important meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among AccuStaff Incorporated, a Florida corporation ("AccuStaff"), Sunrise Merger Corporation, a wholly owned subsidiary of AccuStaff ("Newco"), and Career, which provides for the merger (the "Merger") of Newco with and into Career. If the proposed Merger is consummated, Career will become a wholly owned subsidiary of AccuStaff and each outstanding share of common stock, par value $.01 per share, of Career ("Career Common Stock") (excluding shares held by Career, AccuStaff or any of their respective subsidiaries) will be converted into the right to receive a number of shares of AccuStaff common stock equal to the Exchange Ratio (as defined below), with cash being paid in lieu of any fractional share interest. The "Exchange Ratio" will equal 1.53 shares of AccuStaff Common Stock; provided, that, in the event that the average of the daily last sale prices for the shares of AccuStaff Common Stock for the 20 consecutive trading days on which such shares are actually traded and quoted on the Nasdaq National Market (as reported by The Wall Street Journal) ending at the close of trading on the second trading day immediately preceding the closing date of the Merger (the "Average Closing Price") is greater than $31.60, the Exchange Ratio will equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $48.348 (the product of 1.53 and $31.60) by the Average Closing Price, but in no event will the Exchange Ratio be less than 1.2444; provided further, that, in the event that the Average Closing Price is less than $21.07, the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $32.2371 (the product of 1.53 and $21.07) by the Average Closing Price, but in no event will the Exchange Ratio be greater than 1.8006.

  Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote at the Special Meeting.

  Enclosed are (i) a Notice of Special Meeting, (ii) a Joint Proxy Statement/Prospectus, and (iii) a form of proxy for the Special Meeting. The Joint Proxy Statement/Prospectus describes in more detail the Merger Agreement and the Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Career stockholders, and contains financial and other information about AccuStaff and Career. Please give this information your careful attention.

  Salomon Brothers Inc, independent financial advisor to the Board of Directors in connection with the Merger, has rendered an opinion to the Board of Directors that, as of August 25, 1996, the Exchange Ratio was fair to the holders of Career Common Stock from a financial point of view.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting (if you attend the Special Meeting, you may vote in person, even if you previously returned your proxy).

  We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Walter W. Macauley
                                          President and Chief Executive
                                           Officer

                                                             PRELIMINARY COPIES

                             CAREER HORIZONS, INC.
                           177 CROSSWAYS PARK DRIVE
                           WOODBURY, NEW YORK 11797

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT 10:00 A.M. ON NOVEMBER  , 1996

To the Stockholders of Career Horizons, Inc.:

  NOTICE IS HEREBY GIVEN that a special meeting of stockholders ("Special Meeting") of Career Horizons, Inc., a Delaware corporation ("Career"), will be
held at        ,        , New York, at 10:00 a.m., local time, on November  ,
1996, to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among Career, AccuStaff Incorporated, a Florida corporation ("AccuStaff") and Sunrise Merger Corporation, a wholly owned subsidiary of AccuStaff ("Newco"), pursuant to which, among other matters, Newco will merge with and into Career (the "Merger"), with Career becoming a wholly owned subsidiary of AccuStaff, and each share of common stock, par value $.01 per share, of Career ("Career Common Stock") (excluding shares held by Career, AccuStaff, or any of their respective subsidiaries) will be converted into the right to receive a number of shares of AccuStaff common stock ("AccuStaff Common Stock") equal to the Exchange Ratio (as defined below), with cash being paid in lieu of any fractional share interest. The "Exchange Ratio" will equal 1.53 shares of AccuStaff Common Stock; provided, that, in the event that the average of the daily last sale prices for the shares of AccuStaff Common Stock for the 20 consecutive trading days on which such shares are actually traded and quoted on the Nasdaq National Market (as reported by The Wall Street Journal) ending at the close of trading on the second trading day immediately preceding the closing date of the Merger (the "Average Closing Price") is greater than $31.60, the Exchange Ratio will equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $48.348 (the product of 1.53 and $31.60) by the Average Closing Price, but in no event will the Exchange Ratio be less than 1.2444; provided further, that, in the event that the Average Closing Price is less than $21.07, the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $32.2371 (the product of 1.53 and $21.07) by the Average Closing Price, but in no event will the Exchange Ratio be greater than 1.8006. A copy of the Merger Agreement is set forth in Annex A to the accompanying Joint Proxy Statement/Prospectus and is hereby incorporated by reference herein.

  Only stockholders of record at the close of business on October , 1996, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Holders of Career Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of Career Common Stock held of record at the close of business on such date. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote at the Special Meeting.

  THE BOARD OF DIRECTORS OF CAREER UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Mike G. Reinecke
                                          Secretary

Woodbury, New York
October  , 1996

                                                             PRELIMINARY COPIES

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211

                                                                October  , 1996

Dear Stockholder:

  You are cordially invited to attend the special meeting of stockholders ("Special Meeting") of AccuStaff Incorporated ("AccuStaff") to be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 10:00 a.m., local time, on November , 1996.

  At this important meeting, you will be asked to consider and vote upon the approval of the issuance of shares of AccuStaff common stock, par value $.01 per share ("AccuStaff Common Stock"), pursuant to an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among AccuStaff, Sunrise Merger Corporation, a wholly owned subsidiary of AccuStaff ("Newco"), and Career Horizons, Inc. ("Career"), which provides for the merger (the "Merger") of Newco with and into Career. If the proposed Merger is consummated, Career will become a wholly owned subsidiary of AccuStaff and each outstanding share of Career common stock will be converted into the right to receive shares of AccuStaff Common Stock, all on the basis set forth in the Merger Agreement and described in the enclosed Joint Proxy Statement/Prospectus.

  Enclosed are (i) a Notice of Special Meeting, (ii) a Joint Proxy Statement/Prospectus, and (iii) a form of proxy for the Special Meeting. The Joint Proxy Statement/Prospectus describes in more detail the Merger Agreement and the Merger, including a description of the conditions to consummation of the Merger, and contains financial and other information about Career and AccuStaff. Please give this information your careful attention.

  THE BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF ACCUSTAFF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

  In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting (if you attend the Special Meeting, you may vote in person, even if you previously returned your proxy).

  We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Derek E. Dewan
                                          Chairman of the Board, President and
                                           Chief Executive Officer

                                                             PRELIMINARY COPIES

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT 10:00 A.M. ON NOVEMBER  , 1996

                                                                October  , 1996

To the Stockholders of AccuStaff Incorporated:

  NOTICE IS HEREBY GIVEN that the special meeting of stockholders ("Special Meeting") of AccuStaff Incorporated ("AccuStaff") will be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 10:00 a.m., local time, on
November   1996 for the following purposes:

    1. Issuance of Shares of AccuStaff Common Stock Pursuant to the Merger Agreement. To consider and vote upon a proposal to approve the issuance of shares of AccuStaff common stock, par value $.01 per share ("AccuStaff Common Stock"), pursuant to an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among AccuStaff, Sunrise Merger Corporation, a wholly owned subsidiary of AccuStaff ("Newco"), and Career Horizons, Inc. ("Career"), pursuant to which, among other matters, Newco will merge with and into Career (the "Merger"), with Career becoming a wholly owned subsidiary of AccuStaff and each share of Career common stock (excluding shares held by Career, AccuStaff, or any of their respective subsidiaries) will be converted into the right to receive shares of AccuStaff Common Stock, all as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in Annex A to the accompanying Joint Proxy Statement/Prospectus and is hereby incorporated by reference herein.

    2. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Only holders of record of AccuStaff Common Stock at the close of business on October , 1996, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Holders of AccuStaff Common Stock are entitled to one vote on each matter considered and voted on at the AccuStaff Special Meeting for each share of AccuStaff Common Stock held of record at the close of business on such date. The presence in person or by proxy of a majority of the votes entitled to be cast by holders of AccuStaff Common Stock will constitute a quorum, and the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement must be approved by a majority of the votes cast on such proposal.

  THE BOARD OF DIRECTORS OF ACCUSTAFF UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF ACCUSTAFF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael D. Abney
                                          Assistant Secretary

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER   , 1996

                                                              PRELIMINARY COPIES

                                   PROSPECTUS

                             ACCUSTAFF INCORPORATED
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                             JOINT PROXY STATEMENT

   ACCUSTAFF INCORPORATED                    CAREER HORIZONS, INC.
     SPECIAL MEETING OF                 SPECIAL MEETING OF STOCKHOLDERS
        STOCKHOLDERS                    TO BE HELD ON NOVEMBER  , 1996
  TO BE HELD ON NOVEMBER  ,
            1996

                                  -----------

  This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share ("Career Common Stock"), of Career Horizons, Inc., a Delaware corporation ("Career"), in connection with the solicitation of proxies by the Career Board of Directors for use at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on November , 1996, at
      ,       , New York, and at any adjournments or postponements thereof (the
"Career Special Meeting"). The purpose of the Career Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among Career, AccuStaff Incorporated, a Florida corporation ("AccuStaff"), and Sunrise Merger Corporation, a Delaware corporation and wholly owned subsidiary of AccuStaff ("Newco"), which provides for, among other things, the merger of Newco with and into Career (the "Merger"), with Career becoming a wholly owned subsidiary of AccuStaff. Upon consummation of the Merger, each outstanding share of Career Common Stock (excluding shares held by Career, AccuStaff or any of their respective subsidiaries) shall cease to be outstanding and shall be converted into the right to receive a number of shares of AccuStaff common stock, par value $.01 per share ("AccuStaff Common Stock"), equal to the Exchange Ratio (as defined below), with cash being paid in lieu of any fractional share interest. The "Exchange Ratio" will equal 1.53 shares of AccuStaff Common Stock; provided, that, in the event that the average of the daily last sale prices for the shares of AccuStaff Common Stock for the 20 consecutive trading days on which such shares are actually traded and quoted on the Nasdaq National Market (as reported by The Wall Street Journal) ending at the close of trading on the second trading day immediately preceding the closing date of the Merger (the "Average Closing Price") is greater than $31.60, the Exchange Ratio will equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $48.348 (the product of
1.53 and $31.60) by the Average Closing Price, but in no event will the Exchange Ratio be less than 1.2444; provided further, that, in the event that the Average Closing Price is less than $21.07, the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $32.2371 (the product of 1.53 and $21.07) by the Average Closing Price, but in no event will the Exchange Ratio be greater than 1.8006. See "Summary," "The Merger," and Annex A to this Joint Proxy Statement/Prospectus.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of AccuStaff Common Stock, in connection with the solicitation of proxies by the AccuStaff Board of Directors for use at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on November , 1996, at the Omni Hotel, 245 Water Street, Jacksonville, Florida, and at any adjournments or postponements thereof (the "AccuStaff Special Meeting"). The purpose of the AccuStaff Special Meeting is to consider and vote upon a proposal to approve the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement. See "Summary," "The Merger," and Annex A to this Joint Proxy Statement/Prospectus.

  This Joint Proxy Statement/Prospectus also constitutes the prospectus of AccuStaff relating to the approximately 43,348,854 shares of AccuStaff Common Stock issuable to Career stockholders in the Merger. See "Certain Differences in the Rights of AccuStaff and Career Stockholders."

  SEE "RISK FACTORS" ON PAGE 22 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF CAREER COMMON STOCK WITH RESPECT TO THE SHARES OF ACCUSTAFF COMMON STOCK OFFERED HEREBY.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION,  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED   UPON    THE    ACCURACY    OR   ADEQUACY    OF    THIS   PROXY
     STATEMENT/PROSPECTUS.  ANY  REPRESENTATION  TO   THE  CONTRARY  IS  A
      CRIMINAL OFFENSE.

  The date of this Joint Proxy Statement/Prospectus is October , 1996, and it is first being mailed or otherwise delivered to Career stockholders and to AccuStaff stockholders on or about October , 1996.

                             AVAILABLE INFORMATION

  AccuStaff and Career are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information filed by AccuStaff and Career with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statement and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning Career also may be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

  This Joint Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), which has been filed by AccuStaff with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). This Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to AccuStaff and Career and the securities to which this Joint Proxy Statement/Prospectus relates. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: ACCUSTAFF INCORPORATED, 6440 ATLANTIC BOULEVARD, JACKSONVILLE, FLORIDA 32211, ATTN: MICHAEL D. ABNEY, CHIEF FINANCIAL OFFICER, (904) 725-5574, AS TO ACCUSTAFF DOCUMENTS; AND FROM CAREER HORIZONS, INC., 177 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK 11797, ATTN: MIKE
G. REINECKE, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, (516) 682-1400, AS TO CAREER DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETINGS.

  All information contained herein with respect to AccuStaff and its subsidiaries has been supplied by AccuStaff, and all information with respect to Career and its subsidiaries has been supplied by Career.

  No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by AccuStaff or Career. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities to which this Joint Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of AccuStaff, Career, or any of their respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this Joint Proxy Statement/Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by AccuStaff and Career with the Commission (AccuStaff Commission File No. 0-24484; Career Commission File No. 001-14172) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

  AccuStaff documents:

    (i) Annual Report on Form 10-K for the fiscal year ended December 31,
  1995;

    (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996;

    (iii) The following Current Reports on Form 8-K: Form 8-K/A dated July 2, 1995; Form 8-K/A dated October 31, 1995; Form 8-K/A dated December 13, 1995; Form 8-K dated January 2, 1996; Form 8-K/A dated January 2, 1996; Form 8-K dated January 3, 1996; Form 8-K dated February 19, 1996; Form 8-K dated February 20, 1996; Form 8-K/A dated February 19, 1996; Form 8-K dated June 19, 1996; Form 8-K/A dated June 19, 1996; and Form 8-K dated August 25, 1996; Form 8-K dated September 16, 1996; and Form 8-K dated September 16, 1996.

    (iv) the description of AccuStaff Common Stock set forth in AccuStaff's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

  Career documents:

    (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

    (ii) Transition Report on Form 10-K for the period from July 1, 1995 to December 31, 1995;

    (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996; and

    (iv) Current Reports on Form 8-K, dated August 17, 1995, October 4, 1995, October 26, 1995, December 20, 1995, January 11, 1996, January 17, 1996,
  January 18, 1996, February 8, 1996, February 20, 1996, March 1, 1996, March 4, 1996, April 1, 1996, April 24, 1996, April 30, 1996, May 1, 1996, May
  21, 1996, June 24, 1996, July 24, 1996, August 25, 1996 and August 28, 1996
  and Amended Current Reports on Form 8-K/A, dated December 20, 1995 and June 24, 1996.

  All documents filed by AccuStaff or Career pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the later of the date of the AccuStaff Special Meeting and the date of the Career Special Meeting are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

  Any statement contained herein, in any amendment or supplement hereto or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any amendment or supplement hereto.

                          FORWARD LOOKING STATEMENTS

  THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF ACCUSTAFF AND CAREER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED, PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION, THE ENTRY OF NEW COMPETITORS AND THE FORMATION OF NEW PRODUCTS BY NEW AND EXISTING COMPETITORS; (ii) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS; (iii) INABILITY TO CARRY OUT MARKETING AND SALES PLANS; (iv) LOSS OF KEY EXECUTIVES; (v) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; AND (vi) UNANTICIPATED CHANGES IN INDUSTRY TRENDS. IN ADDITION, FACTORS THAT COULD CAUSE ACTUAL RESULTS OF ACCUSTAFF (ASSUMING CONSUMMATION OF THE MERGER) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN FORWARD LOOKING STATEMENTS RELATING TO THE RESULTS OF OPERATIONS AND BUSINESS OF ACCUSTAFF FOLLOWING THE MERGER, INCLUDE (A) ANY COST SAVINGS OR REVENUE ENHANCEMENTS THAT MAY BE REALIZED FROM THE MERGER (SEE "THE MERGER--REASONS FOR THE MERGER; ACCUSTAFF" AND "THE MERGER--REASONS FOR THE MERGER; CAREER") AND (B) THE COSTS ASSOCIATED WITH THE MERGER (SEE "PRO FORMA CONDENSED COMBINED FINANCIAL DATA" AND "SUMMARY--COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA"), SUCH AS THE
FOLLOWING: (i) THE EXPECTED COST SAVINGS TO BE REALIZED BEGINNING PRIMARILY IN 1997 THROUGH COMBINING CERTAIN FUNCTIONS OF BOTH ACCUSTAFF AND CAREER, MAKING CHANGES TO THE OPERATING STRUCTURE OF BOTH COMPANIES TO ELIMINATE REDUNDANT FACILITIES AND BETTER SERVE THE COMBINED COMPANY'S CUSTOMERS, AND REDUCTIONS IN STAFF CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED OFFSETTING COSTS ARE INCURRED; AND (ii) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF ACCUSTAFF AND CAREER ARE GREATER THAN EXPECTED. SEE "RISK FACTORS."

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................   3
FORWARD LOOKING STATEMENTS...............................................   4
SUMMARY..................................................................   7
  Parties to the Merger..................................................   7
  The Career Special Meeting; Record Date; Vote Required;
   Recommendation........................................................   9
  The AccuStaff Special Meeting; Record Date; Vote Required;
   Recommendation........................................................  10
  The Merger.............................................................  10
  Market Prices and Dividends............................................  16
  Comparison of Certain Unaudited Per Share Data.........................  17
  Selected Financial Data................................................  18
RISK FACTORS.............................................................  22
  Effect of the Merger; Integration of Operations........................  22
  Ability to Achieve and Manage Growth; Acquisition Risks................  22
  Effect of Economic Fluctuations........................................  22
  Competitive Market.....................................................  22
  Dependence on Availability of Qualified Temporary Personnel............  23
  Client Concentration...................................................  23
  Reliance on Key Personnel..............................................  23
  Increased Employee Costs...............................................  23
  Industry Risks.........................................................  23
  Professional Regulation of Temporary Attorneys.........................  24
  Franchising Risks......................................................  24
  Possible Adverse Effect of National and State Healthcare Reform
   Proposals.............................................................  24
  Governmental Regulation Relating to Healthcare Providers...............  24
  Intangible Assets......................................................  25
  Reliance on Information Processing Systems.............................  25
  Anti-Takeover Considerations...........................................  25
  Dividend Policy; Restrictions on Payment...............................  25
  Volatility of Stock Price..............................................  25
GENERAL INFORMATION......................................................  26
  Career Special Meeting.................................................  26
  AccuStaff Special Meeting..............................................  27
THE MERGER...............................................................  29
  General................................................................  29
  Effective Time.........................................................  29
  Background of the Merger...............................................  29
  Reasons for the Merger.................................................  33
  Opinions of Baird and Salomon..........................................  34
  Merger Consideration...................................................  43
  Fractional Shares......................................................  43
  Distribution of Merger Consideration...................................  43
  Treatment of Options and Convertible Notes.............................  45
  Management and Operations After the Merger.............................  45
  Interests of Certain Persons in the Merger.............................  46
  Certain Federal Income Tax Consequences................................  49
  Conditions to Consummation.............................................  50

                                                                          PAGE
                                                                          ----
  Regulatory Approvals...................................................  50
  Conduct of Business Pending the Merger.................................  51
  Amendment, Waiver, and Termination.....................................  53
  Expenses and Fees......................................................  54
  Accounting Treatment...................................................  55
  Resales of AccuStaff Common Stock......................................  55
PRO FORMA CONDENSED COMBINED FINANCIAL DATA..............................  56
CERTAIN DIFFERENCES IN THE RIGHTS OF ACCUSTAFF AND CAREER STOCKHOLDERS...  63
  Authorized Capital Stock...............................................  63
  Directors; Vacancies...................................................  63
  Special Meetings of Stockholders.......................................  64
  Advance Notice Requirements for Stockholder Proposals and Director
   Nominations...........................................................  64
  Adjournment of Meetings of Stockholders................................  64
  Amendment of Charter or Articles and Bylaws............................  65
  Indemnification and Director Exculpation...............................  65
  Actions by Stockholders Without a Meeting..............................  67
  Payment of Dividends...................................................  67
  Merger, Consolidation, and Sales of Assets.............................  68
  Dissenters' Rights of Appraisal........................................  68
  Control Share Acquisition Statute......................................  68
  Certain Business Combinations..........................................  69
  Consideration of Societal Factors......................................  69
EXPERTS..................................................................  70
LEGAL MATTERS............................................................  72
STOCKHOLDER PROPOSALS....................................................  72
  Career.................................................................  72
  AccuStaff..............................................................  72
OTHER MATTERS............................................................  73

ANNEXES:
  ANNEX A-- Agreement and Plan of Merger, dated as of August 25, 1996, by and among AccuStaff, Newco and Career
  ANNEX B--Opinion of Salomon Brothers Inc
  ANNEX C--Opinion of Robert W. Baird & Co. Incorporated

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Annexes hereto, and in the documents incorporated by reference in this Joint Proxy Statement/Prospectus. The Merger Agreement is set forth in Annex A to this Joint Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Stockholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Annexes. As used in this Joint Proxy Statement/Prospectus, the terms "AccuStaff" and "Career" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

  Career. Career is a national provider of temporary personnel to businesses, professional and service organizations, individuals requiring home health care, government agencies and health care facilities. Career also supplies financial and support services to independently owned temporary personnel firms ("Associated Offices"). Career has approximately 262 company-owned and franchised offices and 315 Associated Offices that operate in 43 states and the District of Columbia. Since August 1995, Career has made seven strategic acquisitions in the information technology staffing services sector and believes that it is now a significant provider of staffing services in that sector. Since August 1995, Career has made four additional acquisitions in areas other than the information technology staffing services sector.

  Career is organized into four divisions: Information Technology Services ("IT Services"), Human Resource Services ("HR Services"), Health Care and Private Label Services ("PL Services"):

  IT Services provides highly skilled information technology specialists for short-term, long-term and permanent placement to primarily large corporations and financial institutions. These specialists provide computer programming assistance, systems analysis and design, software engineering, network support and personal computer help desk services. Career started this division in August 1995 with the acquisitions of Contract Staffing Group Inc. d/b/a Computer Consulting Group and Professionals for Computing, Inc., and, in January 1996, Career expanded the division with the acquisitions of Programming Enterprises, Inc. d/b/a Mini-Systems Associates ("Mini-Systems") and Zeitech Inc. ("Zeitech"). In addition, Career acquired American Computer Professionals, Inc. in March 1996, WHY Systems, Inc. in May 1996 and Berger & Co. in August 1996. Combined revenues for the seven acquired businesses for the twelve months preceding the date of each such acquisition were approximately $143.0 million.

  HR Services supplies personnel for office support and light industrial applications to a variety of business and service organizations. HR Services' brand names are well established, with the majority of them having been in continuous use for more than 20 years.

  Health Care provides a wide range of personnel primarily to individuals requiring home health care and, to a lesser extent, to health care facilities. Such personnel include certified home health and personal care aides, companions, health care technicians, licensed nurses and therapists.

  PL Services provides Associated Offices with a wide range of back office and financial support services, including billing and payroll services and preparation of payroll tax filings and management reports. In addition, the PL Services division advances the Associated Offices' temporary employee payroll expenses, including withholding taxes, and pays to Associated Offices an amount equal to their gross profit after deduction of Career's fees and expenses.

  Career changed its fiscal year end from June 30 to December 31 commencing December 31, 1995.

  Career is a Delaware corporation organized in 1990. Career's principal executive offices are located at 177 Crossways Park Drive, Woodbury, New York 11797, and its telephone number is (516) 682-1400. For additional information regarding Career and its business, see "Available Information," "Incorporation of Certain Information by Reference," "--Selected Financial Data" and "Information Regarding Career."

  AccuStaff. AccuStaff is a national provider of staffing and outsourcing services to businesses, professional and service organizations and government agencies. AccuStaff, headquartered in Jacksonville, Florida, operates 192 branch offices in 28 states and the District of Columbia and is organized into three divisions: Professional Services, Commercial and Telecommunications. The Professional Services division provides personnel for information technology, technical, legal and accounting functions. The Commercial division provides clerical and light industrial staffing services. The Telecommunications division provides trained customer care and telemarketing personnel to American Transtech, Inc. ("ATI"), a subsidiary of AT&T.

  Each of AccuStaff's three divisions has experienced substantial revenue and earnings growth driven primarily by acquisitions of other staffing companies, increased business with existing clients, increased penetration of existing and new markets and trends toward increased use of supplemental employees and outsourcing arrangements. AccuStaff has pursued an aggressive acquisition program, having acquired 35 staffing companies through September 15, 1996, including ten in fiscal 1995 and 22 during 1996. AccuStaff's pro forma revenue in fiscal 1995, after giving effect to the acquisitions completed since January 1, 1995, would have been $744.1 million compared to AccuStaff's actual fiscal 1995 revenue of $316.8 million.

  The temporary staffing industry has grown rapidly in recent years as companies have utilized temporary employees to control personnel costs and to meet specialized or fluctuating personnel needs. According to the National Association of Temporary and Staffing Services ("NATSS"), the U.S. market for temporary staffing services grew at a compound annual growth rate of approximately 17.7% from approximately $20.4 billion in revenue in 1991 to approximately $39.2 billion in 1995. One of the fastest growing sectors of the staffing services industry, and of AccuStaff's Professional Services division, is information technology staffing services. According to Staffing Industry Report, revenue from the information technology sector in 1995 is estimated to have been $8.9 billion, representing a 25% increase over 1994. AccuStaff believes the temporary staffing industry is highly fragmented but is experiencing consolidation largely in response to opportunities to provide comprehensive supplemental staffing solutions to regional and national accounts.

  AccuStaff's strategy is to increase its revenue and improve its profitability by offering an extensive range of specialized services through a national network of branch offices while expanding its Professional Services division and creating value-added partnering and outsourcing relationships with customers. AccuStaff markets and delivers its services with an emphasis on local entrepreneurial spirit and decision making at the branch level combined with strong corporate technological, marketing and managerial support. Where appropriate, AccuStaff clusters branches within markets to provide specialized service delivery, to take advantage of cross-selling opportunities and, in certain circumstances, to reduce overhead costs. AccuStaff seeks to provide innovative and customized solutions to staffing problems and to expand its relationship with such clients as ATI, American Express Company, Ameritech Corporation, Barnett Banks, Inc., Baxter International, Inc., Cisco Systems, Inc., International Business Machines Corporation, NationsBank Corporation, Sun Microsystems Incorporated and Xerox Corporation. Management believes that this approach, coupled with its compensation structure which is tied to branch office profitability and cross-referrals among service lines, results in a creative and committed management team, enhanced client service and increased revenue growth.

  AccuStaff has supported its strategy of service diversification and geographic expansion with an aggressive acquisition program and, to a lesser extent, with newly-opened branch offices. A key element of AccuStaff's expansion strategy is to acquire existing businesses with strong management, profitable operating results and recognized local and regional presence. Acquisition criteria also include a desirable market location, significant market share, new or expanded specialties that can be added to AccuStaff's existing lines of business, efficient operating systems and existing management that will fit well within AccuStaff's decentralized, entrepreneurial environment. As a result of its acquisition program, AccuStaff is one of the leading consolidators in the fragmented staffing services industry and believes that there will continue to be attractive acquisition opportunities. AccuStaff believes that the acquisition of Career would complement its acquisition strategy and would be a significant step in achieving AccuStaff's goal of becoming a national staffing company with revenues of approximately $2 billion by the year 2000. See "The Merger--Reasons for the Merger--AccuStaff."

  AccuStaff continually evaluates acquisition opportunities and, as a result, frequently engages in acquisition discussions, conducts due diligence activities in connection with possible acquisitions, and, where appropriate, engages in acquisition negotiations. Future acquisitions involving cash, debt or equity securities can be expected. See "Pro Forma Condensed Combined Financial Data."

  Newco is a wholly owned subsidiary of AccuStaff that was incorporated in August 1996 solely as a vehicle to facilitate the Merger. See "The Merger."

  AccuStaff is a Florida corporation that was incorporated in 1992. AccuStaff's principal executive offices are located at 6440 Atlantic Boulevard, Jacksonville, Florida 32211, and its telephone number is (904) 725-5574. For additional information regarding AccuStaff and its business, see "Available Information," "Incorporation of Certain Information by Reference," "--Selected Financial Data" and "Information Regarding AccuStaff."

THE CAREER SPECIAL MEETING; RECORD DATE; VOTE REQUIRED; RECOMMENDATION

  The Career Special Meeting will be held at 10:00 a.m., local time on November
 , 1996, at       , New York. At the Career Special Meeting, Career's
stockholders will consider and vote upon a proposal to adopt the Merger Agreement. Career's Board of Directors has fixed the close of business on October , 1996, as the record date for determining the Career stockholders entitled to receive notice of and to vote at the Career Special Meeting (the "Career Record Date"). As of the close of business on the Career Record Date,
there were       shares of Career Common Stock outstanding and entitled to be voted at the Career Special Meeting. Holders of Career Common Stock are entitled to one vote on each matter considered and voted on at the Career Special Meeting for each share of Career Common Stock held of record at the close of business on the Career Record Date. For additional information with respect to the Career Special Meeting, including the Career Record Date and votes required for adoption, see "General Information--Career Special Meeting."

  Vote Required. Adoption of the Merger Agreement by the stockholders of Career requires the affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote at the Special Meeting. As of the Career Record Date, Career's directors and executive officers and their affiliates held approximately 1.37% of the outstanding shares of Career Common Stock entitled to vote at the Career Special Meeting. See "General Information--Career Special Meeting." As of the Record Date, AccuStaff, its directors and executive officers, and their affiliates, held no shares of Career Common Stock.

  Recommendation of the Career Board of Directors. The Career Board of Directors believes that the Merger is in the best interests of Career and its stockholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated therein. The Career Board of Directors unanimously recommends that the stockholders vote FOR adoption of the Merger Agreement and the consummation of the transactions contemplated thereby. In deciding to approve the Merger Agreement and the transactions contemplated thereby, the Career Board of Directors considered relevant business, financial, legal and market factors. The Career Board of Directors ascribed comparatively greater weight to the premium in relation to recent market prices of Career Common Stock to be received by the holders of Career Common Stock in the Merger and the presentation, analyses and opinion of Salomon Brothers Inc ("Salomon"), the exclusive financial advisor to the Career Board of Directors, which indicated that, as of August 25, 1996, the Exchange Ratio was fair to holders of Career Common Stock from a financial point of view, than to the other factors considered by the Career Board of Directors. The full text of Salomon's opinion, dated August 25, 1996, is attached as Annex B to this Joint Proxy Statement/Prospectus. See "The Merger--Reasons for the Merger; Career" and "The Merger--Opinions of Salomon and Baird; Salomon."

THE ACCUSTAFF SPECIAL MEETING; RECORD DATE; VOTES REQUIRED; RECOMMENDATION

  The AccuStaff Special Meeting will be held at 10:00 a.m., local time on November , 1996, at the Omni Hotel, 245 Water Street, Jacksonville, Florida. At the AccuStaff Special Meeting, AccuStaff's stockholders will consider and vote upon a proposal to approve the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement and will transact such other business as may properly come before the AccuStaff Special Meeting. AccuStaff's Board of Directors has fixed the close of business on October , 1996, as the record date for determining the AccuStaff stockholders entitled to receive notice of and to vote at the AccuStaff Special Meeting (the "AccuStaff Record Date"). As
of the close of business on the AccuStaff Record Date, there were      shares
of AccuStaff Common Stock outstanding and entitled to be voted at the AccuStaff Special Meeting. Holders of AccuStaff Common Stock are entitled to one vote on each matter considered and voted on at the AccuStaff Special Meeting for each share of AccuStaff Common Stock held of record at the close of business on the AccuStaff Record Date. For additional information with respect to the AccuStaff Special Meeting, including the AccuStaff Record Date and votes required for adoption, see "General Information--AccuStaff Special Meeting."

  Vote Required. The issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement must be approved by a majority of votes cast on such proposal, provided that the total vote cast on such proposal represents over 50% in interest of all shares of AccuStaff Common Stock entitled to vote at the Special Meeting. As of the AccuStaff Record Date, AccuStaff's directors and
executive officers and their affiliates held approximately   % of the
outstanding shares of AccuStaff Common Stock entitled to vote at the AccuStaff Special Meeting. See "General Information--AccuStaff Special Meeting." As of the AccuStaff Record Date, Career, its directors and executive officers, and their affiliates, held no shares of AccuStaff Common Stock.

  Recommendation of the AccuStaff Board of Directors. The Board of Directors of AccuStaff believes that the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement is in the best interests of AccuStaff and its stockholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated therein. The AccuStaff Board of Directors unanimously recommends that the stockholders vote FOR approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, AccuStaff's Board of Directors considered a number of factors, including the terms of the Merger, the compatibility of the operations of Career and AccuStaff, the financial condition, results of operations, and future prospects of Career and AccuStaff and the opinion of Robert W. Baird & Co. Incorporated ("Baird") to the effect that, as of the date of such opinion, the Exchange Ratio was fair, from a financial point of view, to AccuStaff. See "The Merger--Reasons for the Merger; AccuStaff" and "The Merger--Opinions of Salomon and Baird; Baird. "

THE MERGER

  The Merger Agreement provides that Newco shall merge with and into Career, which shall be the surviving corporation in the Merger and, as a result thereof, Career shall become a wholly owned subsidiary of AccuStaff.

At the time the Merger becomes effective, each outstanding share of Career Common Stock (excluding shares held by Career, AccuStaff, or any of their respective subsidiaries) shall cease to be outstanding and shall be converted into the right to receive a number of shares of AccuStaff Common Stock equal to the Exchange Ratio, with cash being paid in lieu of any fractional share interest. The Exchange Ratio will equal 1.53 shares of AccuStaff Common Stock; provided, that, in the event that the Average Closing Price is greater than $31.60, the Exchange Ratio will equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $48.348 (the product of 1.53 and $31.60) by the Average Closing Price, but in no event will the Exchange Ratio be less than 1.2444; provided further, that, in the event that the Average Closing Price is less than $21.07, the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $32.2371 (the product of 1.53 and $21.07) by the Average Closing Price, but in no event will the Exchange Ratio be greater than 1.8006. See "The Merger-- Merger Consideration" and "The Merger--Fractional Shares."

  ALTHOUGH THE EXCHANGE RATIO WILL BE BASED ON THE AVERAGE OF MARKET PRICES OF ACCUSTAFF COMMON STOCK DURING THE VALUATION PERIOD (THE "FINAL ACCUSTAFF STOCK PRICE"), THE MARKET PRICE OF ACCUSTAFF COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE OF RECEIPT OF SHARES OF ACCUSTAFF COMMON STOCK BY HOLDERS OF CAREER COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE FINAL ACCUSTAFF STOCK PRICE.

  If the Merger Agreement is approved at the Career Special Meeting, the issuance of shares of AccuStaff Common Stock pursuant to the Merger is approved at the AccuStaff Special Meeting, all required governmental and other consents and approvals specified as conditions to consummation of the Merger are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Annex A to this Joint Proxy Statement/Prospectus. See "The Merger."

  Opinions of Salomon and Baird. The Career Board of Directors has received a written opinion of Salomon, dated August 25, 1996, that, as of such date, the Exchange Ratio was fair to holders of Career Common Stock from a financial point of view. The full text of Salomon's written opinion delivered to the Career Board of Directors, which describes the procedures followed, assumptions made, limitations on the review undertaken, and other matters considered in connection with rendering such opinion, is set forth in Annex B to this Joint Proxy Statement/Prospectus and should be read in its entirety by holders of Career Common Stock. For additional information regarding the opinion of Salomon and a discussion of the qualifications of Salomon, the method of its selection as independent financial advisor to the Career Board of Directors, and certain relationships between Salomon and Career and AccuStaff, see "The Merger--Opinions of Salomon and Baird; Salomon."

  The AccuStaff Board of Directors has received the written opinion of Baird, dated August 25, 1996, to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to AccuStaff. The full text of Baird's written opinion, which describes the procedures followed, assumptions made, limitations on the review undertaken, and other matters considered in connection with rendering such opinion, is set forth in Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety by AccuStaff stockholders. For additional information regarding the opinion of Baird and a discussion of the qualifications of Baird, the method of its selection, and certain relationships between Baird and AccuStaff and Career, see "The Merger--Opinions of Salomon and Baird; Baird."

  Effective Time. If the Merger Agreement is approved by the requisite vote of the holders of Career Common Stock, the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement is approved by the requisite vote of the holders of AccuStaff Common Stock, all required governmental and other consents and approvals specified as conditions to consummation of the Merger are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that a

Certificate of Merger, reflecting the Merger, is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). Assuming satisfaction or waiver of all conditions to consummation, the Merger is expected to become effective during the fourth quarter of 1996. AccuStaff and Career each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by December 31, 1996. See "The Merger--Effective Time" and "The Merger--Amendment, Waiver, and Termination."

  Delivery of AccuStaff Certificates. Promptly after the Effective Time, each record holder of shares of Career Common Stock outstanding at the Effective Time will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of Career Common Stock certificates in exchange for certificates representing AccuStaff Common Stock. AccuStaff shall not be obligated to deliver the consideration to which any former holder of Career Common Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares of Career Common Stock for exchange. The certificate or certificates so surrendered shall be duly endorsed as the exchange agent may require. See "The Merger--Distribution of Merger Consideration."

  Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss should be recognized for federal income tax purposes by Career stockholders as a result of the Merger, except that gain or loss will be recognized with respect to cash received in lieu of fractional shares. A condition to consummation of the Merger is the receipt by each of AccuStaff and Career of an opinion of Alston & Bird, counsel to AccuStaff, that the Merger will constitute a reorganization and certain other federal income tax consequences of the Merger and related transactions. The opinion of Alston & Bird does not address the tax consequences of the Merger to holders of Career Convertible Notes. Holders of such instruments should consult their tax advisors as to such consequences. See "The Merger--Certain Federal Income Tax Consequences."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH HOLDER OF CAREER COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

  Treatment of Stock Options and Convertible Notes. Upon consummation of the
Merger: (i) all rights with respect to Career Common Stock pursuant to stock options ("Career Options") granted by Career under its existing stock option plans (the "Career Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to AccuStaff Common Stock, and AccuStaff shall assume each Career Option, in accordance with the terms of the Career Stock Plan and stock option agreement by which it is evidenced, after giving effect to the Exchange Ratio; and (ii) all rights with respect to Career Common Stock pursuant to Career's outstanding 7% Convertible Senior Notes Due 2002 (the "Career Convertible Notes"), which are outstanding at the Effective Time, shall be converted into and become rights to exchange the Career Convertible Notes for shares of AccuStaff Common Stock, and AccuStaff shall assume the obligation to issue shares of common stock upon exchange of Career Convertible Notes, in accordance with the terms thereof, after giving effect to the Exchange Ratio. At or prior to the Effective Time, AccuStaff and Career will execute and deliver to the trustee under the indenture (the "Indenture") governing the Career Convertible Notes a supplemental indenture (the "Supplemental Indenture") evidencing AccuStaff's assumption of the obligation to issue shares of common stock under the Indenture. See "The Merger--Treatment of Stock Options and Convertible Notes."

  Conditions to Consummation. Consummation of the Merger is subject to various conditions, including among other matters: (i) adoption of the Merger Agreement by the requisite vote of Career stockholders; (ii) approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement by the requisite vote of AccuStaff stockholders; (iii) receipt of certain governmental and other consents and approvals specified as conditions to consummation of the Merger, including expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act");
(iv) receipt by AccuStaff and Career of letters from AccuStaff's and Career's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (v) satisfaction of certain other customary conditions, including the receipt of the tax opinion discussed above. The foregoing are the material conditions to the consummation of the Merger. See "The Merger--Conditions to Consummation" and "The Merger--Amendment, Waiver, and Termination."

  Interests of Certain Persons in the Merger. Certain members of Career's management and the Board of Directors of Career have interests in the Merger in addition to their interests as stockholders of Career generally. These include, among other things, provisions in the Merger Agreement relating to indemnification, eligibility for certain AccuStaff employee benefits, provisions in change in control agreements between Career and certain of its executive officers, and employment agreements with AccuStaff. See "The Merger-- Management and Operations After the Merger" and "The Merger--Interests of Certain Persons in the Merger."

  Regulatory Approvals. The consummation of the Merger is subject to the expiration or termination of the statutory waiting period under the HSR Act. See "The Merger--Regulatory Approvals."

  Conduct of Business Pending the Merger. Career has agreed in the Merger Agreement to, among other things, operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Merger Agreement. In addition, Career has agreed not to take certain actions relating to the operation of Career pending consummation of the Merger without the prior written consent of AccuStaff, except as otherwise permitted by the Merger Agreement, including, among other things: (i) becoming responsible for any debt or other obligation for borrowed money in excess of an aggregate of $500,000, except in the ordinary course of business in accordance with past practices; (ii) repurchasing, redeeming or otherwise acquiring any shares of Career capital stock; (iii) subject to certain exceptions, issuing any additional shares of its capital stock or giving any person the right to acquire any such shares;
(iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers or employees except in the ordinary course of business and consistent with past practice; or
(v) modifying or adopting any employee benefit plans, including any employment contract. See "The Merger--Conduct of Business Pending the Merger."

  Termination. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of Career and AccuStaff. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either AccuStaff or Career if (i) the other party breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually or in the aggregate, has a Material Adverse Effect, as defined in the Merger Agreement, on the breaching party, (ii) any consent or approval of any of the regulatory authorities specified as a condition to consummation of the Merger is denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (iii) the Career stockholders fail to adopt the Merger Agreement and the transactions contemplated thereby at the Career Special Meeting or the AccuStaff stockholders fail to approve the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement at the AccuStaff Special Meeting, (iv) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1996, or (v) the Merger has not been consummated by December 31, 1996.

  In addition, Career may terminate the Merger Agreement (a "Transaction Termination") if, prior to adoption of the Merger Agreement by the requisite vote of the holders of Career Common Stock, the Board of Directors of Career has (x) withdrawn, modified or changed its recommendation or approval of the Merger Agreement in a manner adverse to AccuStaff in order to approve and permit Career to accept an Acquisition

Proposal (as defined in "The Merger--Conduct of Business Pending the Merger"), and (y) determined, based on the advice of outside legal counsel to Career, that the failure to take such action as set forth in the preceding clause (x) would result in breach of the Board of Directors' fiduciary duties under applicable law; provided, that (A) the Board of Directors of Career shall have been advised by such outside counsel that notwithstanding the Merger Agreement, and notwithstanding any concessions which may be offered by AccuStaff in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate the Merger Agreement as a result of such Acquisition Proposal, (B) at least two business days prior to any such termination, Career shall, and shall cause its advisors to, negotiate with AccuStaff to make such adjustments in the terms and conditions of the Merger Agreement as would enable Career to proceed with the transactions contemplated herein on such adjusted terms, and (C) Career shall have tendered to AccuStaff payment in full of the Fee (as defined below) concurrently with delivery of notice of such termination; and, provided further, that Career shall immediately advise AccuStaff following the receipt by it of any Acquisition Proposal and the details thereof, and advise AccuStaff of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. See "The Merger--Amendment, Waiver, and Termination" and "The Merger--Expenses and Fees."

  Expenses and Fees. The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that each of AccuStaff and Career shall pay one-half of the filing fees payable and printing costs incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus, and AccuStaff shall pay the entire HSR Act filing fee.

  If the Merger Agreement is terminated by a party as a result of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which is not timely cured (a "Breach Termination") or if the Merger Agreement is terminated as a result of the failure of the other party's stockholders to approve the matters relating to the Merger Agreement required to be approved by such stockholders or if the Merger is not consummated as a result of the other party failing to satisfy certain conditions to consummation, then the breaching party or the party that failed to satisfy such conditions shall promptly (but not later than five business days after receipt of notice from such party) pay to such party an amount equal to all documented out-of-pocket fees and expenses incurred by such party (including, without limitation, fees and expenses payable to investment bankers, accountants and counsel) arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement not to exceed $2,500,000 in the aggregate, provided, that if such breach was a result of intentional or willful misconduct or misrepresentation, the breaching party shall pay such additional amounts as the terminating party may be entitled to receive at law or in equity.

  Career also has agreed to pay AccuStaff, subject to specified terms and conditions, a fee (the "Fee") of $30,000,000, upon the occurrence of any of the following events: (i) upon a Transaction Termination; or (ii) if, during the period beginning on the date of the Merger Agreement and ending six months after any termination of the Merger Agreement by either party by reason of the stockholders of Career having failed to approve the Merger Agreement (but only if the Career Board of Directors shall have failed to recommend, or shall have withdrawn or modified in any manner adverse to AccuStaff its recommendation, that Career stockholders approve the Merger Agreement) or by AccuStaff pursuant to a Breach Termination (or ending 12 months following any such termination, if, prior to such termination, there shall have occurred a Triggering Event (as defined in "The Merger--Expenses and Fees")), the Career Board of Directors shall authorize entry into an agreement with any person (other than AccuStaff or any AccuStaff subsidiary) providing for an Acquisition Transaction (as defined hereinafter) or shall recommend acceptance of, or shall fail to recommend rejection of, a tender offer or exchange offer that, if successful, would result in an Acquisition Transaction, or an Acquisition Transaction shall have been consummated (each, a "Payment Event") (such Fee to be payable by wire transfer of immediately available funds within five business days following the occurrence of such Payment Event); provided, that the amount of such Fee shall be reduced by any amounts previously paid by Career to AccuStaff pursuant to the preceding paragraph. See "The Merger--Expenses and Fees."

  Accounting Treatment. It is anticipated that the Merger will qualify as a "pooling-of-interests" transaction for accounting and financial reporting purposes. It is a condition to consummation of the Merger that each of AccuStaff and Career shall have received letters from AccuStaff's and Career's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment. See "The Merger--Accounting Treatment."

  Resale of AccuStaff Common Stock. The AccuStaff Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more stockholders) of Career or AccuStaff under applicable federal securities laws. See "The Merger--Resale of AccuStaff Common Stock."

  Certain Differences in the Rights of Career and AccuStaff Stockholders. The rights of Career stockholders currently are determined by reference to the Delaware General Corporation Law (the "Delaware GCL") and Career's Restated Certificate of Incorporation ("Career's Charter") and Bylaws ("Career's Bylaws"). Following the Effective Time, Career stockholders will become stockholders of AccuStaff, and their rights as stockholders will be determined by the Florida Business Corporation Act (the "Florida BCA") and AccuStaff's Articles of Incorporation ("AccuStaff's Articles") and Bylaws ("AccuStaff's Bylaws"). For a description of the material differences in the rights of Career and AccuStaff stockholders, see "Certain Differences in the Rights of Career and AccuStaff Stockholders."

  Appraisal Rights. Neither the holders of Career Common Stock nor the holders of AccuStaff Common Stock are entitled to appraisal or dissenters' rights in connection with the Merger.

MARKET PRICES AND DIVIDENDS

  AccuStaff Common Stock is traded on the Nasdaq National Market under the symbol "ASTF" and Career Common Stock is traded on the NYSE under the symbol "CHZ". The following table sets forth the high and low sale prices per share of AccuStaff Common Stock on the Nasdaq National Market (as adjusted to reflect both a three-for-one stock split, effective March 27, 1996, and a two-for-one stock split, effective November 27, 1995) since August 16, 1994 (the date AccuStaff completed its initial public offering) and the high and low sale prices per share of Career Common Stock on the Nasdaq National Market for each quarterly period from March 24, 1994 (the date Career completed its initial public offering) until February 8, 1996, when the Career Common Stock began trading on the NYSE, and as reported on the NYSE for the period since February 8, 1996 (as adjusted to reflect a two-for-one stock split, effective February 22, 1996).

                                                    SALES PRICES  SALES PRICES
                                                    PER SHARE OF  PER SHARE OF
                                                      ACCUSTAFF      CAREER
                                                    COMMON STOCK  COMMON STOCK
                                                    ------------- -------------
   CALENDAR QUARTER ENDING                           HIGH   LOW    HIGH   LOW
   -----------------------                          ------ ------ ------ ------
   1994
     March 31......................................    N/A    N/A $10.25 $ 8.63
     June 30.......................................    N/A    N/A  10.50   8.25
     September 30.................................. $ 2.44 $ 1.83   9.25   7.63
     December 31...................................   2.33   1.77   9.38   6.88
   1995
     March 31...................................... $ 3.29 $ 2.23 $10.00 $ 7.75
     June 30.......................................   4.13   3.04  12.00   8.38
     September 30..................................   6.21   3.58  13.88   9.50
     December 31...................................  14.75   5.10  16.88  13.38
   1996
     March 31...................................... $26.50 $11.58 $30.00 $16.50
     June 30.......................................  38.00  22.75  42.38  26.25
     September 30 (through September 15, 1996).....  31.75  21.00  39.00  20.50

  On August 23, 1996, the last trading day prior to public announcement that AccuStaff and Career had executed the Merger Agreement, the last reported sale prices per share of AccuStaff Common Stock on the Nasdaq National Market and Career Common Stock on the NYSE were $28.00 and $31.88, respectively, or pro forma equivalent per share of Career Common Stock (based on a 1.53 Exchange Ratio) of $42.84. On October , 1996, the last reported sale prices per share of AccuStaff Common Stock on the Nasdaq National Market and Career Common Stock
on the NYSE were $   and $  , respectively. CAREER STOCKHOLDERS SHOULD OBTAIN
CURRENT MARKET QUOTATIONS FOR THE ACCUSTAFF COMMON STOCK AND CAREER COMMON
STOCK.

  Neither AccuStaff nor Career has ever paid any cash dividends on their common stock.

  The Merger Agreement provides for the filing of a listing application with the Nasdaq National Market covering the shares of AccuStaff Common Stock issuable pursuant to the Merger Agreement. It is a condition to consummation of the Merger that such shares of AccuStaff Common Stock be authorized for listing on the Nasdaq National Market effective upon official notice of issuance. See "The Merger--Conditions to Consummation."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

  The following summary presents selected comparative unaudited per share data for AccuStaff and Career on a historical basis, and on a pro forma combined and equivalent pro forma combined basis, assuming the Merger had been effective during the periods presented and assuming a 1.53 Exchange Ratio for the Merger. The Merger is reflected under the pooling-of-interests method of accounting and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of AccuStaff and Career, including the respective notes thereto, incorporated by reference herein, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere and incorporated by reference herein. Information concerning dividends paid per share by AccuStaff and Career is not presented in the table below as neither AccuStaff nor Career has ever paid a cash dividend. See "Available Information," "Incorporation of Certain Information by Reference," "The Merger--Accounting Treatment," and "Pro Forma Condensed Combined Financial Data."

                                                 TRANSITION
                                    SIX MONTHS PERIOD JULY 1,
                                      ENDED       1995 TO      FISCAL YEAR(1)
                                     JUNE 30,   DECEMBER 31,  -----------------
                                       1996       1995(1)     1995  1994  1993
                                    ---------- -------------- ----- ----- -----
ACCUSTAFF COMMON STOCK
Income per share(2):
  Historical.......................    $0.17         --       $0.27 $0.15 $0.04
  Pro forma combined(3)............     0.24         --        0.51  0.22  0.05
Book value per share:
  Historical(4)....................    $6.75         --       $2.28   --    --
  Pro forma combined(5)............     6.57         --        2.57   --    --
CAREER COMMON STOCK
Income per share(2):                                 --
  Historical.......................    $0.43       $0.44      $0.65 $0.13 $0.06
  Equivalent pro forma
   combined(6).....................     0.37         --       0.78  0.34  0.08
Book value per share:
  Historical(4)....................   $10.83       $5.23      $4.59   --    --
  Equivalent pro forma
   combined(6).....................    10.05          --       3.93   --    --

- --------
(1) AccuStaff's fiscal year ends on the Sunday closest to December 31 of each year. Thus, AccuStaff's fiscal year ends for 1995, 1994 and 1993 were December 31, January 1 and January 2, respectively. Until 1995, Career's fiscal year ended on June 30 of each year. The Transition Period above reflects the interim period due to Career's change to a December 31 year end.
(2) Income represents income from continuing operations.
(3) Pro forma combined income per share amounts for AccuStaff Common Stock represent the sum of pro forma combined amounts for AccuStaff and Career (which does not include estimated non-recurring acquisition costs related to the Merger of $15.0 million, or $0.16 per share, nor does it include estimated non-recurring corporate restructuring costs related to the Merger of $10.0 million or $0.10 per share), divided by pro forma combined weighted average common shares outstanding.
(4) Historical book value per share information for AccuStaff and Career as of the end of each period presented is computed by dividing historical stockholders' equity for each company by the number of shares of AccuStaff Common Stock or Career Common Stock, as the case may be, outstanding at the end of each period presented, excluding stock options.
(5) Pro forma combined book value per share information as of the end of the period presented is computed by dividing pro forma stockholders' equity by the number of shares of AccuStaff Common Stock outstanding on such dates and the shares of AccuStaff Common Stock assumed to be issued pursuant to the Merger Agreement.
(6) Equivalent pro forma combined amounts per share of Career Common Stock represent the pro forma combined per share amounts of AccuStaff Common Stock, multiplied by an assumed 1.53 Exchange Ratio.

SELECTED FINANCIAL DATA

  Set forth below is certain historical consolidated selected financial data relating to AccuStaff and Career, and certain unaudited combined selected financial data, giving effect to the Merger under the pooling-of-interests method of accounting. See "The Merger--Accounting Treatment." This information should be read in conjunction with the historical financial statements of AccuStaff and Career, including the respective notes thereto, incorporated by reference herein, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere and incorporated by reference herein. See "Available Information," "Incorporation of Certain Information by Reference," and "Pro Forma Condensed Combined Financial Data."

               SELECTED FINANCIAL DATA OF ACCUSTAFF (HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected historical financial data of AccuStaff and has been derived from and should be read in conjunction with AccuStaff's Current Report on 8-K dated September 16, 1996, Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference." Information for all periods other than the fiscal years ended January 3, 1993 and December 29, 1991 has been restated to reflect the acquisitions of the McKinley Group, Inc. and its affiliated company, MGI Services, Inc. ("McKinley") and PTA International d/b/a Perma Temps ("Perma Temps") each of which was accounted for as a pooling-of-interests. Interim unaudited historical data reflects, in the opinion of management of AccuStaff, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data, and unaudited results of operations for the six months ended June 30, 1996 are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

                         SIX MONTHS ENDED                       FISCAL YEAR ENDED
                         ------------------ ----------------------------------------------------------
                         JUNE 30,  JULY 1,  DECEMBER 31, JANUARY 1, JANUARY 2, JANUARY 3, DECEMBER 29,
                           1996      1995       1995        1995       1994     1993(1)     1991(2)
                         --------  -------- ------------ ---------- ---------- ---------- ------------
                            (UNAUDITED)
STATEMENT OF INCOME
 DATA:
Revenue................. $334,461  $137,520   $316,847    $166,626   $108,199   $73,421     $65,034
Cost of revenue.........  264,521   113,763    256,844     136,398     89,143    60,895      51,748
Gross profit............   69,940    23,757     60,003      30,228     19,056    12,526      13,286
Operating expenses......   47,697    16,777     40,996      22,951     17,270    12,401      13,099
Management fee..........      --        --         --          --         128       102         126
Interest expense........     (493)      115        (41)       (221)      (453)     (281)       (192)
Other income (loss).....      --        --         146          46          7        17          60
Acquisition expense.....  (2,800)       --         --          --         --        --          --
Income before income
 taxes..................   18,950     7,095     19,112       7,102      1,468       (37)        181
Provision for income
 taxes..................    8,178     2,742      7,355       2,672        564       --           61
Net income.............. $ 10,772  $  4,353   $ 11,757    $  4,430   $    904   $   (37)    $   120
PER SHARE DATA:
Net income.............. $   0.17  $   0.11   $   0.27    $   0.15   $   0.04   $  0.01     $  0.03
Stockholders' equity.... $   6.75  $   1.06   $   2.28    $   0.87   $   0.24   $  0.14     $   .30
Weighted average common
 shares outstanding.....   62,175    39,112     43,386      29,967     24,989     3,535       3,535
BALANCE SHEET DATA (AT
 PERIOD END):
Working capital......... $240,140  $ 22,203   $ 51,330    $ 26,135   $  8,891   $ 4,990     $ 2,670
Total assets............  492,374    63,431    150,871      40,478     16,010     9,781      14,483
Long-term debt..........    7,442    12,814      6,810       1,968      6,222     4,003       2,178
Stockholders' equity....  442,069    37,208    116,899      30,241      5,337     2,450       5,346

- --------
(1) Includes the audited financial information of the four predecessor companies, ATS Services, Inc., Abacus Services, Inc., Metrotech, Inc., and BSI Temporaries, Inc. (the "AccuStaff Predecessors"), for the four-month period ended May 3, 1992, combined with the audited financial information of AccuStaff for the eight-month period ended January 3, 1993, and has not been restated to reflect the consummation of the acquisitions of McKinley and Perma Temps.
(2) Includes the audited financial information of the AccuStaff Predecessors for the fiscal year ended December 29, 1991, and has not been restated to reflect the acquisitions of McKinley and Perma Temps.

                 SELECTED FINANCIAL DATA OF CAREER (HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected historical financial data of Career and has been derived from and should be read in conjunction with Career's Transition Report on Form 10-K for the period July 1, 1995 to December 31, 1995 and Career's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which are incorporated by reference herein. See "Available Information," "Incorporation of Certain Information by Reference," and "The Merger--Conduct of Business Pending the Merger." Interim unaudited historical data reflect, in the opinion of management of Career, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data, and unaudited results of operations for the six months ended June 30, 1996 are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

                            SIX MONTHS           TRANSITION
                               ENDED           PERIOD JULY 1,
                             JUNE 30,             1995 TO             FISCAL YEARS ENDED JUNE 30,(1)
                         ---------------------  DECEMBER 31,   ------------------------------------------------------
                           1996         1995      1995(1)        1995         1994         1993      1992      1991
                         --------     -------- --------------  --------     --------     --------  --------  --------
                            (UNAUDITED)
STATEMENT OF INCOME
 DATA:
Revenue(2).............  $275,851     $183,733    $201,556     $361,026     $315,498     $265,108  $213,710  $202,609
Cost of revenue........   210,233      141,115     153,531      276,864      245,000      206,117   162,134   153,722
Gross profit...........    65,618       42,618      48,025       84,162       70,498       58,991    51,576    48,887
Selling, general and
 administrative
 expenses..............    41,637       25,429      27,979       48,990       44,594       37,876    32,391    31,370
Remittance to
 franchisees(3)........     9,898        9,235       9,254       18,747       14,839       13,908    13,218    13,058
Non-recurring
 compensation
 expense(4)............       --           --          --           --         1,396 (4)      --        --        --
Interest expense -
 net...................     1,802          960       1,245        1,803        4,684        5,899     5,364     4,979
Other expense (income),
 net...................       389        1,134         201        1,276 (5)      254         (394)      189        31
Income (loss) before
 income taxes..........    11,892        5,860       9,346       13,346        4,731        1,702       414      (551)
Provision for income
 taxes.................     4,578        2,216       3,662        5,399        1,684          606       486       641
Income (loss) before
 extraordinary item....     7,314        3,644       5,684        7,947        3,047 (6)    1,096       (72)   (1,192)
Extraordinary loss on
 retirement of debt,
 net of tax benefit....       --           --          --           --         1,403          --        --        --
Net income (loss)......     7,314        3,644       5,684        7,947        1,644        1,096       (72)   (1,192)
Preferred stock
 dividend
 requirements..........       --           --          --           --           527          710       710     1,150
Net income (loss)
 applicable to common
 stockholders..........  $  7,314     $  3,644    $  5,684     $ 7,947 (7)  $  1,117     $    386  $   (782) $ (2,342)
PER SHARE DATA:
Income (loss) per
 common share(8):
 Income (loss) after
  preferred stock
  dividends, before
  extraordinary item...  $   0.43     $   0.30    $   0.44     $   0.65     $   0.30 (6) $   0.06  $  (0.17) $  (0.52)
 Extraordinary loss on
  retirement of debt,
  net of tax benefit...       --           --          --           --         (0.17)         --        --        --
 Net income (loss)
  applicable to common
  stockholders.........  $   0.43 (9) $   0.30    $   0.44 (9) $   0.65 (7) $   0.13     $   0.06  $  (0.17) $  (0.52)
Weighted average common
 shares outstanding
 (fully diluted)(8)....    21,452 (9)   12,332      14,638 (9)   12,304        8,397        6,786     4,500     4,470
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital........  $149,482     $ 51,264    $109,099     $ 51,264     $ 45,606     $ 36,879  $ 28,626  $ 17,775
Total assets...........   344,275      123,942     201,558      123,942      103,534       91,822    78,134    63,879
Total debt.............    86,250       23,149      86,250       23,149       21,130       48,468    41,439    27,905
Cumulative preferred
 stock.................       --           --          --           --           --        10,357    10,357     9,647
Stockholders' equity
 (deficit).............   191,275       54,795      60,903       54,795       45,554        1,619     1,221    (1,214)

- --------
(1) Career changed its fiscal year end from June 30 to December 31, commencing December 31, 1995.
(2) Career recognizes as revenues (i) the amounts billed to its clients and substantially all franchisees and (ii) the service fees it receives from Associated Offices and certain of its franchisees. Career does not recognize as revenues the sales of Associated Offices or of certain of its franchisees.
(3) The remittance to franchisees is that portion of gross profit owed to franchisees, after deduction of fees and expenses.
(4) Represents a non-recurring compensation expense related to the grant as of September 30, 1993 of certain stock options pursuant to Career's 1993 Stock Option and Performance Award Plan.
(5) Includes $965,000 of expenses relating to the resignation of the former chief executive officer of Career.
(6) Excluding non-recurring compensation expense, income after preferred stock dividends before extraordinary item would have been $3,358,000 and, on a per share basis, $.40.
(7) Excluding costs associated with the resignation of the former chief executive officer of Career, net income and net income per common share applicable to common stockholders, would have been $8,497,000 and $.69, respectively.
(8) All share and per share data have been restated to reflect the two-for-one split of the Career Common Stock, in the form of a 100% stock dividend, effective February 22, 1996.
(9) Calculation of net income per share applicable to common stockholders for the six months ended December 31, 1995 and June 30, 1996 is as follows, in thousands, except per share data:

                                                           SIX MONTHS ENDED
                                                         ---------------------
                                                         JUNE 30, DECEMBER 31,
                                                           1996       1995
                                                         -------- ------------
   Net income...........................................  $7,314     $5,684
   Add: Interest expense on Career Convertible Notes,
    net of tax benefit..................................   1,869        766
                                                          ------     ------
                                                          $9,183     $6,450
                                                          ======     ======
   Weighted average number of common shares
    outstanding.........................................  16,484     12,694
   Add: Deemed conversion of Career Convertible Notes...   4,968      1,944
                                                          ------     ------
                                                          21,452     14,638
                                                          ======     ======
   Net income per share applicable to common
    stockholders (fully diluted)........................  $ 0.43     $ 0.44
                                                          ======     ======

       SELECTED PRO FORMA COMBINED FINANCIAL DATA OF ACCUSTAFF AND CAREER
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected combined financial information for each of the three years in the period ended December 31, 1995, and the six months ended June 30, 1996, giving effect to the Merger using the pooling-of-interests method of accounting. See "The Merger--Accounting Treatment." In addition the table below sets forth certain pro forma combined financial information for the year ended December 31, 1995 and the six months ended June 30, 1996 which gives effect to the Merger and all other acquisitions completed by AccuStaff and Career through September 15, 1996, as if the acquisitions had been completed as of January 2, 1995. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The selected pro forma combined financial information is derived from the unaudited pro forma combined financial information appearing elsewhere and incorporated by reference herein. This information should be read in conjunction with the historical financial statements of AccuStaff and Career, including the respective notes thereto, incorporated by reference herein, and the unaudited pro forma financial information, including the notes thereto, appearing elsewhere and incorporated by reference herein. See "Available Information," "Incorporation of Certain Information by Reference," and "Pro Forma Condensed Combined Financial Data."

                          PRO FORMA   PRO FORMA
                          SIX MONTHS FISCAL YEAR    SIX MONTHS         FISCAL YEARS ENDED
                            ENDED       ENDED         ENDED    ----------------------------------
                           JUNE 30,  DECEMBER 31,    JUNE 30,  DECEMBER 31, JANUARY 1, JANUARY 2,
                           1996(1)     1995(1)         1996        1995        1995       1994
                          ---------- ------------   ---------- ------------ ---------- ----------
STATEMENT OF INCOME
 DATA:
Revenue.................   $724,932   $1,348,074     $610,312    $702,136    $500,714   $401,932
Cost of revenue.........    559,441    1,045,933      474,754     551,490     393,712    317,754
Gross profit............    165,491      302,141      135,558     150,646     107,002     84,178
Operating expenses......    120,809      226,739       99,621     114,228      86,370     74,498
Management fee..........        --           --           --          --          --         128
Interest expense........     (5,338)     (21,506)      (2,295)     (2,246)     (2,845)    (6,272)
Other income (expense)..        128          --           --          146          46          7
Acquisition expense.....     (2,800)         --        (2,800)        --          --         --
Income before income
 taxes..................     36,672       53,896       30,842      34,318      17,833      3,543
Provision for income
 taxes..................     15,044       20,910       12,756      13,233       7,149      1,160
Income from continuing
 operations.............    $21,628      $32,986      $18,086     $21,085     $10,684     $2,383
PER SHARE DATA:
Income from continuing
 operations.............      $0.24        $0.51        $0.21       $0.34       $0.22      $0.05
Stockholders' equity....      $6.57          -- (2)      6.58        2.57       $1.55      $0.34
Weighted average common
 shares outstanding.....     96,253       72,827       94,997      64,130      46,821     35,821
BALANCE SHEET DATA (AT PERIOD END):
Working capital.........   $306,933          -- (2)   364,622     160,429     $80,380    $22,892
Total assets............    848,724          --       836,649     352,429     156,129    119,422
Long-term debt..........     96,862          --        93,692      93,060      26,075     28,919
Stockholders' equity....    610,066          --       608,344     177,802      80,646      9,680

- --------
(1) Reflects combined AccuStaff and Career information as if all acquisitions completed by AccuStaff and Career had been completed as of January 2, 1995.
(2) Intentionally omitted.

                                 RISK FACTORS

  In addition to the other information in this Joint Proxy
Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of AccuStaff Common Stock offered by this Joint Proxy Statement/Prospectus. See "Forward Looking Statements."

EFFECT OF THE MERGER; INTEGRATION OF OPERATIONS

  The success of the Merger will be determined by various factors, including the financial performance of the combined company's operations after the Merger and management's ability to effectively integrate the operations of AccuStaff and Career. The integration of the operations of Career and AccuStaff may be negatively affected if, among other things, clients do not react positively to some of the planned changes intended to increase AccuStaff's staffing services, particularly national account clients or to integrate the businesses of the two companies, unanticipated offsetting costs are incurred, or costs or difficulties related to the integration of the businesses of AccuStaff and Career are greater than expected. There can be no assurance that the anticipated benefits of the Merger will be realized or that the Merger will not adversely affect the future operating results of AccuStaff. See "The Merger" and "Pro Forma Condensed Combined Financial Data."

ABILITY TO ACHIEVE AND MANAGE GROWTH; ACQUISITION RISKS

  AccuStaff has experienced significant growth, principally through acquisitions, internal growth and opening new offices. There can be no assurance that AccuStaff will be able to expand its market presence in its current locations or successfully enter other markets through acquisitions or the opening of new offices. AccuStaff's ability to continue its growth and profitability will depend on a number of factors, including the availability of capital to fund acquisitions, existing and emerging competition, the ability to maintain sufficient profit margins despite pricing pressures and the strength of demand for temporary employees in AccuStaff's markets. AccuStaff must also manage costs in a changing regulatory environment, adapt its infrastructure and systems to accommodate growth and recruit and train additional qualified personnel. Additionally, there can be no assurance that AccuStaff will be able to successfully identify suitable acquisition candidates, complete acquisitions or integrate acquired businesses into its operations. Once integrated, acquisitions may not achieve comparable levels of revenue, profitability or productivity as AccuStaff's existing locations or otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs, the issuance of additional securities and difficulties related to the integration of the acquired business. AccuStaff is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

EFFECT OF ECONOMIC FLUCTUATIONS

  Demand for staffing services is significantly affected by the general level of economic activity and unemployment in the United States. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies reduce their use of temporary employees before laying off full-time employees. In addition, AccuStaff may experience more competitive pricing pressure during such periods of economic downturn. Therefore, any significant economic downturn could have a material adverse effect on AccuStaff's business.

COMPETITIVE MARKET

  The temporary staffing industry is highly competitive with limited barriers to entry. AccuStaff competes in national, regional and local markets with full-service and specialized temporary staffing agencies. A significant number of competitors have greater marketing, financial and other resources than AccuStaff and could provide new or increased competition to AccuStaff. Price competition in the staffing industry is intense, particularly for the provision of clerical and light industrial personnel, and pricing pressures from competitors and customers are increasing. In addition, to the extent that AccuStaff offers fixed price contracts to clients in the future, AccuStaff may be responsible for cost overruns which would have an adverse impact on earnings. AccuStaff expects that the level of competition will remain high in the future. Competition, particularly from companies with greater financial resources than AccuStaff, could have a material adverse effect on AccuStaff's operations and profitability.

DEPENDENCE ON AVAILABILITY OF QUALIFIED TEMPORARY PERSONNEL

  AccuStaff depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its clients. Competition for individuals with proven skills in certain areas, particularly legal, accounting and technical, is intense. AccuStaff must continually evaluate, train and upgrade its base of available personnel to keep pace with clients' needs. There can be no assurance that qualified personnel will continue to be available to AccuStaff in sufficient numbers and on economic terms acceptable to AccuStaff.

CLIENT CONCENTRATION

  ATI accounted for approximately 24% and 31% of AccuStaff's revenue during fiscal 1994 and fiscal 1995, respectively, 13% of AccuStaff's pro forma fiscal 1995 revenue and 7.3% of the pro forma combined AccuStaff revenue for fiscal 1995. The agreement with ATI prohibits AccuStaff from providing similar services to any direct competitor of ATI. No other client accounted for more than 5% of AccuStaff's revenue during the same periods. The loss of or a material reduction in the revenue from ATI could have a material adverse effect on AccuStaff's business.

RELIANCE ON KEY PERSONNEL

  AccuStaff is highly dependent on its management. AccuStaff believes that its continued success will depend to a significant extent upon the efforts and abilities of its President and Chief Executive Officer, Derek E. Dewan, and certain other key executives, including executives of its acquired subsidiaries including, upon consummation of the Merger, key executives of Career. The loss of the services of Mr. Dewan or other key executives could have a material adverse effect upon AccuStaff. Mr. Dewan and AccuStaff have entered into an employment agreement which expires December 31, 2001, and AccuStaff maintains $1.0 million in key man life insurance on Mr. Dewan.

INCREASED EMPLOYEE COSTS

  AccuStaff is responsible for and pays unemployment insurance premiums and workers' compensation for its temporary employees. Unemployment insurance premiums may increase as a result of, among other things, increased levels of unemployment and the lengthening of periods for which unemployment benefits are available. Workers' compensation costs may increase as a result of changes in AccuStaff's experience rating or applicable laws. Furthermore, annual workers' compensation expenses and the related liability accrual are based on various estimates, including the cost of estimated future benefits. Any material variation from the estimate of future benefits could have a material adverse effect on AccuStaff. There can be no assurance that AccuStaff will be able to increase the fees charged to its clients in a timely manner and in sufficient amounts to cover increased costs related to workers' compensation and unemployment insurance or health benefits if such health benefits are extended to temporary employees as proposed in certain recent federal and state legislative proposals.

INDUSTRY RISKS

  Temporary staffing services providers employ and place people generally in the workplace of other businesses. An attendant risk of such activity includes possible claims of discrimination and harassment, employment of illegal aliens, violations of wage and hour requirements, errors and omissions of its temporary employees, particularly for the actions of professionals (e.g., attorneys, accountants and engineers), misuse of client proprietary information, misappropriation of funds, other criminal activity or torts and other similar claims. In some instances AccuStaff, pursuant to a written contract, has agreed to indemnify clients against some or all of the foregoing matters. Moreover, in certain circumstances, AccuStaff may be held responsible for the actions at a workplace of persons not under AccuStaff's direct control. Although AccuStaff historically has not had any significant problems with this area, there can be no assurance that AccuStaff will not experience such problems in the future or that AccuStaff's insurance, if any, will be sufficient in amount or scope to cover any such liability. Temporary staffing providers also are affected by fluctuations and interruptions in the business of their clients. For example, inclement weather or work stoppages, which may require clients to close or reduce their hours of operation, can adversely affect AccuStaff's revenues.

PROFESSIONAL REGULATION OF TEMPORARY ATTORNEYS

  There can be no assurance that an authority governing the practice of law will not determine that the temporary attorney placement business as conducted by AccuStaff violates such authority's regulations. AccuStaff has not requested and does not intend to request an opinion on this matter from any authority governing the practice of law.

FRANCHISING RISKS

  For the twelve months ended December 31, 1995 and the six months ended June 30, 1996, 32% and 24%, respectively, of Career's revenues were derived from franchised operations, ten of which accounted for 17% and 11%, respectively, of Career's revenues in such periods. While Career's agreements contain non-competition covenants, such covenants may not prevent the termination of agreements by franchisees and the resulting loss of royalty income. Career must also comply with federal and state laws and regulations governing the sale of franchises.

POSSIBLE ADVERSE EFFECT OF NATIONAL AND STATE HEALTHCARE REFORM PROPOSALS

  The extent and type of government support for healthcare services, as well as the extent and type of health insurance benefits that employers are required to provide employees, have been the subject of intense scrutiny and debate in recent years at both the national and state levels. Changes in government support of healthcare services or the regulations governing such services, including regulations governing the methods by which services are delivered, the prices for services or reimbursements of fees, all could have a material adverse effect on Career. In particular, Career derives a significant portion of its revenues from Medicaid programs in the New York metropolitan region. For the twelve months ended December 31, 1995 and the six months ended June 30, 1996, approximately 7% and 5%, respectively, of Career's revenues were derived from these programs. Accordingly, the enactment of any proposals that would reduce the funding of such programs could have a material adverse effect on this business. In addition, as part of healthcare reform, recent federal and certain state legislative proposals have included provisions extending health insurance benefits to temporary employees who currently are not provided with such benefits. If health insurance benefits are extended to temporary employees, there can be no assurance that upon consummation of the Merger, AccuStaff will be able to pass on any resulting increased costs to its clients.

GOVERNMENTAL REGULATION RELATING TO HEALTHCARE PROVIDERS

  Career's Health Care division is subject to extensive federal, state and local laws and governmental regulations, including licensing requirements, periodic examinations by governmental agencies and federal and state anti-fraud, abuse and kickback statutes and regulations. Although such regulations have not had a material adverse effect on Career in the past, there can be no assurance that Career will be able to continue to obtain or maintain required government approvals or licenses or that in the future regulatory changes will not have a material adverse effect on Career.

  In many states in which the Health Care division operates, Career is required to be licensed in order to establish and operate a home care service agency. In approximately 21 states and the District of Columbia, home care providers must initially receive certificate of need ("CON") approval from the state, in addition to complying with licensure requirements. In some states, the process of obtaining a CON may be costly and time consuming, and several states currently are not granting CONs. CON and licensure laws can restrict the types of services that a company may provide. Additionally, such laws may limit a company's ability to establish or expand its operations within a state. Consummation of the Merger is not conditioned on the obtaining of certain approvals relating to Career's health care operations. Failure to obtain any such approvals may have an adverse effect on such operations.

INTANGIBLE ASSETS

  As of December 31, 1995, approximately $65.5 million, or 46.2%, of AccuStaff's total assets were intangible assets. Pro forma for the Merger and AccuStaff's and Career's other acquisitions, intangible assets as of June 30, 1996 were approximately $373.0 million, or 43.9%, of AccuStaff's pro forma total assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with AccuStaff's and Career's acquisitions. Any impairment in the value of such assets could have a material adverse effect on AccuStaff's financial condition and results of operations. See "Pro Forma Condensed Combined Financial Data."

RELIANCE ON INFORMATION PROCESSING SYSTEMS

  The business of both AccuStaff and Career depend upon each companies' ability to store, retrieve, process and manage significant amounts of information, and periodically expand and upgrade their information processing capabilities. A significant percentage of each companies' computer equipment and software systems is maintained at or near its each companies' respective headquarters. Interruption or loss of either companies' information processing capabilities through the loss of stored data, breakdown or malfunction of computer equipment or software systems, telecommunications failure, conversion difficulties or damage to either companies' headquarters and systems caused by fire, hurricane, lightning, electrical power outage or other disruption could have a material adverse effect on AccuStaff.

ANTI-TAKEOVER CONSIDERATIONS

  AccuStaff's Articles, AccuStaff's Bylaws and the Florida BCA contain certain provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire control of AccuStaff without approval of AccuStaff's Board of Directors. See "Certain Differences in the Rights of AccuStaff and Career Stockholders."

DIVIDEND POLICY; RESTRICTIONS ON PAYMENT

  AccuStaff anticipates that for the foreseeable future its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends. In addition, AccuStaff's credit facility prohibits the payment of cash dividends without the lender's consent.

VOLATILITY OF STOCK PRICE

  From time to time, there may be significant volatility in the market price for AccuStaff Common Stock. Quarterly operating results of AccuStaff or of other temporary staffing companies, changes in general conditions in the economy, the financial markets or the staffing industry, natural disasters or other developments could cause the market price of AccuStaff Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. See "Summary--Market Price and Dividends."

                              GENERAL INFORMATION

CAREER SPECIAL MEETING

  The Career Special Meeting will be held at 10:00 a.m., local time on
November  , 1996, at       ,       , New York. At the Career Special Meeting,
holders of Career Common Stock will consider and vote upon a proposal to adopt the Merger Agreement.

  The Career Board of Directors has fixed the close of business on October , 1996, as the record date for determining the Career stockholders entitled to receive notice of and to vote at the Career Special Meeting (the "Career Record Date"). Only holders of record of Career Common Stock as of the Career Record Date are entitled to notice of and to vote at the Career Special Meeting. As of the close of business on the Career Record Date, there were shares of Career Common Stock issued and outstanding and held by holders of record. Holders of Career Common Stock are entitled to one vote on each matter considered and voted on at the Career Special Meeting for each share of Career Common Stock held of record at the close of business on the Career Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote at the Career Special Meeting is necessary to constitute a quorum of the holders of Career Common Stock at the Career Special Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. Abstentions will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption. Consequently, abstentions will have the effect of a vote against the adoption of the Merger Agreement.

  Proxies in the form enclosed are solicited by the Career Board of Directors. Shares of Career Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND AS DETERMINED BY A MAJORITY OF THE MEMBERS OF THE CAREER BOARD OF DIRECTORS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE CAREER SPECIAL MEETING. ANY HOLDER OF CAREER COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

  A Career stockholder who has given a proxy may revoke it at any time prior to its exercise at the Career Special Meeting or prior to the receipt by Career of proxies voting in favor of the Merger by all stockholders, by (i) giving written notice of revocation to the Secretary of Career, (ii) properly submitting to Career a duly executed proxy bearing a later date, or (iii) voting in person at the Career Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Career as follows: Career Horizons, Inc., 177 Crossways Park Drive, Woodbury, New York 11797, Attention: Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Career's Secretary or other person responsible for tabulating votes on behalf of Career.

  The expense of soliciting proxies for the Career Special Meeting will be borne by Career, although AccuStaff has paid one-half of the cost of filing fees and printing and mailing this Joint Proxy Statement/Prospectus. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, Career will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Career Common Stock. Such holders, after inquiry by Career, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and Career will reimburse them for the expense of mailing the proxy materials to such persons. In addition, Career has engaged the services of D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $7,500 plus expenses. The cost of such solicitation will be borne by Career.

  Adoption of the Merger Agreement by the stockholders of Career requires the affirmative vote of the holders of majority of the outstanding shares of Career Common Stock entitled to vote at the Special Meeting. As of the Career Record Date, Career's directors and executive officers and their affiliates held approximately 1.37% of the outstanding shares of Career Common Stock entitled to vote at the Career Special Meeting. As of the Career Record Date, AccuStaff, its directors and executive officers, and their affiliates, held no shares of Career Common Stock. The holders of Career Common Stock are not entitled to appraisal or dissenters' rights in connection with the Merger.

  HOLDERS OF CAREER COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL.

ACCUSTAFF SPECIAL MEETING

  The AccuStaff Special Meeting will be held at 10:00 a.m., local time on November , 1996, at The Omni Hotel, 245 Water Street, Jacksonville, Florida. At the AccuStaff Special Meeting holders of AccuStaff Common Stock will consider and vote upon a proposal to approve the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement and will transact such other business as may properly come before the AccuStaff Special Meeting.

  AccuStaff's Board of Directors has fixed the close of business on October , 1996, as the record date for determining the holders of AccuStaff Common Stock entitled to receive notice of and to vote at the AccuStaff Special Meeting (the "AccuStaff Record Date"). Only holders of record of AccuStaff Common Stock as of the AccuStaff Record Date are entitled to notice of and to vote at the AccuStaff Special Meeting. As of the close of business on the AccuStaff
Record Date, there were      shares of AccuStaff Common Stock issued and
outstanding and held by    holders of record. Holders of AccuStaff Common
Stock are entitled to one vote on each matter considered and voted on at the AccuStaff Special Meeting for each share of AccuStaff Common Stock held of record at the close of business on the AccuStaff Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of AccuStaff Common Stock entitled to vote at the AccuStaff Special Meeting is necessary to constitute a quorum of the holders of AccuStaff Common Stock at the AccuStaff Special Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption. Consequently, abstentions will count against the participation threshold required with respect to the approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement, but, if such participation threshold is met, abstentions will have no effect on the required vote for approval of such proposal.

  Proxies in the form enclosed are solicited by AccuStaff's Board of Directors. Shares of AccuStaff Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF ACCUSTAFF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, AND AS DETERMINED BY A MAJORITY OF THE MEMBERS OF THE ACCUSTAFF BOARD OF DIRECTORS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ACCUSTAFF SPECIAL MEETING. ANY HOLDER OF ACCUSTAFF COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED FOR APPROVAL OF THE ISSUANCE OF ACCUSTAFF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

  An AccuStaff stockholder who has given a proxy may revoke it at any time prior to its exercise at the AccuStaff Special Meeting or prior to the receipt by AccuStaff of proxies voting in favor of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement by all stockholders, by (i) giving written notice of revocation to the Corporate Secretary of AccuStaff,
(ii) properly submitting to AccuStaff a duly executed proxy bearing a later date, or (iii) voting in person at the AccuStaff Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to AccuStaff as follows: AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with AccuStaff's Corporate Secretary or other person responsible for tabulating votes on behalf of AccuStaff.

  The expense of soliciting proxies for the AccuStaff Special Meeting will be paid by AccuStaff. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, AccuStaff will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of AccuStaff Common Stock. Such holders, after inquiry by AccuStaff, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and AccuStaff will reimburse them for the expense of mailing the proxy materials to such persons. In addition, AccuStaff has engaged the services of Corporate Communications, Inc. to assist in the solicitation of proxies at a cost of
$    plus expenses. The cost of such solicitation will be borne by AccuStaff.

  Approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement requires the approval of a majority of the votes cast on such proposal, provided that the total vote cast on such proposal represents over 50% in interest of all shares of AccuStaff Common Stock entitled to vote at the AccuStaff Special Meeting. As of the AccuStaff Record Date, AccuStaff's
directors and executive officers and their affiliates held approximately   %
of the outstanding shares of AccuStaff Common Stock entitled to vote at the AccuStaff Special Meeting. As of the AccuStaff Record Date, Career, its directors and executive officers, and their affiliates, held no shares of AccuStaff Common Stock. The holders of AccuStaff Common Stock are not entitled to appraisal or dissenters' rights in connection with the Merger.

                                  THE MERGER

  The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Annexes hereto, including the Merger Agreement, a copy of which is set forth in Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All stockholders are urged to read the Annexes in their entirety.

GENERAL

  Subject to the terms and conditions of the Merger Agreement, Newco will merge with and into Career, which will be the surviving corporation in the Merger and, as a result thereof, Career will become a wholly owned subsidiary of AccuStaff. Upon consummation of the Merger, each outstanding share of Career Common Stock (excluding shares held by Career, AccuStaff, or their respective subsidiaries) will cease to be outstanding and will be converted into the right to receive a number of shares of AccuStaff Common Stock equal to the Exchange Ratio, with cash being paid in lieu of any fractional share interest. See "--Merger Consideration" and "--Fractional Shares."

  Consummation of the Merger is subject to various conditions, including among other matters: (i) adoption of the Merger Agreement by the requisite vote of the holders of Career Common Stock; (ii) approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement by the requisite vote of the holders of AccuStaff Common Stock; (iii) receipt of all governmental and other consents and approvals specified as conditions to consummation of the Merger, including expiration or termination of the statutory waiting period under the HSR Act; and (iv) satisfaction of certain other customary conditions. The foregoing are the material conditions to the consummation of the Merger. See "--Conditions to Consummation," "--Regulatory Approvals," and "--Amendment, Waiver, and Termination." A copy of the Merger Agreement is set forth in Annex A of this Joint Proxy Statement/Prospectus.

EFFECTIVE TIME

  If the Merger Agreement is approved by the requisite votes of the Career stockholders, the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement is approved by the requisite vote of the holders of AccuStaff Common Stock, and all required governmental and other consents and approvals specified as conditions to consummation of the Merger are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied or waived (as permitted), the Merger will be consummated and effected on the date and at the time the Certificate of Merger reflecting the Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). AccuStaff and Career have mutually agreed to use all reasonable efforts to cause the Effective Time to occur not later than the second business day following the last to occur of: (i) the effective date (including expiration of any applicable waiting period) of the last required approval or clearance of any regulatory authority whose approval is specified as a condition to consummation of the Merger, and (ii) the date on which the stockholders of Career and AccuStaff approve the Merger Agreement to the extent such approval is required by applicable law or the rules of the NYSE or NASD. Assuming satisfaction of all conditions to the consummation of the Merger, the Merger is expected to become effective during the fourth quarter of 1996. Either AccuStaff or Career may terminate the Merger Agreement unilaterally if the Merger has not been consummated by December 31, 1996. See "--Conditions to Consummation," "--Regulatory Approvals," and "--Amendment, Waiver, and Termination."

BACKGROUND OF THE MERGER

  In mid-July, members of AccuStaff's senior management had discussions with representatives of Salomon to consider the potential for strategic combinations between AccuStaff and other staffing companies. In those discussions, Mr. Derek E. Dewan, Chairman, President and Chief Executive Officer of AccuStaff, indicated an interest in pursuing the possibility of a strategic combination with Career and requested that representatives of Salomon contact Career to explore the possibility of such a combination and attempt to arrange a meeting with

Career representatives. Salomon subsequently approached Mr. Walter W. Macauley, the President and Chief Executive Officer of Career, and Mr. Harvey
J. Wertheim, the Chairman of the Board of Career, to report the discussion with Mr. Dewan. Shortly thereafter, the Salomon representatives met with Mr. Macauley, Mr. Wertheim, Mr. Ira Kleinman, a director of Career, and Mr. Michael Druckman, Senior Vice President and Chief Financial Officer of Career, to discuss their conversations with Mr. Dewan and the potential strategic benefits of a business combination with AccuStaff.

  On July 18, 1996, Messrs. Dewan, Macauley, Wertheim, Kleinman and representatives of Salomon met to explore the potential benefits of a business combination between Career and AccuStaff and to discuss the general terms of such a combination. On July 19, 1996, Messrs. Macauley, Wertheim and representatives of Salomon met to discuss in greater detail the basic terms of the potential merger. As a result of such conversations, the representatives of Career preliminarily concluded that the possibility of a combination of AccuStaff and Career should be explored further.

  On July 20, 1996, representatives of Career and AccuStaff, including Messrs. Macauley and Dewan, together with representatives of Salomon and Baird and the companies' respective counsel, met to explore further a possible combination of Career and AccuStaff. At that meeting, the parties discussed generally the potential benefits presented by such a combination and general pricing terms. At that time, the representatives of Career, however, indicated that Career did not desire to pursue discussions further in order to afford Career time to consider further the merits of a potential strategic combination with AccuStaff.

  During the week and a half following the July 20, 1996 meeting, representatives of AccuStaff met informally among themselves to discuss the possible transaction and the terms of Mr. Macauley's possible employment relationship with AccuStaff. In addition, during this period AccuStaff continued its due diligence investigation of the publicly available information on Career which had begun on July 19, 1996.

  On July 25, 1996, representatives of Salomon met informally with the Career Board of Directors to review the merits of a business combination with AccuStaff. At that meeting, the Salomon representatives presented a general overview of AccuStaff, the business mix, revenues, operating margins and operating income of AccuStaff and Career, individually and combined, and reviewed the potential contribution of each of the two companies on a combined basis. The Salomon representatives also reviewed generally the potential strategic benefits of a combination with AccuStaff as well as some of the principal issues presented by a combination.

  On August 1, 1996, officers and certain directors of Career met to consider further potential advantages and disadvantages of a business combination with AccuStaff, and expressed to AccuStaff the view that, in light of general operational and strategic concerns, a combination between Career and AccuStaff did not appear to be expedient for a variety of reasons. Thus, Career ceased formal discussions with AccuStaff concerning the potential combination. Nevertheless, during the two weeks following the August 1 meeting, informal discussions among representatives of the two companies and their advisors continued, and, in the course of those discussions, Salomon worked together with Career in addressing such concerns.

  The AccuStaff Board of Directors met on August 8, 1996, and discussed in general terms the merits of a strategic combination with Career. At that meeting management expressed its desire to pursue a combination and its belief that, upon further investigation, Career would reopen discussions. AccuStaff's Board of Directors authorized management to pursue further discussions with Career on such terms as management determined were appropriate.

  During the week of August 8, 1996, representatives of Career contacted AccuStaff's representatives and proposed to resume discussions concerning the possible strategic combination. On August 13, 1996, Career and AccuStaff signed a confidentiality agreement to facilitate the conduct of a detailed due diligence investigation of each other. On August 14, 1996, AccuStaff presented Career with a draft of the Merger Agreement for its consideration. Thereafter representatives of both Career and AccuStaff began negotiating the terms of the Merger Agreement.

  The Career Board of Directors met on August 14, 1996 to review the recent informal discussions with AccuStaff, and authorized the management of Career to continue the discussions of a business combination with AccuStaff. At that meeting, the Board of Directors of Career also authorized the formal engagement of Salomon to act as exclusive financial advisor to Career in connection with the potential transaction with AccuStaff.

  On August 21, 1996, AccuStaff's Board of Directors met and discussed the progress of negotiations with Career and the merits of the transaction as it was then currently proposed. In addition, the AccuStaff Board of Directors authorized management to engage Baird to render its opinion as to the fairness to AccuStaff, from a financial point of view, of the exchange ratio. In addition, at this meeting members of AccuStaff's management and its legal advisors discussed the preliminary results of their diligence investigation of Career and answered questions concerning that investigation and Career's operations.

  On August 22, 1996, the Board of Directors of Career met to consider the proposed Merger. At that meeting, the Career Board of Directors received the preliminary report by Salomon as to the fairness, from a financial point of view, of the consideration to be received by holders of Career Common Stock in the Merger, based upon an exchange ratio of 1.4717 (based upon the market price of AccuStaff Common Stock of $27.375 per share during the week of July 23, 1996), subject to adjustment to provide a fixed value of $48.38 of AccuStaff Common Stock for each share of Career Common Stock if the Average Closing Price of the AccuStaff Common Stock exceeded $32.875 per share but did not exceed $38.875, at which point the exchange ratio would be fixed at 1.2446 shares of AccuStaff Common Stock. Similarly, it was proposed that the exchange ratio would remain fixed at 1.4717 unless the Average Closing Price was less than $21.875 but more than $17.875, within which range the exchange ratio would be adjusted to provide a fixed value of $32.19 of AccuStaff Common Stock for each share of Career Common Stock. If the Average Closing Price was less than $17.785, the exchange ratio would be fixed at 1.8010. The Career Board of Directors also discussed the terms of the proposed employment arrangements with Mr. Macauley, the outcome of the due diligence investigations conducted by Salomon, and the strategic reasons for the Merger.

  After meeting in executive session, the Board of Directors of Career expressed concern that the proposed exchange ratio did not sufficiently take into account recent changes in the relative market prices of the Career and AccuStaff Common Stock and instructed management to discuss adjusting the exchange ratio with AccuStaff. The meeting of the Career Board of Directors was adjourned with the understanding that if negotiations with AccuStaff were successful, the Career Board of Directors would reconvene on August 23, 1996 to consider the terms of a definitive Merger Agreement.

  AccuStaff's Board of Directors also met on August 22, 1996 to consider the Merger. At that meeting management made a presentation detailing the strategic reasons for the Merger and the terms of the Merger, the Board reviewed the then-current draft of the Merger Agreement and Baird reviewed the terms of the transaction using a 1.4717 exchange ratio which was subject to adjustment as provided in the Merger Agreement. The AccuStaff Board also discussed the employment arrangements with Mr. Macauley and the possibility of adding one or more Career representatives to the AccuStaff Board of Directors following consummation of the Merger. During this meeting, AccuStaff was informed that Career desired to adjust the proposed exchange ratio of 1.4717 to take into account recent changes in the relative market prices of Career Common Stock and AccuStaff Common Stock. The AccuStaff Board meeting was adjourned pending resolution of these issues with Career, with the understanding that if these issues could be resolved, the AccuStaff Board would reconvene on August 25, 1996 to consider the terms of the Merger. Negotiations continued throughout the evening of August 22 and into August 23 until a tentative agreement was reached on the Exchange Ratio of 1.53.

  On August 23, 1996, the Career Board of Directors reconvened to review the terms of the definitive Merger Agreement and the employment arrangements with Mr. Macauley. The Career Board of Directors also received reports concerning the due diligence investigations with respect to AccuStaff conducted by Career's management and Career's counsel. The Career Board of Directors also received the oral opinion of Salomon as to the fairness of the Exchange Ratio from a financial point of view. The Career Board then authorized the execution of the Merger Agreement, subject to the approval of the Merger Agreement by the Board of AccuStaff.

  On August 25, 1996, AccuStaff's Board of Directors met to review the revised terms of the Merger Agreement. The Board heard management's report of the continued negotiations with Career and was updated on the results of management's and AccuStaff's advisors' diligence investigation of Career. The Board of Directors also received the opinion of Baird as to the fairness to AccuStaff, from a financial point of view, of the Exchange Ratio. The AccuStaff Board then discussed the proposed employment arrangements with Mr. Macauley and the possibility of inviting him to become a member of the AccuStaff Board of Directors following completion of the Merger. The AccuStaff Board of Directors then unanimously approved entering into the Merger Agreement. The Board also unanimously approved entering into the proposed Employment Agreement with Mr. Macauley and authorized the appointment of Mr. Macauley to the AccuStaff Board of Directors as Vice Chairman of the Board upon completion of the Merger.

  On August 25, 1996, after Career had been advised that the AccuStaff Board of Directors had approved the Merger Agreement, the Merger Agreement was executed and delivered.

REASONS FOR THE MERGER

  Career. The Career Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, Career and holders of Career Common Stock. Accordingly, the Career Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends that holders of Career Common Stock vote FOR approval and adoption of the Merger Agreement. In deciding to approve the Merger Agreement and the transactions contemplated thereby, the Career Board of Directors considered relevant business, financial and legal and market factors. The Career Board of Directors ascribed comparatively greater weight to the amount and nature of the premium to be received by holders of Career Common Stock in the Merger in relation to recent market prices of Career Common Stock and the presentation, analyses and opinion of Salomon than to the other factors described below. The Career Board of Directors otherwise did not assign any relative or specific weight to any particular factor.

  In determining to approve the Merger Agreement, the Career Board of Directors considered: (i) the amount and nature of the consideration to be received by holders of Career Common Stock in the Merger; (ii) the premium to be received in the Merger by the holders of Career Common Stock in relation to recent market prices of Career Common Stock; and (iii) the opinion of Salomon to the effect that the Exchange Ratio is fair to holders of Career Common Stock from a financial point of view.

  The Career Board of Directors also believed that the Merger would offer significant strategic benefits by creating a more competitive company. In particular, the Career Board of Directors also believed that the combination of Career with AccuStaff would create one of the largest providers of information technology ("IT") staffing services and would complement Career's existing commercial sector activities. The Career Board of Directors also believed that Career, when combined with AccuStaff, would be able to offer a greater breadth of products and services on a nationwide basis, which would offer the potential for the combined companies to compete successfully for customers on a national basis, particularly in the IT staffing services area, and to offer a wider variety of services to existing customers. The Career Board of Directors also noted that the Merger could provide the combined enterprise with the critical mass necessary to serve existing and new customers more efficiently, particularly in major metropolitan areas. The Career Board of Directors also believed that the Merger could yield operating cost savings of approximately $1.5-2.0 million per year and could enable the combined enterprise to make efficient use of existing excess capacity in Career's corporate and management information systems.

  The Career Board of Directors also took into consideration the historical market prices of shares of Career and AccuStaff Common Stock, the significantly wider market base of the AccuStaff Common Stock that would result from the Merger and the potential for the continued use of AccuStaff Common Stock in future acquisitions.

  THE BOARD OF DIRECTORS OF CAREER UNANIMOUSLY RECOMMENDS THAT CAREER STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

  AccuStaff. The AccuStaff Board of Directors believes that the terms of the Merger Agreement are fair to and in the best interests of AccuStaff's stockholders. Accordingly, the AccuStaff Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that the holders of AccuStaff Common Stock vote FOR approval of the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement. In approving the Merger Agreement, the AccuStaff Board considered a variety of relevant financial, business, legal and market factors and did not assign any relative or specific weight to the factors considered. These factors included:

    (i) Merger Supports AccuStaff's Growth Strategy. The Merger in the opinion of the AccuStaff Board, would be a major step in implementing AccuStaff's stated strategy of becoming a national staffing company with annual revenues of approximately $2 billion by the year 2000. AccuStaff's previously stated strategy is to increase its revenue and profitability by offering an extensive range of specialty staffing services through a national network of branch offices, while expanding its Professional Services division and creating value-added partnering and outsourcing relationships with customers. A key element of this strategy is the acquisition of existing staffing services businesses with a view toward expanding AccuStaff's geographic service base and diversifying and strengthening its services mix. Upon completion of the Merger, AccuStaff would be one of the nation's largest staffing services providers, with a branch office network of more than 750 offices which would allow it to compete more effectively for customers on a national basis, particularly in the IT staffing services area. The Merger, in the opinion of the AccuStaff Board, would also increase AccuStaff's attractiveness as an acquirer of other existing staffing businesses, particularly information technology businesses, because of the opportunity for such businesses to be part of a national IT staffing operation with the attendant cross-selling opportunities to other AccuStaff IT staffing clients as well as to AccuStaff's established non-IT staffing client base. The Merger, in the opinion of the AccuStaff Board, would also enhance AccuStaff's ability to efficiently complete the acquisition of and integrate other existing staffing business into its operations at a lower overall cost and with less distraction from day-to-day business operations than its competitors because of management's acquisition, negotiation and integration experience, particularly from the addition of Walter Macauley and Michael Druckman to AccuStaff's management team.

    (ii) Possible Cost Savings. The Board of Directors noted that the Merger could result in cost savings to the combined enterprise of approximately $1.5 - 2.0 million per year.

    (iii) Certain Nonfinancial Information. The Board also considered the possible addition of Mr. Macauley to AccuStaff's Board of Directors and the AccuStaff management team. The Board considered that Mr. Macauley would join the AccuStaff Board of Directors and management team and that Career had other valuable members of its existing management team that would become part of the AccuStaff management team. It also considered the existence of the Fee to be paid to AccuStaff if the Merger was not completed in certain circumstances. See "--Expenses and Fees."

    (iv) Structure of Merger as a Stock-for-Stock Transaction Accounted for as a Pooling-of-Interests. The Board considered the structure of the transaction as an exchange of stock for stock as opposed to a transaction or series of transactions in which AccuStaff's cash on hand would have been used, thus preserving AccuStaff's existing cash on hand for use in other acquisitions. In addition the Board considered that the transaction would be accounted for as a pooling-of-interests and as such would avoid the recognition of any additional goodwill by AccuStaff and the future amortization expense associated with the recognition of that goodwill.

    (v) Opinion of Baird. The oral opinion of Baird was delivered to the Board on August 25, 1996, to the effect that as of such date, the Exchange Ratio was fair, from a financial point of view, to AccuStaff. Baird confirmed this opinion in writing in its opinion dated August 25, 1996. See "--Opinions of Financial Advisors; AccuStaff."

    (vi) Regulatory Approvals. The likelihood of obtaining regulatory approvals that might be required with respect to the Merger. See "-- Regulatory Approvals."

  THE BOARD OF DIRECTORS OF ACCUSTAFF UNANIMOUSLY RECOMMENDS THAT ACCUSTAFF STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF ACCUSTAFF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

OPINIONS OF SALOMON AND BAIRD

 Salomon

  At the meeting of the Career Board of Directors held on August 22-23, 1996, Salomon delivered its oral opinion, subsequently confirmed in writing as of August 25, 1996, that, as of such date, the Exchange Ratio was fair to the holders of Career Common Stock from a financial point of view. No limitations were imposed by the Career Board of Directors upon Salomon with respect to the investigation made or the procedures followed by Salomon in rendering its opinion.

  The full text of the written opinion of Salomon, dated as of August 25, 1996, is set forth as Annex B to this Joint Proxy Statement/Prospectus and sets forth the assumptions made, procedures followed and matters considered by Salomon. Holders of Career Common Stock are urged to read Salomon's opinion in its entirety.

The summary of the opinion as set forth in this Joint Proxy
Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Salomon's opinion will not be updated prior to consummation of the Merger.

  In connection with rendering its opinion, Salomon reviewed certain publicly available information concerning Career and AccuStaff and certain other financial information concerning Career and AccuStaff, including financial forecasts, that were provided to Salomon by Career and AccuStaff, respectively. Salomon also discussed the business operations and financial condition of Career and AccuStaff as well as other matters Salomon believed relevant to its inquiry with certain officers and employees of Career and AccuStaff. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that Salomon deemed relevant.

  In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger), and Salomon did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of Career and AccuStaff, Salomon assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Career or AccuStaff as to the future financial performance of Career or AccuStaff, respectively, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which such forecasts were based. Salomon did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of the assets (including properties and facilities) or liabilities of Career or AccuStaff.

  Salomon's opinion is based upon conditions as they existed and could be evaluated on the date thereof. Salomon's opinion does not imply any conclusion as to the likely trading range for AccuStaff Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon's opinion does not address Career's underlying business decision to effect the Merger. Further, Salomon's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Career Common Stock and does not constitute a recommendation concerning how holders of Career Common Stock should vote with respect to the Merger Agreement or the Merger. Salomon was not asked to and did not solicit other proposals for the acquisition of Career. In rendering its opinion, Salomon assumed that no restrictions would be imposed by any regulatory authority that would have a material adverse effect on the contemplated benefits of the Merger to AccuStaff following the Merger.

  The following is a summary of the reports and analyses (collectively, the "Salomon Report") presented on August 22, 1996, by Salomon to the Career Board of Directors in connection with the rendering of Salomon's opinion, which reports and analyses were based on the then-current exchange ratio of 1.4717 (the "Initial Exchange Ratio").

    (i) Historical Trading Analysis. Salomon reviewed the history of trading prices for shares of Career Common Stock and AccuStaff Common Stock in relation to each other over the period from August 21, 1995 to August 20, 1996. This review showed average, high and low prices to be $23.06, $41.75 and $11.88, respectively, per share of Career Common Stock and $18.47, $36.88 and $4.58, respectively, per share of AccuStaff Common Stock. Salomon noted that the prices of Career Common Stock and AccuStaff Common Stock have experienced similar fluctuations over the six month period ended August 20, 1996.

    (ii) Exchange Ratio Analysis. Salomon reviewed the historical ratio of the daily closing prices of Career Common Stock to AccuStaff Common Stock over the period from January 1, 1996 to August 20, 1996. Based on such prices and over such period, the average, high and low ratios were 1.17,
  1.46 and 0.89 shares of AccuStaff Common Stock to each share of Career Common Stock. Salomon noted that on August 20, 1996, such ratio was 1.14.

    (iii) Premium Analysis. Salomon calculated the implied premium to be received by holders of Career Common Stock (the "Career Premium") based on a number of scenarios. Salomon noted that the Career Premium, based on the prices of Career Common Stock and AccuStaff Common Stock as of August 21, 1996, was 29%, while the Career Premium based on Career's stock price as of July 24, 1996 was 52%. Further, Salomon calculated the Career Premium as 42% based on the 30-day average stock prices, 32% based on the 60-day average stock prices, 32% based on the 90-day average stock prices and 18% based on the 12-month average stock prices of the Career Common Stock and the AccuStaff Common Stock. Salomon also calculated the Career Premium as 29% based on stock prices as of May 24, 1996 (the date of the Career Common Stock's 52-week high trading price) and -38% based on stock prices as of August 21, 1995 (the date of Career Common Stock's 52-week low trading price). Salomon also calculated that, in accordance with the Exchange Ratio pricing collar (the "Collar"), the Career Premium at each of the upward breaks in the Collar occurring as the result of an increase in the trading price of AccuStaff Common Stock was 57% based on Career's August 21, 1996 closing price of $30.75, while at each of the downward breaks in the Collar occurring as the result of a decrease in the AccuStaff Common Stock, the Career Premium was 5%. Additionally, Salomon reviewed the premiums paid in all recent stock-for-stock transactions from $1.0 to 5.0 billion and compared such premiums to the premium to be received by holders of Career Common Stock.

    (iv) Comparable Company Analysis. Salomon compared the financial and market performance of Career and AccuStaff with that of the following group of selected publicly traded temporary staffing companies: COREStaff, Inc.; Alternative Resources Corporation; Robert Half International Inc.; Norrell Corporation; Interim Services Inc.; Olsten Corporation; and Manpower Inc. Salomon examined certain publicly available financial and operating data of such comparable companies, in particular: the ratio ("P/E Ratio") of current stock prices per share to 1996 fiscal year estimated earnings per share ("EPS") and to 1997 fiscal year estimated EPS (such estimated earnings, for each year, as reported on First Call); the ratio of the estimated 1997 P/E Ratio to projected EPS growth from December 31, 1996 to December 31, 1997; and the ratio of the market capitalization plus total debt, preferred stock and minority interests but less cash (collectively, "Firm Value") to earnings before interest, taxes, depreciation and amortization ("EBITDA") for the latest twelve months ("LTM") ending June 30, 1996. This analysis showed: a range of 1996 P/E Ratios from 17.6 to
  54.7 for the comparable companies, as compared to 29.3 for Career, 50.7 for AccuStaff, and 37.7 for the implied price per share of Career Common Stock as of August 20, 1996, based on an exchange ratio of 1.4717 (the "Initial Implied Career Price"); a range of estimated 1997 P/E Ratios from 14.5 to
  39.8 for the comparable companies, as compared to 22.9 for Career, 34.9 for AccuStaff and 29.5 for the Initial Implied Career Price; a range of ratios of projected 1997 P/E Ratios to projected 1996-1997 EPS growth rates from 68% to 124% for the comparable companies, as compared to 83% for Career, 77% for AccuStaff and 107% for the Initial Implied Career Price; and Firm Value to LTM EBITDA ratios ranging from 10.0 to 34.2 for the comparable companies, as compared to 17.2 for Career, 30.3 for AccuStaff and 22.8 for the Initial Implied Career Price.

    (v) Precedent Transaction Review. The Salomon Report contained a summary of the only recent comparable acquisition transaction in the United States temporary staffing industry, the acquisition of Brandon Systems ("Brandon") by Interim Services, Inc. ("Interim") (the "Brandon Transaction"). Interim paid 19.7 times Brandon's estimated 1997 EPS, 14.8 times Brandon's EBITDA for the LTM prior to the date of the announcement of such transaction, and a premium of 43.3% based on the price per share of the common stock of Brandon one month prior to the announcement of the transaction. The Salomon Report also contained a summary of the merger transaction between Adia, S.A. ("Adia") and ECCO Staffing Services, Inc. ("ECCO"), which was priced approximately at then-current market prices. Adia paid 15.6 times estimated 1997 EPS and a premium of 3.5% for each share of common stock of ECCO based on the price per share of such common stock one month prior to the date of the announcement of the transaction. EBITDA figures for the 12 months prior to the date of the announcement of the Adia/ECCO transaction were not available. Salomon noted that the Initial Exchange Ratio provided for a payment of 29.5 times Career's estimated 1997 EPS, 23 times Career's LTM EBITDA and a 52% premium based on the price of Career Common Stock 30 days before the announcement of the proposed transaction.

    (vi) Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") methodology, Salomon valued each of Career and AccuStaff by estimating the present value of future free cash flows available to their respective equity holders if each of Career and AccuStaff were to continue on a stand-alone basis (without giving effect to the Merger). Salomon valued Career in accordance with Career management's forecasts (the "Career Base Case") and also in accordance with Salomon forecasts based on the Career Base Case adjusted to reflect estimated results of acquisition activities which, absent the Merger, may have been engaged in by Career in 1997 (the "Career Adjusted Case"). Similarly, Salomon valued AccuStaff in accordance with AccuStaff management's forecasts (the "AccuStaff Base Case") and also in accordance with Salomon forecasts based on the AccuStaff Base Case, adjusted to reflect estimated results of acquisition activities which, absent the Merger, may have been engaged in by AccuStaff in 1997 (the "AccuStaff Adjusted Case"). Free cash flow to equity holders represents the amount of cash generated and available for dividend payments after providing for ongoing business operations and principal and interest payments. For each entity and under each case, Salomon aggregated (x) the present value of the free cash flows over the applicable forecast period under each scenario with (y) the present value of the range of terminal values described below. The range of terminal values was generally calculated by applying multiples (ranging from 18.0-26.0 for Career and 22.0-30.0 for AccuStaff) to each entity's net income for the last 12 months of the forecast period. This range of terminal values represented, for each of Career and AccuStaff, their respective value beyond the applicable forecast period. As part of the DCF analysis, Salomon used discount rates reflecting each entity's specific financial characteristics, ranging from 14.0% to 18.0% for each of Career and AccuStaff. This DCF analysis resulted in values ranging from $23.00 to $29.00 per share of AccuStaff Common Stock under the AccuStaff Base Case, $26.00 to $32.00 per share of AccuStaff Common Stock under the AccuStaff Adjusted Case, $29.00 to $36.00 per share of Career Common Stock under the Career Base Case and $30.00 to $38.00 per share of Career Common Stock under the Career Adjusted Case.

    (vii) Contribution Analysis. Salomon reviewed the pro forma contribution to the revenues, EBITDA, EBIT and net income of the combined entity by Career and AccuStaff, without consideration to any cost savings related to the Merger, for the LTM ending June 30, 1996; and for the years ending December 31, 1996 and December 31, 1997, such estimates having been prepared in accordance with each of the Career and AccuStaff management forecasts. The contribution analysis showed that Career's estimated percentage contribution to the financial results of the combined entity were 44.2%, 43.9% and 42.4% of total revenues, 41.0%, 39.8% and 38.4% of
  EBITDA, 41.3%, 39.9% and 38.5% of EBIT and 43.9%, 36.4% and 35.2% of net
  income, in each case for the LTM ending June 30, 1996, and the years ending December 31, 1996; and December 31, 1997, respectively. The analyses also showed that, as of August 21, 1996, Career would have contributed 41% of the total assets, 39% of the shareholder equity and 28% of the Firm Value of the combined company, and the market capitalization of Career will represent 28% of the market capitalization of the combined company. Salomon noted that, based on the Initial Exchange Ratio, holders of Career Common Stock would hold 34% of the outstanding common stock of the combined company following the consummation of the Merger.

    (viii) Pro Forma Merger Consequences Analysis. Based on the Initial Exchange Ratio and the management forecasts for Career and AccuStaff, Salomon examined the pro forma impacts on EPS in 1996 and 1997 with respect to the holders of the common stock of each of Career and AccuStaff assuming that the combined company experiences $2.0 million of pre-tax savings resulting from certain merger-related synergies in 1997 (the "Synergies"). Salomon also considered the applicability of exchange ratios which may be applicable in accordance with the Collar.

  The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion and the Salomon Report. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual value of Career or AccuStaff.

  In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Career or AccuStaff. The analyses which Salomon performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the consideration which the holders of Career Common Stock would receive in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

  In the ordinary course of its business, Salomon actively trades the equity securities of Career and AccuStaff for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter dated August 14, 1996, Career agreed to pay Salomon for its services in connection with the Merger an
advisory fee equal to 0.75% (approximately $   ) of the total consideration
paid or to be paid to Career or holders of Career Common Stock in connection with the Merger, of which $500,000 was due upon the execution of the Merger Agreement and Salomon's completion of the work that was appropriate to prepare it to render its fairness opinion and the balance of which will be payable upon consummation of the Merger. Career also agreed, under certain circumstances, to reimburse Salomon for certain out-of-pocket expenses incurred by Salomon in connection with the Merger, and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the Federal securities laws, relating to or arising out of its engagement.

  Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the past, Salomon has rendered banking and financial advisory services to Career and AccuStaff for which Salomon received customary compensation. The Career Board of Directors retained Salomon based on Salomon's expertise in the valuation of companies as well as its familiarity with companies in the temporary staffing industry.

 Baird

  The Board of Directors of AccuStaff retained Baird to render its opinion as to whether the Exchange Ratio is fair, from a financial point of view, to AccuStaff. On August 25, 1996, Baird rendered its opinion to the Board of Directors of AccuStaff to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to AccuStaff.

  THE FULL TEXT OF BAIRD'S OPINION, DATED AUGUST 25, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BAIRD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, AS OF AUGUST 25, 1996 AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO ACCUSTAFF AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ACCUSTAFF STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. BAIRD DID NOT MAKE RECOMMENDATIONS TO ACCUSTAFF CONCERNING THE AMOUNT OF CONSIDERATION TO BE PAID BY ACCUSTAFF. THE SUMMARY OF BAIRD'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS ANNEX C. ACCUSTAFF STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

  In conducting its investigation and analysis in arriving at its opinion attached as Annex C, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird among other things (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of Career furnished to Baird by or on behalf of Career for the purposes of its analysis, as well as publicly available information including, but not limited to, Career's recent filings with the Commission and equity analyst research reports prepared by various investment banking firms, including Baird; (ii) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of AccuStaff furnished to Baird by or on behalf of AccuStaff for purposes of its analysis, as well as publicly available information, including, but not limited to, AccuStaff's recent filings with the Commission and equity analyst research reports prepared by various investment banking firms including Baird; (iii) reviewed the draft of the Merger Agreement in the form presented to the AccuStaff Board of Directors; (iv) compared the historical market prices and trading activity of the AccuStaff Common Stock and Career Common Stock with those of certain other publicly traded companies that Baird deemed relevant; (v) compared the financial position and operating results of AccuStaff and Career with those of other publicly traded companies that Baird deemed relevant; (vi) reviewed, to the extent publicly available, the financial terms of certain other business combinations that Baird deemed relevant; and (vii) reviewed the potential pro forma effects of the Merger on AccuStaff. Baird held discussions with certain members of AccuStaff's and Career's respective senior management concerning AccuStaff's and Career's historic and current financial condition and operating results as well as the future prospects of AccuStaff and Career, respectively. Baird also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which it deemed relevant for the preparation of its opinion. The Exchange Ratio was determined by AccuStaff and Career in arms-length negotiations. AccuStaff did not place any limitation upon Baird with respect to the procedures followed or factors considered by Baird in rendering its opinion.

  In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by or on behalf of AccuStaff and Career, or publicly available, and was not engaged, and did not attempt, to verify any such information. Baird also assumed, with AccuStaff's consent, that: (i) the Merger will be accounted for as a pooling-of-interests; (ii) all material assets and liabilities (contingent or otherwise, known or unknown) of AccuStaff and Career are as set forth in the consolidated financial statements of AccuStaff and Career, respectively; and (iii) the Merger would be consummated in accordance with the terms of the Merger Agreement, without any amendment thereto and without waiver by AccuStaff or Career of any of the conditions to their respective obligations thereunder. Baird also assumed that the financial forecasts examined by them had been reasonably prepared on bases reflecting the best available estimates and good faith judgments of senior management of AccuStaff and Career, respectively, as to the future performance of their respective companies. In conducting its review, Baird did not make nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of AccuStaff or Career, nor did Baird make a physical inspection of the properties or facilities of AccuStaff or Career. Baird's opinion was based upon economic, monetary and market conditions as they existed on and to the extent that they could be evaluated as of the date of such opinion and did not predict or take into account any changes which may occur, or information which may become available, thereafter. Baird's opinion does not constitute an opinion as to the price at which AccuStaff Common Stock will actually trade at any time. Baird's opinion will not be updated prior to consummation of the Merger.

  In connection with preparing its opinion on August 25, 1996, Baird conducted a variety of financial analyses summarized below with respect to AccuStaff and
Career:

  Analysis of Career Valuation Multiples. Baird calculated the "Implied Consideration" to be $999.7 million, obtained by multiplying an assumed Exchange Ratio of 1.53 by the last sale price per share of AccuStaff Common Stock of $28.00 per share on August 23, 1996, resulting in an "Implied Price" of $42.84 for each share of Career Common Stock, and multiplying the Implied Price by the total number of outstanding shares of Career Common Stock, including shares issuable upon the assumed conversion of convertible notes and exercise of stock options, less net proceeds from such stock options. In performing its analyses, Baird used, among other items, operating statistics for Career's LTM through June 30, 1996, as provided by Career management on a pro forma basis to reflect the results of operations as if all acquisitions completed by Career over the LTM period had been completed as of July 1, 1995. Baird calculated multiples of the Implied Price to Career's LTM fully diluted earnings per share and its projected net income for calendar years 1996 and 1997 (based on management's estimates) and multiples of Career's "Enterprise Value" (defined as market value of equity plus debt less cash and cash equivalents and, in the case of Career, using the Implied Consideration as the market value of equity) to its LTM revenues, its LTM EBITDA and its LTM EBIT. The calculations resulted in P/E Ratios of 44.9x based on LTM results; 40.2x based on projected 1996 results; and 30.5x based on projected 1997 results. The ratio of Enterprise Value to LTM revenues was 1.6x, the ratio of Enterprise Value to LTM EBITDA was 24.3x and the ratio of Enterprise Value to LTM EBIT was 29.5x.

  Analysis of Selected Publicly Traded Career Comparable Companies. Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of August 23, 1996 for certain selected publicly traded companies which Baird deemed relevant. Such comparable companies consisted of: AccuStaff, Alternative Resources Corp., COREStaff, Inc., Interim Services, Inc., Norrell Corp. and Robert Half International, Inc. For each comparable company, Baird calculated multiples as of August 23, 1996 of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT. Baird then compared these multiples to the relevant Career multiples. An analysis of the multiples of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT yielded 1.6x, 24.3x and 29.5x, respectively, for Career compared to medians of 2.3x, 21.8x and 23.5x, respectively, and means of 1.9x, 22.0x and 25.8x, respectively, for Career's comparable companies. For Career and each comparable company, Baird also calculated P/E Ratios as of August 23, 1996 based on market stock prices as of such date and LTM earnings per share and estimated earnings per share (derived from AccuStaff and Career management respective estimates and the mean of the analysts' estimates as compiled by FirstCall for the comparable companies) for calendar years 1996 and 1997. An analysis of the P/E Ratios based on earnings per share for LTM, December 31, 1996 and 1997 yielded 44.9x, 40.2x and 30.5x, respectively, for Career compared to medians of 41.4x, 36.5x and 29.1x, respectively, and means of 45.9x, 38.0x and 29.0x, respectively, for Career's comparable companies. In rendering its opinion, Baird noted, among other items, that the Career multiples based on Enterprise Value were generally only modestly higher, and the Career P/E Ratios were generally similar to, the corresponding multiples of the comparable companies.

  Analysis of Selected Publicly Traded AccuStaff Comparable Companies. In order to assess the relative public market valuation of the AccuStaff Common Stock to be used by AccuStaff in exchange for Career Common Stock, Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of August 23, 1996 for certain selected publicly traded companies which Baird deemed relevant. Such comparable companies consisted of: Alternative Resources Corp., Career, COREStaff, Inc., Norrell Corp., Robert Half International, Inc. and Romac International. For each comparable company, Baird calculated multiples as of August 23, 1996 of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT. Baird then compared these multiples to the relevant AccuStaff multiples based on an AccuStaff share price of $28.00 (the last sale price of such stock on August 23, 1996). In performing its analyses, Baird used, among other items, operating statistics for AccuStaff's LTM through June 30, 1996, as provided by AccuStaff management on a pro forma basis to reflect the results of operations as if all acquisitions completed by AccuStaff over the LTM period had been completed as of July 1, 1995. An analysis of the multiples of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT yielded 2.4x, 32.8x and 40.0x, respectively, for AccuStaff compared to medians of 2.3x, 21.8x and 24.4x, respectively, and means of 2.3x, 24.7x and 28.5x, respectively, for AccuStaff's comparable companies. For AccuStaff and each comparable company, Baird also calculated P/E Ratios as of August 23, 1996 based on market stock prices as of such date and LTM earnings per share and estimated earnings per share (derived from AccuStaff and Career management respective estimates and the mean of the analysts' estimates as compiled by FirstCall for the comparable companies) for calendar years 1996 and 1997. An analysis of the P/E Ratios based on earnings per share for LTM, 1996 and 1997 yielded

68.1x, 52.8x and 36.4x, respectively, for AccuStaff compared to medians of 41.7x, 36.5x and 29.1x, respectively, and means of 48.4x, 41.1x and 31.3x, respectively, for AccuStaff's comparable companies. In rendering its opinion, Baird noted, among other items, that the AccuStaff multiples and P/E Ratios were higher than the corresponding multiples and P/E Ratios of the comparable companies.

  Analysis of Selected Comparable Acquisition Transactions. Baird reviewed selected transactions involving the acquisition of companies in businesses which Baird deemed relevant. Such transactions were chosen based on a review of acquired companies which possessed general business, operating and financial characteristics representative of companies in the industry in which Career operates. Baird noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex consideration and judgments concerning differences in financial and operating characteristics of Career and other factors that would affect the acquisition value of comparable transactions. For each comparable transaction, Baird calculated multiples of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT; calculated the P/E Ratio based on LTM earnings per share; and calculated the premium paid for the equity in these transactions over the public market value of the equity at various times prior to the announcement of such transaction. Baird then compared those multiples and premiums to the relevant Career multiples and premiums based on the Implied Price. For the transactions selected, these calculations yielded multiples of Enterprise Value to LTM revenues, LTM EBITDA and LTM EBIT of 1.6x, 24.3x and 29.5x, respectively, for Career compared to medians of 2.1x, 17.1x and 26.0x, respectively, and means of 3.6x, 19.6x and 29.9x, respectively, for the comparable acquisition transactions. An analysis of the P/E Ratios based on LTM earnings per share yielded 44.9x for Career compared to a median of 33.1x and a mean of 46.1x for the comparable transactions. An analysis of the Implied Price to the market value of Career shares as of August 23, 1996, 30 days and 90 days prior thereto, compared to the prices paid for the equity in the comparable acquisition transactions relative to the market value of equity one day, 30 days and 90 days prior to the announcement date of such transactions, yielded premiums of 34.4%, 64.8% and 9.1%, respectively, for Career, compared to median premiums of 19.1%, 51.5% and 62.3%, respectively, and means of 29.6%, 45.8% and 62.7%, respectively, for the comparable acquisition transactions. In rendering its opinion, Baird noted, among other items, that the Career multiples and P/E Ratio were generally only modestly higher than the corresponding median multiples and P/E Ratio of the comparable acquisition transactions and similar to the corresponding mean multiples and P/E Ratio of the comparable acquisition transactions, and the Career price premiums ranged from modestly higher to significantly lower than the corresponding premiums associated with the comparable acquisition transactions.

  Discounted Cash Flow Analysis. Baird performed a discounted cash flow analysis of Career on a stand alone basis using Career management projections of future EBIT and free cash flow for fiscal years 1997 through 2001, after downward adjustments to EBIT with respect to certain service segments and without taking into account cost savings and synergies which may be realized following the Merger. In such analysis, Baird assumed terminal value multiples of 18.0x to 22.0x EBIT in the year 2001 and discount rates of 11.0% to 13.0%. Such analysis produced implied values of Career shares ranging from $47.50 to $61.50.

  Contribution Analysis. Baird analyzed AccuStaff's and Career's relative contribution to the combined company resulting from the Merger with respect to revenues, gross profit, EBIT and net income. As a result of the Merger and assuming an Exchange Ratio of 1.53, Career stockholders will own approximately 34.0% of the outstanding AccuStaff Common Stock, which compares to Career's contribution (based on Career's and AccuStaff's LTM and estimated results for fiscal years 1996 and 1997 as provided by Career and AccuStaff management) ranging from 44.2% to 42.3% of revenues, 47.5% to 45.4% of gross profit, 41.4% to 38.5% of EBIT and 50.0% to 37.5% of net income, regardless of the actual Exchange Ratio at the Effective Time.

  Pro Forma Merger Analysis. Baird prepared a pro forma analysis of the financial impact of the Merger. Using earnings estimates for Career (prepared by Career management) and AccuStaff (prepared by AccuStaff management) for the years 1996 and 1997, Baird compared the earnings per share of AccuStaff Common Stock, on a stand alone basis, to the earnings per share of the Common Stock of the combined company resulting from the Merger on a pro forma basis assuming an Exchange Ratio of 1.53. Baird performed this analysis under scenarios assuming (i) one-time transaction related expenses in 1996 as estimated by AccuStaff management and (ii) no transaction related expenses. Neither scenario assumed any cost savings or synergies which may be realized following the Merger. The analysis assuming one-time transaction related expenses in 1996 indicated that the proposed transaction would be dilutive to AccuStaff's earnings per share in fiscal year 1996 and accretive to such earnings per share in fiscal year 1997. The analysis assuming no transaction related expenses indicated that the proposed transaction would not be dilutive to AccuStaff's stockholders on an earnings per share basis in fiscal years 1996 and 1997. Assuming no transaction expenses, Baird also performed this analysis using the minimum possible Exchange Ratio (1.2444) and maximum possible Exchange Ratio (1.8006). Such analyses indicated that the proposed transaction would not be dilutive to AccuStaff stockholders on an earnings per share basis in fiscal years 1996 and 1997.

  Historical Trading Ratio Analysis. Baird performed an analysis of the historical trading ratio between Career Common Stock and AccuStaff Common Stock based on the closing market price per share of Career Common Stock relative to the closing market price per share of AccuStaff Common Stock for each trading day during the period from August 23, 1994 through August 23, 1996. This analysis yielded a historical trading ratio during the two-year period ranging from a low of 0.8913 to a high of 4.3754, with an average trading ratio during the two year period of 2.3653; and a historical trading ratio during the most recent one-year period ranging from a low of 0.8913 to a high of 2.7705, with an average trading ratio during the most recent one-year period of 1.4397. Baird also calculated the ratio of the per share price on August 23, 1996 of Career Common Stock ($31.875) to the per share closing price on such day of AccuStaff Common Stock ($28.00). This yielded a trading ratio of 1.1384. Baird noted that the range of possible Exchange Ratios (ranging from a low of 1.2444 to a high of 1.8006) fell within the relative trading ratio of Career Common Stock and AccuStaff Common Stock during both the two-year and one-year periods, and that the Exchange Ratio of 1.53 (based on the Implied Price and a closing stock price for AccuStaff Common Stock of $28.00 on August 23, 1996) was well below the average trading ratio during the two-year period and only modestly higher than the average trading ratio during the one-year period.

  The foregoing summary does not purport to be a complete description of the analyses performed by Baird or of its presentations to the AccuStaff Board. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

  Baird, as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. AccuStaff retained Baird because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions. In the ordinary course of business, Baird may from time to time trade equity securities of AccuStaff and Career for its own account and for accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Compensation. Pursuant to an engagement letter agreement dated July 19, 1996 between AccuStaff and Baird, AccuStaff agreed to pay Baird a retainer fee of $50,000 and a fee of $1.0 million, payable upon delivery of its opinion, regardless of the conclusions reached by Baird in such opinion and regardless of whether any transaction is consummated. AccuStaff has also agreed to reimburse Baird for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel. AccuStaff has also agreed to indemnify Baird, its affiliates and their respective directors, officers, employees and agents and controlling persons against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws. In the past, Baird has provided investment banking services to both AccuStaff and Career for which Baird has received customary compensation, including acting as co-manager in connection with the initial public offering of AccuStaff Common Stock in 1994 and the subsequent public offering of AccuStaff Common Stock in 1995, lead manager in connection with the 1996 public offering of AccuStaff Common Stock, and co-manager in connection with the initial public offering of Career Common Stock in 1994 and subsequent offerings of the Career Convertible Notes in 1995 and Career Common Stock in 1996.

MERGER CONSIDERATION

  The Merger Agreement provides that, at the Effective Time, each share of Career Common Stock (excluding shares held by Career, AccuStaff, or their respective subsidiaries) will be canceled and extinguished and converted into the right to receive a number of shares of AccuStaff Common Stock equal to the Exchange Ratio (the "Merger Consideration"). The exchange ratio for determining the number of shares of AccuStaff Common Stock to be issued in exchange for each share of Career Common Stock (the "Exchange Ratio") will equal 1.53 shares of AccuStaff Common Stock; provided, that, in the event that the average of the daily last sale prices for the shares of AccuStaff Common Stock for the 20 consecutive trading days on which such shares are actually traded and quoted on the Nasdaq National Market (as reported by The Wall Street Journal) ending at the close of trading on the second trading day immediately preceding the closing date of the Merger (the "Average Closing Price") is greater than $31.60, the Exchange Ratio will equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $48.348 (the product of 1.53 and $31.60) by the Average Closing Price, but in no event will the Exchange Ratio be less than 1.2444; provided further, that, in the event that the Average Closing Price is less than $21.07, the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing $32.2371 (the product of 1.53 and $21.07) by the Average Closing Price, but in no event will the Exchange Ratio be greater than 1.8006. Based upon the last sale price of AccuStaff Common Stock of $ . on October ,
1996, the Exchange Ratio would be   . All shares converted or exchanged into
the Merger Consideration will no longer be outstanding, will automatically be canceled and retired, and will cease to exist, and each Certificate thereafter will represent the right to receive, upon the surrender of such Certificate in accordance with the Merger Agreement, only the applicable Merger Consideration.

  ALTHOUGH THE EXCHANGE RATIO WILL BE BASED ON THE FINAL ACCUSTAFF STOCK PRICE, THE MARKET PRICE OF ACCUSTAFF COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE OF RECEIPT OF SHARES OF ACCUSTAFF COMMON STOCK BY HOLDERS OF CAREER COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE FINAL ACCUSTAFF STOCK PRICE.

FRACTIONAL SHARES

  Pursuant to the terms of the Merger Agreement, each holder of shares of Career Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of AccuStaff Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of AccuStaff Common Stock multiplied by the last sale price per share of AccuStaff Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time as reported in The Wall Street Journal. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

DISTRIBUTION OF MERGER CONSIDERATION

  As promptly as practicable after the Effective Time, AccuStaff shall deposit with SunTrust Bank, Atlanta (the "Exchange Agent") certificates representing shares of AccuStaff Common Stock to be delivered to holders of Career Common Stock, together with cash payable in respect of fractional shares. See "-- Fractional Shares."

Promptly after the Effective Time, AccuStaff and Career shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which represented shares of Career Common Stock immediately prior to the Effective Time (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of AccuStaff Common Stock and cash in lieu of fractional shares.

  CAREER STOCKHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS.

  After the Effective Time, each holder of shares of Career Common Stock (other than shares held by AccuStaff, Career or any of their respective subsidiaries) issued and outstanding at the Effective Time shall surrender the Certificates to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration to which such holder is entitled, together with any undelivered dividends or distributions in respect of such shares (without interest thereon). To the extent required by the Merger Agreement, each holder of shares of Career Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificates, cash in lieu of any fractional share of AccuStaff Common Stock to which such holder may be otherwise entitled (without interest). AccuStaff shall not be obligated to deliver the consideration to which any former holder of Career Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificates for exchange as provided in the Merger Agreement. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties.

  Unless otherwise designated by a Career stockholder on the transmittal letter, certificates representing shares of AccuStaff Common Stock issued to Career stockholders in connection with the Merger will be issued and delivered to the tendering Career stockholder at the address on record with the Career Common Stock transfer agent. In the event of a transfer of ownership of shares of Career Common Stock represented by Certificates that are not registered in the transfer records of Career, the Merger Consideration may be issued to a transferee if the Certificates are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as AccuStaff and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. At any time following the sixth month after the Effective Time, AccuStaff will be entitled to require the Exchange Agent to deliver to it any cash then held by the Exchange Agent and all shares of AccuStaff Common Stock deposited with the Exchange Agent which had not been disbursed to holders of Certificates (including all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter former holders of Career Common Stock shall be entitled to look only to AccuStaff (subject to abandoned property Laws) as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates held by them. Any other provision of the Merger Agreement notwithstanding, neither AccuStaff, Career nor the Exchange Agent shall be liable to a holder of Career Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of the Merger Agreement by the stockholders of Career shall constitute ratification of the appointment of the Exchange Agent.

  After the Effective Time, holders of Certificates will have no rights with respect to the shares of Career Common Stock represented thereby other than the right to surrender such Certificates and receive in exchange therefor the shares of AccuStaff Common Stock, if any, to which such holders are entitled, as described above. In addition, no dividend or other distribution payable to holders of record of AccuStaff Common Stock will be paid to the holder of any Certificates until such holder surrenders such Certificates for exchange as instructed. Subject to applicable law, upon surrender of the Certificates, such holder will receive the certificates representing the shares of AccuStaff Common Stock issuable upon the exchange or conversion of such shares of Career Common Stock, all withheld dividends or other distributions (without interest), and any withheld cash payments (without interest) to which such stockholder is entitled.

  No dividends or distributions that are declared on shares of AccuStaff Common Stock will be paid to persons entitled to receive certificates representing shares of AccuStaff Common Stock until such persons surrender their Certificates. Upon such surrender, there will be paid to the person in whose name the certificates representing such shares of AccuStaff Common Stock will be issued, any dividends or distributions with respect to such shares of AccuStaff Common Stock which have a record date on or after the Effective Time and have become payable between the Effective Time and the time of such surrender. In no event will the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

TREATMENT OF OPTIONS AND CONVERTIBLE NOTES

  The Merger Agreement provides that, at the Effective Time, all rights with respect to Career Common Stock pursuant to Career Options granted under the Career Stock Plans which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to AccuStaff Common Stock, and AccuStaff shall assume each Career Option, in accordance with the terms of the Career Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time: (i) AccuStaff or its Compensation Committee, as appropriate, shall be substituted as the administrator of the applicable Career Stock Plan, (ii) each Career Option assumed by AccuStaff may be exercised solely for shares of AccuStaff Common Stock (or cash, if so provided), (iii) the number of shares of AccuStaff Common Stock subject to such Career Option shall be equal to the number of shares of Career Common Stock subject to such Career Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Career Option shall be adjusted by dividing the per share exercise price under each such Career Option by the Exchange Ratio and rounding up to the nearest cent. The foregoing assumption shall be undertaken in a manner that will not prejudice the rights of any holder of a Career Option under the terms of the Career Option, the applicable Career Stock Plan or the corresponding stock option agreement or constitute a "modification" as defined in Section 424 of the Code, as to any stock option which is an "incentive stock option."

  The Merger Agreement provides that, at the Effective Time, all rights to convert Career Convertible Notes into shares of Career Common Stock which are outstanding at the Effective Time shall become conversion rights with respect to AccuStaff Common Stock, and AccuStaff shall assume the obligation to issue shares of common stock upon conversion of Career Convertible Notes, in accordance with the terms of the Indenture covering such Career Convertible Notes, such that from and after the Effective Time: (i) each Career Convertible Note may be exchanged solely for shares of AccuStaff Common Stock;
(ii) the number of shares of AccuStaff Common Stock subject to such Career Convertible Note shall be equal to product of the Exchange Ratio and the number of shares of Career Common Stock subject to such Career Convertible
Note immediately prior to the Effective Time; and (iii) the per share exchange price under such Career Convertible Note shall be adjusted by dividing the per share exchange price under each such Career Convertible Note by the Exchange Ratio and rounding up to the nearest cent. At or prior to the Effective Time, AccuStaff and Career will execute and deliver to the trustee under the Indenture the Supplemental Indenture reflecting the foregoing and evidencing AccuStaff's assumption of the obligation to issue shares of common stock under the Indenture.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Career will be the surviving corporation resulting from the Merger and will become a wholly owned subsidiary of AccuStaff. The Merger Agreement provides that from and after the Effective Time, the Board of Directors of Career will consist of the directors of Newco immediately prior to the Effective Time. The Merger Agreement further provides that the officers of Newco in office immediately prior to the Effective Time will serve as the officers of Career from and after the Effective Time in accordance with Career's Bylaws. It is expected that Walter W. Macauley, President and Chief Executive Officer of Career, will become vice chairman of AccuStaff and will join the AccuStaff Board of Directors in connection with the Merger. It is not expected that the consummation of the Merger will result in any other changes in the Board of Directors or management of AccuStaff or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Career Board of Directors with respect to the Merger Agreement and the transaction contemplated thereby, Career stockholders should be aware that certain of the members of the Career Board of Directors and members of Career's management have interests in the Merger that are in addition to the interests of stockholders of Career generally. The Career Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transaction contemplated thereby.

  Indemnification. The Merger Agreement provides that AccuStaff shall indemnify the present and former directors and officers of Career or any of its subsidiaries to the fullest extent permitted under Delaware Law and by Career's Certificate of Incorporation and Bylaws as in effect on the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), including provisions relating to advances of expenses incurred in the defense of any litigation and whether or not AccuStaff or any of its subsidiaries is insured against any such matter. AccuStaff also has agreed to use all reasonable efforts to maintain Career's existing directors' and officers' liability insurance policy (or a policy providing at least comparable coverage) for a period of six years after the Effective Time of the Merger; provided, that AccuStaff shall not be obligated to make aggregate premium payments in respect of such policy which exceed, for the portion relating to Career's directors and officers, 300% of the annual premium payments on Career's current policy.

  Post-Acquisition Compensation and Benefits. The Merger Agreement provides that, after the Effective Time, AccuStaff will provide generally to officers and employees of Career and its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of AccuStaff Common Stock), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by AccuStaff and its subsidiaries to their similarly situated officers and employees; provided, that AccuStaff shall maintain for the benefit of all of Career's officers and employees, for a period of six months following the Effective Time, Career's existing medical and dental plans. For purposes of participation and vesting and benefit accrual (other than benefit accrual under retirement plan) under such employee benefit plans, service with Career or its subsidiaries prior to the Effective Time will be treated as service with AccuStaff or its subsidiaries. The Merger Agreement also provides that AccuStaff will honor all employment, severance, consulting and other compensation contracts previously disclosed to AccuStaff between Career or any of its subsidiaries and any current or former director, officer or employee, and all provisions for vested amounts earned or accrued through the Effective Time under Career's benefit plans.

  Directorship. At the Effective Time, it is anticipated that the AccuStaff Board of Directors will be increased by one member and that Walter W. Macauley, President, Chief Executive Officer and a director of Career, will be elected to fill that directorship and will serve as vice chairman of the AccuStaff Board of Directors.

  Macauley Employment Agreement. Mr. Walter W. Macauley has an Employment Agreement with Career, dated April 13, 1995 (the "Career Employment Agreement"), which provides that, following a change in control of Career, Mr. Macauley has the right to terminate his employment and receive certain benefits. The cash portion of such benefit consists of (i) his full bonus for the year of termination, plus (ii) a severance payment equal to two times his base salary in effect on the date of termination, subject to a reduction of such severance payment the extent necessary to avoid a loss of deduction under Code Section 280G (the "280G Cut Back"). In addition, Mr. Macauley would be entitled to continued medical insurance coverage and automobile expenses through June 1998. It is estimated that the cash benefit payable to Mr. Macauley under the Career Employment Agreement had his employment terminated in 1997 following the Merger would be approximately $545,150, after the 280G

Cut Back. However, on or before the Effective Time, AccuStaff will pay Mr. Macauley $1,350,000 in consideration for his termination of the Career Employment Agreement, which represents the approximate amount of the cash benefit he would have received under the Career Employment Agreement, absent the 280G Cut Back, if he had terminated employment in 1997 following consummation of the Merger. In addition, Career will pay to Mr. Macauley his 1996 bonus under the Career Employment Agreement, which bonus will not exceed $450,000, and which is currently estimated to be $450,000. In addition, as a result of the Merger and in accordance with their terms, all of Mr. Macauley's options to acquire a total of 500,000 shares of Career Common Stock will become immediately vested at the Effective Time.

  Upon execution of the Merger Agreement, AccuStaff entered into a new Employment Agreement with Mr. Macauley (the "New Employment Agreement") which will be effective upon completion of the Merger. The New Employment Agreement provides for a three-year employment term during which Mr. Macauley will advise the Chairman and Chief Executive Officer of AccuStaff with respect to strategic acquisitions and operations. The New Employment Agreement provides for (i) an annual base salary of $350,000, (ii) an annual bonus based on performance factors similar to those applicable to executive officers of AccuStaff, with a maximum of $350,000 and a minimum of $150,000 per year, and
(iii) a grant of 1,000,000 non-qualified stock options under the AccuStaff 1995 Stock Option Plan, with an exercise price equal to the fair market value of AccuStaff Common Stock as of the Effective Time. Such options will be fully vested upon grant and will remain exercisable for five years, whether or not Mr. Macauley continues to be employed by AccuStaff. During the employment period, AccuStaff will provide medical coverage to Mr. Macauley in accordance with the level of benefits generally provided to other AccuStaff senior executives, and will reimburse Mr. Macauley for certain expenses (i.e., dues and automobile expenses) in the same amounts as such expenses were being paid or reimbursed to Mr. Macauley by Career prior to the Merger. In addition, if Mr. Macauley elects to relocate his principal residence during the employment period, AccuStaff will reimburse him for certain losses (up to $250,000) he may incur with respect to the sale of his existing residence.

  Either party may terminate the New Employment Agreement on 30 days' notice to the other. If Mr. Macauley dies, becomes disabled or terminates the agreement for any reason, or if AccuStaff terminates the agreement for cause, Mr. Macauley will be entitled to the full base salary and minimum bonus for the year of termination prorated through the date of termination. If AccuStaff terminates the agreement other than for cause, Mr. Macauley will be entitled to the full base salary and minimum bonus for the balance of the original three-year term of the New Employment Agreement. In any case other than Mr. Macauley's death, each party will continue to have the obligations described below with respect to certain covenants.

  Under the New Employment Agreement, Mr. Macauley covenants (i) not to divulge confidential information or trade secrets of AccuStaff, (ii) not to solicit customers or employees of AccuStaff for the employment term plus two years, and (iii) not to compete with AccuStaff for the employment term plus five years. In consideration for the non-competition covenant, AccuStaff will pay Mr. Macauley a fee of $150,000 per year for each year of the covenant after the employment term and will provide continued coverage under AccuStaff's health and medical benefits (to the extent available) at Mr. Macauley's expense. At the end of any year during the non-competition period (but not earlier than three years after consummation of the Merger), Mr. Macauley may terminate the covenant not to compete by giving notice to AccuStaff, whereupon AccuStaff's obligations to pay any further consideration for the covenant will also terminate.

  In the event that it shall be determined that any payment or distribution by AccuStaff to or for the benefit of Mr. Macauley (whether pursuant to the terms of the New Employment Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by him with respect to such excise tax, then Mr. Macauley will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by him of all taxes, he would retain an amount of the Gross-Up Payment equal to the excise tax so imposed; provided, however, that
(i) the portion of the Gross-Up Payment that relates to a payment attributable to the termination of the Career Employment Agreement or the acceleration of Mr. Macauley's Career stock options shall be limited to $900,000, and (ii) AccuStaff's obligation to make a Gross-Up Payment that relates to a payment attributable to benefits payable under the New Employment Agreement (other than a payment described in (i) above) or the grant of AccuStaff stock options thereunder will be null and void if Mr. Macauley terminates his employment with AccuStaff prior to the expiration of the first year of the New Employment Agreement.

  Employment Agreement With Michael T. Druckman. Career has entered into an employment agreement with Mr. Michael T. Druckman which provides for his employment as Senior Vice President and Chief Financial Officer of Career until June 30, 1997, subject to automatic renewal for successive one-year periods unless either Career or Mr. Druckman has given prior notice of non-renewal. This employment agreement provides for an annual base salary of $200,000 (subject to adjustment on July 1 of each year based on increases in the annual cost of living) and annual bonuses equal to 40% of the bonus earned by Mr. Macauley, but not to exceed his base salary for such year. If the employment agreement is terminated by Mr. Druckman within six months following a "change in control of Career," as defined in such employment agreement, Mr. Druckman is entitled, subject to specified limitations, to receive a lump sum payment equal to his then current base salary and the bonus for the immediately preceding fiscal year, but not to exceed the amount that would be deductible in accordance with Section 280G of the Code. This lump sum payment, based upon current base salary and estimated bonus, is currently estimated to be $400,000. The Merger will constitute a change in control for purposes of Mr. Druckman's employment agreement.

  Employment Agreement with Arnold Rind. Career has entered into an employment agreement with Mr. Arnold Rind which provides for his employment as Vice President of Career until June 30, 1997, subject to automatic renewal for successive one-year periods unless either Career or Mr. Rind has given prior notice of non-renewal. This employment agreement provides for an annual base salary of $150,000 (subject to adjustment on July 1 of each year based on increases in the annual cost of living) and discretionary annual bonuses. If there is a "change in control of Career," as defined in such employment agreement, and within 18 months thereafter, (i) Mr. Rind's employment is terminated by Career other than for cause, (ii) Mr. Rind shall no longer be designated and have the authority of a Vice President of Career, (iii) the location at which Mr. Rind's services are to be regularly performed shall be changed to a location outside of a 50-mile radius of Woodbury, New York or the island of Manhattan in the City of New York, (iv) there shall occur any willful or material breach by Career of any provision of the employment agreement which shall generally remain uncured for a period of 30 days or (v) Career shall elect not to renew the employment agreement for an additional one-year period, Mr. Rind may terminate the employment agreement and receive, subject to specified limitations, a lump sum payment of two times his then current base salary, but not to exceed the amount that would be deductible in accordance with Section 280G of the Code. This lump sum payment based upon current base salary is currently estimated to be approximately $320,000. The Merger will constitute a change in control for purposes of Mr. Rind's employment agreement.

  Stock Options. All of Career's executive officers and directors hold options to acquire shares of Career Common Stock. At the Effective Time, all such options, whether or not exercisable, shall be converted into and become rights with respect to AccuStaff Common Stock, and AccuStaff shall assume each such option in accordance with its terms and the stock option agreement by which it is evidenced, after giving effect to the Exchange Ratio and after making appropriate adjustments to the exercise prices. See "--Treatment of Options and Convertible Notes." At September 11, 1996, the directors and executive officers of Career collectively held options, whether or not then exercisable, to acquire a total of 992,532 shares of Career Common Stock at a weighted average exercise price of $9.93 per share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of the material federal income tax consequences of the Merger. This discussion is based on the provisions of the Code, the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, which changes may have retroactive effect. This discussion is included for general informational purposes only and applies only to Career stockholders, if any, who hold their stock as a capital asset. The following discussion does not address the federal income tax consequences of a special classes of taxpayers, including, without limitation, foreign corporations, tax-exempt entities, taxpayers holding stock as part of a conversion or straddle transaction, or Career stockholders, if any, who received their stock upon the exercise of employee stock options or otherwise as compensation.

  AccuStaff and Career have not requested a ruling from the Internal Revenue Service (the "Service") regarding the federal income tax consequences of the Merger. A condition to consummation of the Merger is the receipt by each of AccuStaff and Career of an opinion of Alston & Bird, counsel to AccuStaff, that the Merger will constitute a reorganization and certain other federal income tax consequences of the Merger, most of which are set forth below. The opinion of Alston & Bird that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code will be based upon certain assumptions and representations made by the management of each of AccuStaff and Career. Based on the correctness of such assumptions and representations, it is the opinion of Alston & Bird that the Merger will constitute a reorganization as defined in Section 368(a) of the Code. Further, provided that the Merger constitutes a reorganization as defined in Section 368(a) of the Code, the following will be the material federal income tax consequences to the Career stockholders:

    (i) No gain or loss will be recognized for federal income tax purposes by Career stockholders upon the exchange of their shares of Career Common Stock for shares of AccuStaff Common Stock;

    (ii) The basis of the shares of AccuStaff Common Stock to be received by Career stockholders will be the same as the basis of the Career Common Stock surrendered in exchange therefor;

    (iii) The holding period of the AccuStaff Common Stock to be received by Career stockholders will include the period during which the shares of Career Common Stock surrendered in exchange therefor had been held, provided such shares were held by such stockholders as a capital asset at the Effective Time; and

    (iv) The payment of cash in lieu of fractional shares of AccuStaff Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by AccuStaff. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of AccuStaff Common Stock redeemed as provided in Section 302(a) of the Code. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder.

    (v) No gain or loss will be recognized by AccuStaff, Career or Newco pursuant to the Merger.

  The opinion does not address the tax consequences of the Merger to holders of the Career Convertible Notes. Holders of such instruments should consult their tax advisors with respect to such consequences.

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH HOLDER OF CAREER COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

CONDITIONS TO CONSUMMATION

  The obligations of Career and AccuStaff to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the stockholders of Career shall have duly adopted the Merger Agreement by the requisite vote; (ii) the stockholders of AccuStaff shall have duly approved the issuance of shares of AccuStaff Common Stock pursuant to the Merger Agreement by the requisite vote; (iii) there shall not be in effect any law (other than a law requiring the obtaining of consents that are not specified as required to be obtained as a condition to consummation of the Merger) or order of a court or governmental or regulatory agency of competent jurisdiction which prohibits, restricts (other than specified restrictions) or makes illegal consummation of the Merger; (iv) the required regulatory approvals and consents described under "--Regulatory Approvals" shall have been received and shall be in full force and effect with all waiting periods required by law having expired, and no such regulatory approval shall be conditioned or restricted in a manner which would, in the reasonable judgment of the Board of Directors of AccuStaff, so materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement that had AccuStaff known of such condition it would not have entered into the Merger Agreement; (v) the shares of AccuStaff Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the Nasdaq National Market, upon official notice of issuance; (vi) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of AccuStaff Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vii) AccuStaff and Career shall have received an opinion of Alston & Bird as to certain federal income tax matters (see "-- Certain Federal Income Tax Consequences"); (viii) AccuStaff shall have received letters from AccuStaff's and Career's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment (see "--Accounting Treatment"); (ix) AccuStaff shall have received letters from each affiliate of Career to the extent necessary to assure AccuStaff, in its reasonable judgment, that the transactions contemplated in the Merger Agreement will qualify for pooling-of-interests accounting treatment; (x) each party shall have received from the other letters from the other party's independent auditors with respect to certain financial information about the other party; (xi) the representations and warranties of the other party as set forth in the Merger Agreement shall be accurate, as of the date of the Merger Agreement and the Effective Time (except where a representation or warranty speaks as of a particular date, in which case such representation and warranty need be accurate only as of such date); (xii) the other party shall have performed in all material respects all of its respective covenants and agreements to be performed by it pursuant to the Merger Agreement; and (xiii) each of AccuStaff and Career shall have received a certificate dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of the other party certifying as to the fulfillment of the conditions listed in clauses (xi) and (xii) above.

  The conditions to consummation of the Merger may be waived, in whole or in part, and the time for the performance of any of the obligations of the parties to the Merger Agreement may be extended, in each case to the extent permissible under applicable law, by the parties to the Merger Agreement in writing. See "--Amendment, Waiver, and Termination."

  No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

REGULATORY APPROVALS

  The obligations of AccuStaff and Career to perform the Merger Agreement and consummate the Merger are subject to all consents of, and filings and registrations with, and notifications to, all regulatory authorities specified in the Merger Agreement as conditions to consummation of the Merger having been obtained or made and being in full force and effect and to the expiration of all waiting periods required by law. Furthermore, no consent from any regulatory authority which has been specified as a condition to consummation of the Merger shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of AccuStaff would so materially adversely impact the economic or business benefits of the Merger that, had such condition or requirement been known, AccuStaff would not, in its reasonable judgment, have entered into the Merger Agreement. The receipt of consents and approvals not specified as conditions to consummation of the Merger is at the sole risk of AccuStaff.

  Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. AccuStaff and Career each filed a Notification and Report Form with the Antitrust Division and the FTC on September , 1996, requesting early termination of the waiting period under the HSR Act. The requirements of the HSR Act will be satisfied if the Merger is consummated within one year from the termination of the waiting period.

  At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of AccuStaff or Career. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation for the Merger or seeking divestiture of substantial assets of AccuStaff or Career. Private parties (including individual states) may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, AccuStaff and Career believe that the Merger can be effected in compliance with Federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, AccuStaff and Career would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

  Other than the approvals discussed above, AccuStaff and Career are not aware of any federal, state or foreign regulatory requirements that must be complied with or approval that must be obtained in connection with the Merger other than the filing with the Commission of the Registration Statement and this Joint Proxy Statement/Prospectus and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that such approval will be sought.

CONDUCT OF BUSINESS PENDING THE MERGER

  Career generally has agreed in the Merger Agreement, unless the prior consent of AccuStaff is obtained, and except as otherwise contemplated by the Merger Agreement, to operate its business only in the ordinary course, to preserve its business organizations and assets and to maintain its rights and franchises and to take no action that would adversely affect either the ability of either party to perform its covenants and agreements under the Merger Agreement or the ability of either party to obtain any consents or approvals pursuant to any contract, law, order or permit that are required for the transactions contemplated by the Merger Agreement. In addition, the Merger Agreement contains certain other restrictions applicable to the conduct of the business of Career prior to consummation of the Merger, as described below.

  Career has agreed in the Merger Agreement not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of AccuStaff. Those actions generally include, without limitation: (i) amending its Charter or Bylaws; (ii) becoming responsible for any debt or other obligation for borrowed money in excess of an aggregate of $500,000, except in the ordinary course of the business of Career's subsidiaries consistent with past practices; (iii) redeeming, purchasing, acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock; (iv) subject to certain exceptions, issuing, selling or pledging additional shares of any Career capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (v) adjusting or reclassifying any of its capital stock; (vi) acquiring control over any other entity; (vii) granting any increase in compensation or benefits to its employees or officers (except in the ordinary course of business and consistent with past practices), paying any bonus (except as previously disclosed to AccuStaff or in accordance with any existing program or plan), entering into or amending any severance agreements with its officers or granting any increase in compensation or other benefits to any of its directors (except in the ordinary course of business and consistent with past practices); (viii) entering into or amending any employment contract that it does not have the unconditional right to terminate without certain liability, except as previously disclosed to AccuStaff and except for any amendment required by law; (ix) adopting any new employee benefit plan or program or materially changing any existing plan or program; (x) making any significant changes in accounting methods, except for any change required by law;
(xi) commencing any litigation other than in accordance with past practice or settling any litigation for material money damages; or (xii) materially amending or terminating any material contracts except in the ordinary course of business.

  In addition, Career has agreed not to solicit, directly or indirectly, any "Acquisition Proposal" (as defined below) from any person. Further, except to the extent the Board of Directors of Career, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Career's stockholders under applicable law, neither Career nor any subsidiary or affiliate of Career, nor any investment banker, financial advisor, attorney, accountant, consultant, or other representative retained or employed by Career or any of its subsidiaries or affiliates, shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any Acquisition Proposal, but Career may communicate information about such an Acquisition Proposal to its stockholders (including any statement required pursuant to Rule 14e-2 of the Exchange Act) if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Career must notify AccuStaff orally as promptly as practicable and in writing within 24 hours following the receipt of any Acquisition Proposal and the details thereof, and advise AccuStaff of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Career has also agreed to use all reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

  Pursuant to the Merger Agreement, AccuStaff has agreed that, prior to the Effective Time, it will continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the AccuStaff Common Stock and the business prospects of AccuStaff and to the extent consistent therewith use all reasonable efforts to preserve intact the core businesses and goodwill of AccuStaff and its subsidiaries with their respective employees and the communities they serve. AccuStaff has also agreed to take no action which would (i) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby without imposition of a materially burdensome condition or restriction, or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement; provided, that the foregoing shall not prevent AccuStaff or any subsidiary from acquiring any assets or other businesses or from discontinuing or disposing of any of its assets or business if such action is, in the judgment of AccuStaff, desirable in the conduct of the business of AccuStaff and its subsidiaries. AccuStaff also has agreed that it will not, without the prior written consent of Career, (i) amend the Articles of Incorporation or Bylaws of AccuStaff, in each case in any manner adverse to the holders of Career Common Stock as compared to rights of holders of AccuStaff Common Stock generally as of the date of the Merger Agreement, (ii) during any period used to determine the Average Closing Price, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of AccuStaff Common Stock, or (iii) acquire direct or indirect control over any person where the consideration for such acquisition consists of AccuStaff Common Stock having an aggregate market value as of the date of public announcement of such acquisition of $300 million or more without the prior written consent of the chief executive officer of Career, which consent shall not be unreasonably withheld (provided that such consent shall be deemed to be unreasonably withheld if such acquisition, in the good faith judgment of the chief executive officer of AccuStaff when publicly announced, will be accretive to AccuStaff's earnings per share in the first full year after consummation of such acquisition).

AMENDMENT, WAIVER, AND TERMINATION

  To the extent permitted by law, AccuStaff and Career may amend the Merger Agreement by written agreement at any time without the approval of the stockholders of Career; provided, that after the adoption of the Merger Agreement by Career's stockholders, no amendment may change the consideration to be received by Career stockholders or the rights of the Career stockholders under the Merger Agreement without the requisite approval of such stockholders.

  Prior to or at the Effective Time, either Career or AccuStaff may also (i) extend the time for the performance of any of the obligations or other acts of the other party under the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto, or (iii) except to the extent prohibited by law, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

  The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, before or after the approval by stockholders of Career and AccuStaff, (a) by the mutual consent of the Boards of Directors of Career and AccuStaff, (b) by either party, in the event of any inaccuracy of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 15 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Merger Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement under the applicable standards set forth in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement), (c) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 15 days after the giving of written notice to the breaching party of such breach, (d) if the Merger is not consummated by December 31, 1996, provided that the failure to consummate is not due to the breach by the party electing to terminate, (e) if (1) any approval of any regulatory authority specified as a condition to consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the stockholders of Career or AccuStaff fail to approve by the required vote the matters relating to the Merger Agreement and the transactions contemplated hereby at the Special Meetings where such matters were presented to such stockholders for approval and voted upon, or
(f) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied, fulfilled, or waived by the appropriate party by December 31, 1996 (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement under the applicable standards set forth in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement). See "--Expenses and Fees."

  Finally, Career may terminate the Merger Agreement (a "Transaction Termination") if, prior to adoption of the Merger Agreement by the requisite vote of the holders of Career Common Stock, the Board of Directors of Career has (x) withdrawn or modified or changed its recommendation or approval of the Merger Agreement in a manner adverse to AccuStaff in order to approve and permit Career to accept an Acquisition Proposal (as defined hereinafter), and
(y) determined, based on the advice of outside legal counsel to Career, that the failure to take such action as set forth in the preceding clause (x) would result in breach of the Board of Directors' fiduciary duties under applicable law; provided, that (A) the Board of Directors of Career shall have been advised by such outside counsel that notwithstanding the Merger Agreement, and notwithstanding any concessions which may be offered by AccuStaff in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate the Merger Agreement as a result of such Acquisition Proposal,

(B) at least two business days prior to any such termination, Career shall, and shall cause its advisors to, negotiate with AccuStaff to make such adjustments in the terms and conditions of the Merger Agreement as would enable Career to proceed with the transactions contemplated herein on such adjusted terms, and (C) Career shall have tendered to AccuStaff payment in full of the Fee (as defined herein) concurrently with delivery of notice of termination pursuant to this provision; and, provided further, that Career shall immediately advise AccuStaff following the receipt by it of any Acquisition Proposal and the details thereof, and advise AccuStaff of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. The term "Acquisition Proposal" is defined to mean any proposal for an Acquisition Transaction (including any tender offer or exchange offer that, if successful, would constitute or result in an Acquisition Transaction), other than the transactions contemplated by the Merger Agreement. The term "Acquisition Transaction" is defined to mean (A) a merger, consolidation or similar transaction involving Career or any Career subsidiaries, the assets of which constitute 25% or more of the consolidated assets of Career and its subsidiaries (other than transactions solely between Career and its subsidiaries), (B) except as permitted pursuant to the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of Career or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Career and its subsidiaries or (C) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange, tender offer, exchange offer or any similar transaction) by Career or any Career subsidiary or any other persons of securities representing 25% or more of the voting power of Career (including any securities previously acquired). See "--Expenses and Fees."

EXPENSES AND FEES

  The Merger Agreement provides that each party is responsible for its own expenses incident to preparing for, entering into, and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby. Any party who willfully breaches any of its representations, warranties, covenants, or agreements set forth in the Merger Agreement, however, will be liable for damages occasioned by such breach, including any expenses incurred by the other party in connection with the Merger Agreement.

  If the Merger Agreement is terminated by a party as a result of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which is not timely cured (a "Breach Termination") or if the Merger Agreement is terminated as a result of the failure of the other party's stockholders to approve the matters relating to the Merger Agreement required to be approved by such stockholders or if the Merger is not consummated as a result of the other party failing to satisfy certain conditions to consummation, then the breaching party or the party that failed to satisfy such conditions shall promptly (but not later than five business days after receipt of notice from such party) pay to such party an amount equal to all documented out-of-pocket fees and expenses incurred by such party (including, without limitation, fees and expenses payable to investment bankers, accountants and counsel) arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement not to exceed $2,500,000 in the aggregate, provided, that if such breach was a result of intentional or willful misconduct or misrepresentation, the breaching party shall pay such additional amounts as the terminating party may be entitled to receive at law or in equity.

  Career also has agreed to pay AccuStaff, subject to specified terms and conditions, a fee (the "Fee") of $30,000,000, upon the occurrence of any of the following events: (i) upon a Transaction Termination; or (ii) if, during the period beginning on the date of the Merger Agreement and ending six months after any termination of the Merger Agreement by either party by reason of the stockholders of Career having failed to approve the Merger Agreement (but only if the Career Board of Directors shall have failed to recommend, or shall have withdrawn or modified in any manner adverse to AccuStaff their recommendation, that Career stockholders approve the Merger Agreement) or by AccuStaff pursuant to a Breach Termination (or ending 12 months following any such termination, if, prior to such termination, there shall have occurred a Triggering Event (as defined herein)), the Career Board of Directors shall authorize entry into an agreement with any person (other than AccuStaff or any AccuStaff subsidiary) providing for an Acquisition Transaction or shall recommend acceptance of, or shall fail to recommend rejection of, a tender offer or exchange offer that, if successful, would result in an Acquisition Transaction, or an Acquisition Transaction shall have been consummated (each, a

"Payment Event") (such Fee to be payable by wire transfer of immediately available funds within five business days following the occurrence of such Payment Event); provided, that the amount of such Fee shall be reduced by any amounts previously paid by Career to AccuStaff pursuant to the preceding paragraph. The term "Triggering Event" is defined to mean any of the following events subsequent to the date of this Agreement: (i) any person (other than AccuStaff or any AccuStaff subsidiary) shall have (A) made, or disclosed an intention to make, a bona fide proposal to Career or its stockholders to engage in an Acquisition Transaction; (B) commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or filed a registration statement under the Securities Act with respect to a tender offer or exchange offer to purchase any shares of Career Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Career Common Stock; or (C) filed, or disclosed an intention to file, an application or notice, whether in draft or final form, under any applicable federal or state law (including a notice filed under the HSR Act) seeking the consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency; or (ii) any person (other than AccuStaff or any AccuStaff subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which AccuStaff or any of its Subsidiaries is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then-outstanding shares of Career Common Stock; or (iii) Career shall have breached any of the provisions of the Merger Agreement relating to Acquisition Proposals. See "--Amendment, Waiver and Termination."

ACCOUNTING TREATMENT

  The Merger is anticipated to be accounted for on a pooling-of-interests accounting basis. Under this method of accounting, as of the Effective Time, the assets and liabilities of Career would be added to those of AccuStaff at their recorded book values and the stockholders' equity accounts of AccuStaff and Career would be combined on AccuStaff's consolidated balance sheet. Consummation of the Merger is conditioned on, among other things, receipt by AccuStaff and Career of letters from AccuStaff's and Career's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment. See "Summary" and "Pro Forma Condensed Combined Financial Data."

RESALES OF ACCUSTAFF COMMON STOCK

  The shares of AccuStaff Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed as of the date of the Career Special Meeting to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of Common Stock) of Career for purposes of Rule 145 under the Securities Act or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Such affiliates may not sell their shares of AccuStaff Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of AccuStaff and Career after the consummation of the Merger have been published. In addition, Career has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in a form customary for the type of transaction contemplated by the Merger Agreement relating to such restrictions on sale or other transfer. This Joint Proxy Statement/Prospectus does not cover resales of AccuStaff Common Stock received by any person who may be deemed to be an affiliate of Career.

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of AccuStaff (restated to give effect to the acquisitions of McKinley and Perma Temp which were accounted for under the pooling-of-interests method of accounting such restated financial statements are included in AccuStaff's Current Report on Form 8-K dated September , 1996 and are incorporated herein by reference) and Career (adjusted to reflect the acquisition of Berger & Co. which was accounted for using the purchase method of accounting such adjusted financial statements are included in Career's Current Report on Form 8-K dated August 28, 1996 and incorporated by reference herein) and their respective subsidiaries, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and should be read in conjunction with those consolidated financial statements and related notes. See "Available Information" and "Incorporation of Certain Documents By Reference." The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have occurred if the assumed transactions had occurred on the dates indicated or the expected financial position or results of operations in the future.

  The unaudited pro forma condensed combined balance sheet presents the combined financial position of AccuStaff and Career as of June 30, 1996, as if the Merger was consummated as of June 30, 1996. The unaudited pro forma condensed balance sheet reflects (i) the merger with Career applying the pooling-of-interests method of accounting, (ii) certain adjustments that are directly attributable to the Merger, including estimated non-recurring acquisition costs of $15.0 million and estimated non-recurring corporate restructuring costs of $10.0 million and (iii) all other acquisitions completed by AccuStaff and Career subsequent to June 30, 1996 through September 15, 1996 as if such acquisitions had been consummated as of such date. In accordance with Securities and Exchange Commission rules, the estimated non-recurring acquisition costs related to the Merger of $15.0 million and estimated non-recurring corporate restructuring costs related to the Merger of $10.0 million have not been included in the pro forma condensed statements of operations included herein.

  The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of Career applying the pooling-of-interests method of accounting and (ii) all other acquisitions completed by AccuStaff and Career between January 1, 1996 and September 15, 1996 as if each had been completed on January 1, 1996. The unaudited condensed combined statements of operations for the six months ended June 30, 1996 and the years ended December 31, 1995, January 1, 1995 and January 2, 1994 give effect to the merger with Career applying the pooling-of-interests method of accounting as if the transaction was consummated as of the beginning of each respective fiscal year. In addition Career has changed its fiscal year end from June 30 to December 31, commencing December 31, 1995. Accordingly, for comparability purposes, the Career results of operations for the years ended December 31, 1995, January 1, 1995, and January 2, 1994, have been presented on a basis consistent with AccuStaff's fiscal year.

  On October 26, 1995, the AccuStaff Board of Directors authorized a two-for-one stock split. The stock split was effected as a 100% stock dividend and was paid on November 27, 1995 to shareholders of record on November 9, 1995. Additionally, on March 6, 1996, the AccuStaff Board of Directors authorized a three-for-one stock split. The stock split was effected as a 200% stock dividend and was paid on March 27, 1996 to shareholders of record on March 20, 1996. In addition, on January 17, 1996, the Career Board of Directors authorized a two-for-one stock split. The stock split was effected as a 100% stock dividend effective February 22, 1996, to Shareholders of record on February 8, 1996. The pro forma financial statements and earnings per share data for the periods presented herein are computed after giving effect to all of the above described stock splits.

  The Merger is expected to be accounted for under the pooling-of-interests method of accounting. See "The Merger--Accounting Treatment."

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                          PRO FORMA    PRO FORMA
                                     ACCUSTAFF   CAREER  ADJUSTMENTS   COMBINED
                                     ---------  -------- -----------   ---------
ASSETS
Current assets:
  Cash and cash equivalents........  $136,384   $ 49,267   $   --      $185,651
  Accounts receivable, net.........   109,199     94,921       --       204,120
  Due from associated offices,
   net.............................       --      38,442       --        38,442
  Prepaid expenses.................    10,276      3,231       --        13,507
  Other receivables, net...........       --       1,807       --         1,807
  Deferred income taxes............       157      4,617       --         4,774
                                     --------   --------   -------     --------
    Total current assets...........   256,016    192,285       --       448,301
Furniture, equipment, and leasehold
 improvements, net.................    11,792      8,850       --        20,642
Goodwill, net......................   228,670    144,336       --       373,006
Deferred income taxes..............       --       1,197      (972)(c)      225
Other assets.......................     2,908      3,642       --         6,550
                                     --------   --------   -------     --------
    Total assets...................  $499,386   $350,310   $  (972)    $848,724
                                     ========   ========   =======     ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Notes payable, current portion...  $  9,176   $  2,869   $   --        12,045
  Accounts payable and accrued
   expenses........................    12,492     32,964    25,000(a)    70,456
  Accrued payroll and related
   taxes...........................    21,343     36,524       --        57,867
  Convertible subordinated
   debentures......................     1,000        --        --         1,000
                                     --------   --------   -------     --------
    Total current liabilities......    44,011     72,357    25,000      141,368
7% Convertible senior notes               --      86,250       --        86,250
Notes payable, long term portion...    10,612        --        --        10,612
Deferred income taxes..............       972        --       (972)(c)      --
Other..............................       --         428       --           428
                                     --------   --------   -------     --------
    Total liabilities..............    55,595    159,035    24,028      238,658
                                     --------   --------   -------     --------
Commitments
Stockholders' equity:
Preferred stock, $.01 par value;
 10,000 shares authorized; no
 shares issued and outstanding.....       --         --        --           --
Common stock, $.01 par value;
 150,000 shares authorized; 92,916
 shares issued and outstanding on
 June 30, 1996.....................       659        177        93 (b)      929
Additional contributed capital.....   413,348    169,510      (148)(b)  582,710
Retained earnings..................    29,830     21,643   (25,000)(a)   26,473
                                     --------   --------   -------     --------
                                      443,837    191,330   (25,055)     610,112
  Less: Deferred stock
   compensation....................       (46)       --        --           (46)
    Treasury stock.................       --        (55)        55 (b)      --
                                     --------   --------   -------     --------
  Total stockholders' equity.......   443,791    191,275   (25,000)     610,066
                                     --------   --------   -------     --------
  Total liabilities and
   stockholders' equity............  $499,386   $350,310   $  (972)    $848,724
                                     ========   ========   =======     ========

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                     PRO FORMA(1) PRO FORMA(2)  PRO FORMA
                                      ACCUSTAFF      CAREER    COMBINED(3)
                                     ------------ ------------ -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue.............................   $410,060     $314,872    $724,932
Cost of revenue.....................    321,282      238,159     559,441
                                       --------     --------    --------
  Gross profit......................     88,778       76,713     165,491
Operating expenses:
  General and administrative........     55,006       46,295     101,301
  Remittance to franchisees.........        --        10,141      10,141
  Depreciation and amortization.....      5,704        3,663       9,367
                                       --------     --------    --------
    Total operating expenses........     60,710       60,099     120,809
                                       --------     --------    --------
  Income from operations............     28,068       16,614      44,682
Other income (expense)..............
  Other.............................        128          --          128
  Interest expense..................     (3,536)      (1,802)     (5,338)
  Acquisition expense...............     (2,800)         --       (2,800)
                                       --------     --------    --------
    Total other income (expense)....     (6,208)      (1,802)     (8,010)
                                       --------     --------    --------
Income before provision for income
 taxes..............................     21,860       14,812      36,672
Provision for income taxes..........      9,342        5,702      15,044
                                       --------     --------    --------
    Income from continuing
     operations.....................   $ 12,518     $  9,110    $ 21,628
                                       ========     ========    ========
Earnings per share of common and
 common stock equivalents...........   $   0.20                 $   0.24
                                       ========                 ========
Weighted average number of shares
 outstanding........................     62,608                   96,253
                                       ========                 ========

- --------
(1) Reflects AccuStaff's pro forma statement of operations as if all acquisitions completed through September 15, 1996 had been completed as of January 1, 1996.
(2) Reflects Career's pro forma statement of operations as if all acquisitions completed through September 15, 1996 had been completed as of January 1, 1996.
(3) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                    PRO FORMA(1) PRO FORMA(2)  PRO FORMA
                                     ACCUSTAFF      CAREER    COMBINED(3)
                                    ------------ ------------ -----------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue............................   $744,096     $603,978   $1,348,074
Cost of revenue....................    588,460      457,473    1,045,933
                                      --------     --------   ----------
  Gross profit.....................    155,636      146,505      302,141
Operating expenses:
  General and administrative.......    103,599       83,738      187,337
  Remittance to franchisees........        --        21,347       21,347
  Depreciation and amortization....     10,953        7,102       18,055
                                      --------     --------   ----------
    Total operating expenses.......    114,552      112,187      226,739
                                      --------     --------   ----------
    Income from operations.........     41,084       34,318       75,402
Other income (expense).............
  Interest expense.................    (15,916)      (5,590)     (21,506)
                                      --------     --------   ----------
    Total other income (expense)...    (15,916)      (5,590)     (21,506)
                                      --------     --------   ----------
Income before provision for income
 taxes.............................     25,168       28,728       53,896
Provision for income taxes.........      9,804       11,106       20,910
                                      --------     --------   ----------
    Income from continuing
     operations ...................   $ 15,364     $ 17,622   $   32,986
                                      ========     ========   ==========
Earnings per share of common and
 common stock equivalents..........   $   0.35                     $0.51
                                      ========                ==========
Weighted average number of shares
 outstanding.......................     43,818                    72,827
                                      ========                ==========

- --------
(1) Reflects AccuStaff's pro forma statement of operations as if all acquisitions completed in 1995 and through September 15, 1996 had been completed as of January 2, 1995.
(2) Reflects Career's pro forma statement of operations as if all acquisitions completed in 1995 and through September 15, 1996 had been completed as of January 2, 1995.
(3) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                    HISTORICAL     HISTORICAL
                                    ACCUSTAFF        CAREER       COMBINED(1)
                                   ------------   ------------   -------------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue..........................       $334,461       $275,851       $610,312
Cost of revenue..................        264,521        210,233        474,754
                                    ------------   ------------   ------------
  Gross profit...................         69,940         65,618        135,558
Operating expenses:
  General and administrative.....         43,519         39,110         82,629
  Remittance to franchisees......            --           9,898          9,898
  Depreciation and amortization..          4,178          2,916          7,094
                                    ------------   ------------   ------------
  Total operating expenses.......         47,697         51,924         99,621
                                    ------------   ------------   ------------
  Income from operations.........         22,243         13,694         35,937
Other income (expense):
  Other..........................            --             --             --
  Interest expense...............           (493)        (1,802)        (2,295)
  Acquisition expense............         (2,800)           --          (2,800)
                                    ------------   ------------   ------------
  Total other income (expense)...          3,293         (1,802)        (5,095)
                                    ------------   ------------   ------------
Income before provision for
 income taxes....................         18,950         11,892         30,842
Provision for income taxes.......          8,178          4,578         12,756
                                    ------------   ------------   ------------
  Income from continuing
   operations....................     $   10,772   $      7,314   $     18,086
                                    ============   ============   ============
Income from continuing operations
 per share of common and common
 stock equivalents...............          $0.17                         $0.21
                                    ============                  ============
Weighted average number of shares
 outstanding.....................         62,175                        94,997
                                    ============                  ============

- --------
(1) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                    HISTORICAL     HISTORICAL
                                    ACCUSTAFF        CAREER       COMBINED(1)
                                   ------------   ------------   -------------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue..........................       $316,847       $385,289       $702,136
Cost of revenue..................        256,844        294,646        551,490
                                    ------------   ------------   ------------
  Gross profit...................         60,003         90,643        150,646
Operating expenses:
  General and administrative.....         38,695         51,281         89,976
  Remittance to franchisees......            --          18,489         18,489
  Depreciation and amortization..          2,301          3,462          5,763
                                    ------------   ------------   ------------
  Total operating expenses.......         40,996         73,232        114,228
                                    ------------   ------------   ------------
  Income from operations.........         19,007         17,411         36,418
Other income (expense):
  Other..........................            146            --             146
  Interest expense...............            (41)        (2,205)        (2,246)
  Management fee.................            --             --             --
                                    ------------   ------------   ------------
  Total other income (expense)...            105         (2,205)        (2,100)
                                    ------------   ------------   ------------
Income before provision for
 income taxes....................         19,112         15,206         34,318
Provision for income taxes.......          7,355          5,878         13,233
                                    ------------   ------------   ------------
  Income from continuing
   operations....................   $     11,757   $      9,328   $     21,085
                                    ============   ============   ============
Earnings per share of common and
 common stock equivalents........   $       0.27                  $       0.34
                                    ============                  ============
Weighted average number of shares
 outstanding.....................         43,386                        64,130
                                    ============                  ============

- --------
(1) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED JANUARY 1, 1995
                                  (UNAUDITED)

                                     HISTORICAL     HISTORICAL
                                     ACCUSTAFF        CAREER       COMBINED(1)
                                    ------------   ------------   -------------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue...........................   $    166,626   $    334,088   $    500,714
Cost of revenue...................        136,398        257,314        393,712
                                     ------------   ------------   ------------
   Gross profit...................         30,228         76,774        107,002
Operating expenses:
  General and administrative......         22,074         42,936         65,010
  Remittance to franchisees.......            --          16,975         16,975
  Depreciation and amortization...            877          3,508          4,385
                                     ------------   ------------   ------------
   Total operating expenses.......         22,951         63,419         86,370
                                     ------------   ------------   ------------
   Income from operations.........          7,277         13,355         20,632
Other income (expense)............
  Other...........................             46            --              46
  Interest expense................           (221)        (2,624)        (2,845)
  Management fee..................            --             --             --
                                     ------------   ------------   ------------
   Total other income (expense)...           (175)        (2,624)        (2,799)
                                     ------------   ------------   ------------
Income before provision for income
 taxes............................          7,102         10,731         17,833
Provision for income taxes........          2,672          4,477          7,149
                                     ------------   ------------   ------------
   Income from continuing
    operations....................          4,430          6,254         10,684
Preferred stock dividend
requirement.......................            --            (175)          (175)
                                     ------------   ------------   ------------
  Income from continuing
   operations applicable to common
   stockholders...................   $      4,430   $      6,079   $      9,106
                                     ============   ============   ============
Earnings per share of common and
 common stock equivalents.........   $       0.15                  $       0.22
                                     ============                  ============
Weighted average number of shares
 outstanding......................         29,967                        46,821
                                     ============                  ============

- --------
(1) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED JANUARY 2, 1994
                                  (UNAUDITED)

                                     HISTORICAL     HISTORICAL
                                     ACCUSTAFF        CAREER       COMBINED(1)
                                    ------------   ------------   -------------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue...........................       $108,199       $293,733       $401,932
Cost of revenue...................         89,143        228,611        317,754
                                     ------------   ------------   ------------
  Gross profit....................         19,056         65,122         84,178
Operating expenses:
  General and administrative......         16,907         39,894         56,801
  Remittance to franchisees.......            --          14,146         14,146
  Depreciation and amortization...            363          3,188          3,551
                                     ------------   ------------   ------------
  Total operating expenses........         17,270         57,228         74,498
                                     ------------   ------------   ------------
  Income from operations..........          1,786          7,894          9,680
Other income (expense)............
  Other...........................              7            --               7
  Interest expense................           (453)        (5,819)        (6,272)
  Management fee..................            128            --             128
                                     ------------   ------------   ------------
  Total other income (expense)....           (318)        (5,819)        (6,137)
                                     ------------   ------------   ------------
Income before provision for income
 taxes............................          1,468          2,075          3,543
Provision for income taxes........            564            596          1,160
                                     ------------   ------------   ------------
  Income from continuing
   operations.....................            904          1,479          2,383
Preferred stock dividend
 requirement......................            --             707            707
                                     ------------   ------------   ------------
  Income from continuing
   operations applicable to common
   stockholders...................   $        904   $        772   $      1,676
                                     ============   ============   ============
Earnings per share of common and
 common stock equivalents.........   $       0.04                          0.05
                                     ============                  ============
Weighted average number of shares
 outstanding......................         24,989                        35,821
                                     ============                  ============

- --------
(1) As there were no pro forma adjustments, no adjustments column has been presented in this columnar presentation.


        See Notes to Pro Forma Condensed Combined Financial Statements

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

  (a) This adjustment reflects the accrual of the acquisition expenses related to the Merger and the related reduction to retained earnings.

  (b) This adjustment reflects the reclassification of stockholders' equity required under the pooling-of-interests method of accounting.

  (c) This adjustment reflects the reclassification of the non-current deferred tax liability of AccuStaff.

CALCULATION OF EARNINGS PER SHARE

  Historical earnings per share of AccuStaff is presented after giving effect to both of AccuStaff's stock splits. The pro forma earnings per share is computed on the basis of the combined weighted average number of shares and common share equivalents of AccuStaff, after giving effect to the stock splits, and the issuance of shares to consummate the Merger, calculated by multiplying the weighted average shares outstanding for Career by the conversion ratio for each of the respective years.

     CERTAIN DIFFERENCES IN THE RIGHTS OF ACCUSTAFF AND CAREER STOCKHOLDERS

  At the Effective Time, Career stockholders will become stockholders of AccuStaff, and their rights as stockholders will be determined by AccuStaff's Articles and Bylaws. In addition, Career is a Delaware corporation governed by the Delaware GCL and AccuStaff is a Florida corporation governed by the Florida BCA. The following is a summary of the material differences in the rights of stockholders of Career and AccuStaff. Except as set forth below, there are no material differences between the rights of a Career stockholder under Career's Charter and Bylaws and the Delaware GCL, on the one hand, and the rights of a AccuStaff stockholder under AccuStaff's Articles and Bylaws and the Florida BCA, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Delaware GCL, Florida BCA and AccuStaff's Articles, Career's Charter and the Bylaws of each corporation. Copies of AccuStaff's Articles, Career's Charter and the Bylaws of each corporation are on file at their respective principal executive offices.

AUTHORIZED CAPITAL STOCK

  AccuStaff. AccuStaff's Articles authorize the issuance of up to 150,000,000 shares of AccuStaff Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "AccuStaff Preferred Stock"). As of the AccuStaff
Record Date, there were     shares of AccuStaff Common Stock outstanding and no
shares of AccuStaff Preferred Stock outstanding. The AccuStaff Board of Directors has the authority to issue AccuStaff Preferred Stock in one or more classes or series and, by filing the appropriate articles of amendment with the Department of State of the State of Florida, to establish the designation of each series and the variations in rights, preferences, and limitations for each series, without any further vote or action by the stockholders, unless such action is required by applicable rules or regulations or by the terms of other outstanding series of AccuStaff Preferred Stock.

  Career. Career's Charter authorizes the issuance of up to 50,000,000 shares of Career Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Career Preferred Stock"). On the Career Record Date, there were shares of Career Common Stock outstanding and no shares of Career Preferred Stock outstanding. The Career Board of Directors has the authority to issue Career Preferred Stock in one or more series and to fix the voting powers, full or limited, or no voting powers and such other relative rights, powers and preferences, including, without limitation, the dividend rate, conversion rights, if any, redemption price and liquidation preference, without any further vote or action by the stockholders, unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Career Preferred Stock.

DIRECTORS; VACANCIES

  AccuStaff. AccuStaff's Bylaws provide for a Board of Directors of not less than four nor more than eleven directors, the exact number of members to be fixed from time to time by a majority of the members of the Board then in office; the current number is set at six. Any vacancy occurring on the Board of Directors for any reason, including a vacancy resulting from a newly-created directorship, may be filled by a majority of the remaining directors though less than a quorum, or by stockholders in accordance with Florida law. If the directors first fill a vacancy, the stockholders shall have no further right with respect to the vacancy, and if the stockholders first fill the vacancy, the directors shall have no further rights with respect to that vacancy.

  Career. Career's Bylaws provide for a Board of Directors of not less than three nor more than ten, the exact number of members to be fixed from time to time by a majority of the members of the Board then in office; the current number of directors is set at six. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of the stockholders for the election of directors may be called and held in the manner provided for by the Delaware GCL.

SPECIAL MEETINGS OF STOCKHOLDERS

  AccuStaff. The Florida BCA provides that special meetings of stockholders may be called by a corporation's board of directors or any other person as may be authorized by the corporation's articles or bylaws, or by the holders of not less than ten percent (unless a higher percentage is called for by the corporation's articles) of all votes entitled to be cast on any issue at the proposed special meeting who sign, date, and deliver to the corporation's secretary one or more written demands for the meeting, describing the purpose or purposes for which it is to be held. AccuStaff's Bylaws provide that special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President or by the stockholders as provided for under the Florida BCA.

  Career. The Delaware GCL provides that special meetings of stockholders may be called only by the directors or any other person as may be authorized by the corporation's certificate or bylaws. Career's Bylaws provide that special meetings of the stockholders may be called at any time only by the Board of Directors.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.

  AccuStaff. The AccuStaff Bylaws provide that any stockholder nomination for director or proposal for action at a stockholder meeting must be delivered to AccuStaff no later than the deadline for submitting stockholder proposals pursuant to Commission Rule 14a-8 promulgated under the Exchange Act. The presiding officer at any such meeting is not required to recognize any nomination or proposal which does not comply with such deadline.

  Career. The Career Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Career (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not fewer than 60 days nor more than 90 days prior to such anniversary date and (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Career Bylaws also specify certain requirements for a stockholders' notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

ADJOURNMENT OF MEETINGS OF STOCKHOLDERS

  AccuStaff. The AccuStaff Bylaws provide that when a stockholder meeting is convened, and a quorum has not been established to transact business, the holders of the majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present, may adjourn such meeting from time to time.

  Career. The Career Bylaws provide that, in the absence of a quorum, the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. In addition, the Career Bylaws provide that when a meeting of stockholders is convened, the presiding officer, if directed by the Board of Directors, may adjourn the meeting, if no quorum is present for the transaction of business or if the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information the Board of Directors determines has not been made sufficiently or timely available to stockholders or to otherwise effectively exercise their voting rights. This provision will, under certain circumstances, make more difficult or delay actions by the stockholders opposed by the Board of Directors. The effect of such provision could be to delay the timing of a stockholders' meeting, including in cases where stockholders have brought proposals before the stockholders that are in opposition to those brought by the Board of Directors and therefore may provide the Board of Directors with additional flexibility in responding to such stockholder proposals.

AMENDMENT OF CHARTER OR ARTICLES AND BYLAWS

  AccuStaff. Pursuant to the Florida BCA, amendments to a corporation's articles of incorporation relating to (i) the extension of the duration of the corporation, (ii) the deletion of the names and addresses of the initial directors and the initial registered agent, (iii) the deletion of information solely of historical interest, (iv) certain changes in the number of issued and outstanding shares, (v) the deletion of authorization for a class or series of shares, (vi) certain changes in the corporation's name and (vii) any other change permitted by the Florida BCA without stockholder approval, may be made by the board of directors without stockholder approval, unless the corporation's articles of incorporation provide otherwise. All other amendments to the articles of incorporation must be recommended by the Board of Directors to the stockholders and approved by a majority of the stockholders entitled to vote on the amendment, unless a greater percentage is provided for in the articles of incorporation or in the resolution of the Board of Directors proposing such amendment. In addition, the Florida BCA, provides that the holders of the outstanding shares of a class shall be entitled to vote as a single class if the holders of such a class would be adversely or particularly affected by the amendment. AccuStaff's Articles do not alter the required vote.

  Under the Florida BCA and AccuStaff's Articles and Bylaws, the Board of Directors or the stockholders may amend or repeal AccuStaff's Bylaws unless the Florida BCA specifically reserves the power to amend the Bylaws to the stockholders, or unless the stockholders, in amending or repealing the Bylaws, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision. The Florida BCA permits a corporation's stockholders to amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

  Career. Under the Delaware GCL, unless a corporation's certificate of incorporation or bylaws otherwise provide, the amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the amendment requires the approval of the holders of a majority of the outstanding stock of such class or series. Career's Charter further requires the affirmative vote of at least 66 2/3% of the outstanding shares of the Common Stock to amend the sections of such Charter which address certain voting rights of Career Common Stock, the vote required to amend Career's Bylaws and the vote required to amend the section establishing such supermajority vote.

  Pursuant to the Delaware GCL and Career's Charter and Bylaws, Career's Bylaws may be amended or repealed by the Board of Directors or upon the affirmative vote of the holders of at least 66 2/3% of the outstanding stock entitled to vote thereon.

INDEMNIFICATION AND DIRECTOR EXCULPATION

  AccuStaff. Article 10 of AccuStaff's Bylaws require AccuStaff, to the fullest extent permitted or required by the Florida BCA, to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of AccuStaff. Generally, the Florida BCA permits indemnification of a director upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Florida BCA also provides that a person may not be indemnified nor may expenses be advanced if a judgment or final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law, unless such person had reasonable cause to believe such person's conduct was lawful or had no reasonable cause to believe such person's conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived improper personal benefit; (c) an unlawful distribution under Florida law; or (d) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The right to indemnification granted in AccuStaff's Bylaws is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a director may be entitled under any written agreement, Board resolution, vote of stockholders, the Florida BCA or otherwise.

  AccuStaff's Bylaws also provide that AccuStaff may purchase insurance on behalf of one or more of its directors, irrespective of whether AccuStaff would be obligated to indemnify or advance expenses to such director. AccuStaff has purchased insurance to protect directors, officers, employees or other agents and AccuStaff from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

  According to the Florida BCA, a director is not personally liable for monetary damages to AccuStaff or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful;
(ii) a transaction from which the director derived improper personal benefit;
(iii) a violation of Section 607.0834 of the Florida BCA, which concerns unlawful payment of dividends; (iv) in a proceeding by or in the right of the corporation or a stockholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

  Career. Career's Charter and Bylaws provide that Career shall indemnify any person who was or is threatened to be made a party to any threatened, pending or complete action, suit, or proceeding, whether civil, criminal, administrative, or investigative or by or in the right of the Career to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of Career, or is or was serving at the request of Career as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Career, in accordance with and to the fullest extent permitted by the Delaware GCL. Career's Bylaws provide that such indemnification will be in accordance with any future amendments of the Delaware GCL, only to the extent that such amendments permit Career broader indemnification rights than were previously permitted.

  Under Section 145 of the Delaware GCL as currently in effect, other than in actions brought by or in the right of Career, such indemnification would apply if it was determined (1) by a majority vote of the directors who are not a party to such action, suit or proceeding, (2) by independent legal counsel in a written opinion or (3) by the stockholders of Career, in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of Career and, with respect to any criminal proceeding, if such indemnitee had no reasonable cause to believe that such indemnitee's conduct was unlawful. In actions brought by or in the right of Career, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of Career, except that no indemnification may be made with respect to any claim, issue, or matter as to which such person is adjudged liable to Career unless, and only to the extent that, the Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnity is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of Career has been successful on the merits or otherwise in defense of any proceeding, he must be indemnified against reasonable expenses incurred by him in connection therewith.

  Career's Charter and Bylaws provide that the right of such directors and officers to indemnification includes the right to advancement by Career of expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Career of an undertaking to repay any amount so advanced if it is ultimately determined by final judicial decision that the proposed indemnitee is not entitled to be indemnified for such expenses.

  Career's Charter also limits or eliminates, to the fullest extent that the Delaware GCL permits, the personal liability of a director to Career or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the liability of a director may not be eliminated or limited (i) for any injury resulting from the breach of the director's duty of loyalty to Career or its stockholders, (ii) from injury resulting from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) violations under Section 174 of the Delaware GCL (which concerns unlawful payment of dividends or other distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

  AccuStaff. Under the Florida BCA and AccuStaff's Bylaws, any action that is required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present.

  Career. The Delaware GCL generally provides that, unless otherwise provided in the corporation's certificate of incorporation, any action that is required to be taken or that may be taken at an annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Career's Charter, however, provides that any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Career Bylaws, and may not be taken by a written consent of the stockholders pursuant to the Delaware GCL.

PAYMENT OF DIVIDENDS

  AccuStaff. Under the Florida BCA, a dividend may be paid, unless after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount needed to satisfy the preferential rights of any preferred stockholders of the company.

  Career. The Delaware GCL provides that, subject to any restrictions in a corporation's certificate of incorporation, dividends may be declared from a corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, if the corporation's capital (generally defined in the Delaware GCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.

MERGER, CONSOLIDATION, AND SALES OF ASSETS

  AccuStaff. The Florida BCA provides that a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize a merger or consolidation of the corporation into any other corporation, unless the articles of incorporation require a greater vote or a vote by classes. The sale, lease, or exchange of all or substantially all of a corporation's property and assets other than in the regular course of business is permitted under the Florida BCA with the approval of a majority of all votes entitled to be cast on the transaction, unless the articles of incorporation require a greater vote or a vote by classes.

  Career. The Delaware GCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of Career entitled to vote thereon for mergers or consolidations involving a Delaware corporation, and for sales, leases, or exchanges of substantially all of a Delaware corporation's property and assets. The Delaware GCL permits a corporation to merge with another corporation without obtaining the approval of its stockholders if: (i) such corporation is the surviving corporation of the merger; (ii) the merger agreement does not require an amendment to such corporation's certificate of incorporation; (iii) each share of such corporation's capital stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of such corporation after the merger; and (iv) any authorized but unissued shares or treasury shares of common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock outstanding immediately prior to the effective date of the merger.

DISSENTERS' RIGHTS OF APPRAISAL

  AccuStaff. The Florida BCA sets forth procedures under which stockholders may dissent from, and receive payment of the fair value of their shares in connection with most mergers, consolidations and exchanges or sales of substantially all or all of a corporation's assets. Such dissenter's rights are not available with respect to a plan of merger, consolidation or sale or exchange of assets, to holders of shares of any class or series which were either registered on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders.

  Career. Pursuant to the Delaware GCL, any stockholder has the right to dissent from any merger or consolidation, except as described below, of which Career is a constituent corporation. No such appraisal rights are available for the shares of any class or series of Career capital stock if (i) as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, such shares were either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system operated by a national securities association, or held of record by more than 2,000 stockholders or (ii) Career is the surviving corporation of a merger and the merger did not require the approval of Career's stockholders, unless, in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that, at the effective date of the merger, will be listed on a national securities exchange, designated as a national market system security on a interdealer quotation system operated by a national securities association, or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of a corporation described in clause (a) or (b) above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) above. As the Career Common Stock is listed on the NYSE and the exception described above does not apply to the Merger, holders of Career Common Stock do not have dissenters' rights with respect to the Merger or any similar future transaction.

CONTROL SHARE ACQUISITIONS

  AccuStaff. As a Florida corporation, AccuStaff is subject to provisions of
Section 607.0902 of the Florida BCA, which provides that shares acquired in a "control share acquisition" shall have the same voting rights as were accorded such shares before the control share acquisition only to the extent granted by resolution approved by the holders of a majority of AccuStaff's voting shares (exclusive of shares held by officers of AccuStaff, inside directors or the acquiring party). A "control share acquisition" is defined to mean an acquisition that immediately thereafter entitled the acquiring party to vote in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; and (iii) a majority or more of such voting power.

  Career. The Delaware GCL does not have a similar statute.

CERTAIN BUSINESS COMBINATIONS

  AccuStaff. Section 607.0901 of the Florida BCA would prohibit an "affiliate transaction" (defined generally to include mergers, sales and leases of assets, issuances of securities and other similar transactions) by AccuStaff or any subsidiary with an "interested shareholder" (defined generally to be the beneficial owner of 10% or more of AccuStaff's voting stock) within three years after the person or entity becomes an interested stockholder, unless: (i) the affiliate transaction shall have been approved by the disinterested directors of AccuStaff before the person became an interested shareholder; (ii) the interested shareholder has owned at least 80% of AccuStaff's outstanding voting shares for at least five years or is the owner of at least 90% of AccuStaff's outstanding voting shares (excluding shares acquired directly from AccuStaff in a transaction not approved by the disinterested directors); (iii) the consideration to be paid to AccuStaff's stockholders satisfies certain fair price and form requisites; or (iv) the affiliate transaction is approved by the holders of at least two-thirds of the outstanding voting stock of AccuStaff, excluding shares held by the interested stockholder.

  Career. Section 203 of the Delaware GCL would prohibit a "business combination" (defined generally to include mergers, sales and leases of assets, issuances of securities and similar transactions) by Career or a subsidiary with an "interested stockholder" (defined generally to be the beneficial owner of 15% or more of Career's voting stock) within three years after the person or entity becomes an interested stockholder, unless: (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the Board of Directors of Career; (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85% of the voting stock of Career (excluding shares held by persons who are both officers and directors of Career and shares held by certain employee benefit plans); or
(iii) the business combination is approved by the Board of Directors of Career and by the holders of at least two-thirds of the outstanding voting stock of Career, excluding shares held by the interested stockholder. The Merger is not subject to the limitations set forth in Section 203 of the Delaware GCL.

CONSIDERATION OF SOCIETAL FACTORS

  AccuStaff. Florida law expressly provides that in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider the long-term interests and prospects of the corporation and its stockholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation. Thus, these interests could be considered even in connection with, or after, a decision to sell a corporation. The AccuStaff Articles and Bylaws do not discuss the consideration of societal factors.

  Career. Delaware does not explicitly provide for the consideration of societal interests by a corporation's board of directors in making decisions. The Delaware Supreme Court has, however, held that, in discharging their responsibilities to a corporation, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has held, however, that concern for non-stockholder interest is inappropriate when a sale of a company is inevitable and an auction among active bidders is in progress. Career's Charter does not directly discuss consideration of societal factors.

                                    EXPERTS

  The following financial statements incorporated by reference in this Joint Proxy Statement/Prospectus have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing:

  . The consolidated balance sheets of AccuStaff as of December 31, 1995 and January 1, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1995.

  . The combined balance sheet of Excel Temporary Services, Inc. and affiliated companies as of December 31, 1995 and the related statement of income, stockholders' equity and cash flows for the year then ended.

  . The balance sheets of Perma Temps as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995.

  . The combined balance sheets of Special Counsel International, Inc. and its affiliates as of December 31, 1994 and 1993, and the related combined statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1994.

  . The balance sheet of Bogard Temps, Inc. as of December 31, 1994, and the related statements of income, retained earnings and cash flows for the year then ended.

  . The balance sheets of Matthews Professional Employment Specialists, Inc.
    as of December 31, 1994 and 1993 and the related statements of income
    (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994.

  . The balance sheet of HNS Software, Inc. as of December 31, 1995 and related statement of income, stockholders' equity and cash flows for the year then ended.

  . The balance sheet of Staffware, Inc. as of December 31, 1995, and the related statement of income, stockholders' equity and cash flows for the year then ended.

  . The balance sheet of DataCorp Business Systems, Inc. as of December 31,
    1995 and the related statements of income, stockholders' equity and cash flows for the year then ended.

  . The balance sheet of Openware Technologies, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended.

  . The balance sheets of McKinley as of September 30, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for the years then ended.

  The balance sheets of Computer Professionals, Inc. as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1994 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The balance sheets of Advance/Possis Technical Services, Inc. as of September 30, 1995 and 1994 and related statements of income, retained earnings and cash flows for each of the two years in the period ended September 30, 1995 incorporated by reference into this Joint Proxy Statement/Prospectus have been audited by Bertram, Vallez, Kaplan and Talbot, LTD, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The balance sheets of GW Temporaries, Inc. and Goldfarb-Wesson Associates, Inc. as of December 31, 1995 and March 31, 1995 and 1994 and the related statements of income, expense and retained earnings and cash flows for the nine months ended December 31, 1995 and each of the two years in the period ended March

31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Stadtler, Rosenblum & Saris, independent auditors, as stated in their reports incorporated by reference herein and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The combined balance sheets of Additional Technical Support, Inc. and affiliated companies as of July 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended July 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Nyhan & Mazza, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The balance sheet of Career Enhancement International, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Dennis I. Berner, C.P.A., independent auditor, as stated in his report incorporated by reference herein and are so incorporated in reliance upon the report of such individual given upon his authority as an expert in accounting and auditing.

  The balance sheet of Perspective Technology Corporation as of December 31, 1995 and the related statements of income, stockholder's equity and cash flows for the year then ended, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Beers & Cutler PLLC, independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such form given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Career and subsidiaries as of December 31, 1995, and June 30, 1995 and 1994, and for the six months ended December 31, 1995 and for each of the three years in the period ended June 30, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report dated February 16, 1996, and are incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Career and subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report dated August 17, 1995, and are incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

  The financial statements of Programming Enterprises, Inc. dba Mini-Systems Associates as of December 23, 1994 and for the 52 weeks ended December 23, 1994 appearing in Career Horizons, Inc.'s Amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The balance sheet of Programming Enterprises, Inc. as of December 24, 1993, and the related statements of income and retained earnings and cash flows for the 52-week period ended December 24, 1993 included in Career's amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  The balance sheets of Zeitech, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended appearing in Career's Amended Current Report on Form 8-K/A dated December 20, 1995, have been audited by Dorfman, Abrams, Music & Co., independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  The combined balance sheets of Management Search, Inc. and Subsidiary and Affiliate as of March 31, 1995 and 1994, and the related combined statements of operations, stockholder's deficit and cash flows for the years then ended appearing in Career's Current Report on Form 8-K, dated May 1, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Century Temporary Services, Inc. and Grant Management Company at December 31, 1995 and 1994, and for each of the years ended, appearing in Career Horizons, Inc.'s Current Report on Form 8-K dated May 1, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The combined financial statements referred to above audited by Ernst & Young LLP are incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

  The consolidated balance sheet of Daedalian Group, Inc. and Subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended appearing in Career's Current Report on Form 8-K, dated August 28, 1996, have been audited by Levine, Hughes & Mithuen, Inc., independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The legality of the shares of AccuStaff Common Stock being offered hereby is being passed upon for AccuStaff by Alston & Bird, Atlanta, Georgia. Alston & Bird, counsel for AccuStaff, also will opine as to certain federal income tax consequences of the Merger. See "The Merger--Certain Federal Income Tax Consequences."

                             STOCKHOLDER PROPOSALS

CAREER

  Career will hold a 1997 annual meeting of stockholders only if the Merger is not consummated before the time of such meeting. In the event that such meeting is held, any proposals of stockholders intended to be presented at the 1997 annual meeting of stockholders must be received by Career at its principal executive offices a reasonable time before Career's proxy statement for such annual meeting is mailed to Career Stockholders, in order to be considered for inclusion in Career's proxy statement for such annual meeting.

ACCUSTAFF

  Stockholder proposals intended to be presented at AccuStaff's 1997 annual meeting of stockholders should be directed to the Corporate Secretary and be received by AccuStaff no later than January 22, 1997, to be considered for qualification and inclusion in AccuStaff's proxy statement and proxy card for such annual meeting.

                                 OTHER MATTERS

  As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of AccuStaff knows of no matters that will be presented for consideration at the AccuStaff Special Meeting other than as described in this Joint Proxy Statement/Prospectus. The Career Bylaws do not permit action to be taken at the Career Special Meeting if such proposed action has not been specified in the Notice of the Career Special Meeting. However, if any other matter shall come before the AccuStaff Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of such Special Meeting as determined by a majority of the Board of Directors of AccuStaff.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ACCUSTAFF INCORPORATED,

                          SUNRISE MERGER CORPORATION,

                                      AND

                             CAREER HORIZONS, INC.

                          DATED AS OF AUGUST 25, 1996

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
 PARTIES............................................................  A-6
 PREAMBLE...........................................................  A-6
 ARTICLE 1--TRANSACTIONS AND TERMS OF MERGER........................  A-6
  1.1  Merger.......................................................  A-6
  1.2  Time and Place of Closing....................................  A-6
  1.3  Effective Time...............................................  A-6
 ARTICLE 2--TERMS OF MERGER.........................................  A-7
  2.1  Charter......................................................  A-7
  2.2  Bylaws.......................................................  A-7
  2.3  Directors and Officers.......................................  A-7
 ARTICLE 3--MANNER OF CONVERTING SHARES.............................  A-7
  3.1  Conversion of Shares.........................................  A-7
  3.2  Anti-Dilution Provisions.....................................  A-7
  3.3  Shares Held by Career or AccuStaff...........................  A-8
  3.4  Fractional Shares............................................  A-8
  3.5  Conversion of Stock Options; Convertible
        Notes; Restricted Stock.....................................  A-8
 ARTICLE 4--EXCHANGE OF SHARES......................................  A-10
  4.1  Exchange Procedures..........................................  A-10
  4.2  Rights of Former Career Shareholders.........................  A-10
 ARTICLE 5--REPRESENTATIONS AND WARRANTIES OF CAREER................  A-11
  5.1  Organization, Standing, and Power............................  A-11
  5.2  Authority; No Breach By Agreement............................  A-11
  5.3  Capital Stock................................................  A-12
  5.4  Career Subsidiaries..........................................  A-12
  5.5  SEC Filings; Financial Statements............................  A-13
  5.6  Absence of Undisclosed Liabilities...........................  A-13
  5.7  Absence of Certain Changes or Events.........................  A-14
  5.8  Tax Matters..................................................  A-14
  5.9  Assets.......................................................  A-14
  5.10 Intellectual Property........................................  A-15
  5.11 Environmental Matters........................................  A-15
  5.12 Compliance with Laws.........................................  A-15
  5.13 Labor Relations..............................................  A-16
  5.14 Employee Benefit Plans.......................................  A-16
  5.15 Material Contracts...........................................  A-17
  5.16 Legal Proceedings............................................  A-17
  5.17 Reports......................................................  A-18
  5.18 Statements True and Correct..................................  A-18
  5.19 Accounting, Tax and Regulatory Matters.......................  A-18
  5.20 State Takeover Laws..........................................  A-18
  5.21 Charter Provisions...........................................  A-19
  5.22 Opinion of Financial Advisor.................................  A-19
 ARTICLE 6--REPRESENTATIONS AND WARRANTIES OF ACCUSTAFF.............  A-19
  6.1  Organization, Standing, and Power............................  A-19
  6.2  Authority; No Breach By Agreement............................  A-19
  6.3  Capital Stock................................................  A-20
  6.4  SEC Filings; Financial Statements............................  A-20

                                                                           PAGE
                                                                           ----
  6.5  Absence of Undisclosed Liabilities................................  A-21
  6.6  Absence of Certain Changes or Events..............................  A-21
  6.7  Tax Matters.......................................................  A-21
  6.8  Intellectual Property.............................................  A-21
  6.9  Environmental Matters.............................................  A-22
  6.10 Compliance With Laws..............................................  A-22
  6.11 Labor Relations...................................................  A-22
  6.12 Employee Benefit Plans............................................  A-23
  6.13 Legal Proceedings.................................................  A-23
  6.14 Reports...........................................................  A-23
  6.15 Statements True and Correct.......................................  A-24
  6.16 Authority of Sub..................................................  A-24
  6.17 Accounting, Tax and Regulatory Matters............................  A-24
 ARTICLE 7--CONDUCT OF BUSINESS PENDING CONSUMMATION...................... A-24
  7.1  Affirmative Covenants of Career...................................  A-24
  7.2  Negative Covenants of Career......................................  A-25
  7.3  Covenants of AccuStaff............................................  A-26
  7.4  Adverse Changes in Condition......................................  A-27
  7.5  Reports...........................................................  A-27
 ARTICLE 8--ADDITIONAL AGREEMENTS......................................... A-27
  8.1  Registration Statement; Proxy Statement; Shareholder Approval.....  A-27
  8.2  Exchange Listing..................................................  A-28
  8.3  Applications; Antitrust Notification..............................  A-28
  8.4  Filings with State Offices........................................  A-28
  8.5  Agreement as to Efforts to Consummate.............................  A-28
  8.6  Investigation and Confidentiality.................................  A-28
  8.7  Press Releases....................................................  A-29
  8.8  Certain Actions...................................................  A-29
  8.9  Accounting and Tax Treatment......................................  A-29
  8.10 Agreement of Affiliates...........................................  A-29
  8.11 Employee Benefits and Contracts...................................  A-29
  8.12 Indemnification...................................................  A-30
  8.13 Agreement Regarding Certain Acquisitions..........................  A-31
 ARTICLE 9--CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............. A-31
  9.1  Conditions to Obligations of Each Party...........................  A-31
  9.2  Conditions to Obligations of AccuStaff............................  A-32
  9.3  Conditions to Obligations of Career...............................  A-33
 ARTICLE 10--TERMINATION.................................................. A-34
 10.1  Termination.......................................................  A-34
 10.2  Effect of Termination.............................................  A-35
 10.3  Non-Survival of Representations and Covenants.....................  A-35
 ARTICLE 11--MISCELLANEOUS................................................ A-35
 11.1  Definitions.......................................................  A-35
 11.2  Expenses..........................................................  A-41
 11.3  Brokers and Finders...............................................  A-43
 11.4  Entire Agreement..................................................  A-43
 11.5  Amendments........................................................  A-43
 11.6  Waivers...........................................................  A-43
 11.7  Assignment........................................................  A-44

                                                                            PAGE
                                                                            ----
 11.8  Notices............................................................  A-44
 11.9  Governing Law......................................................  A-44
 11.10 Counterparts.......................................................  A-44
 11.11 Captions; Articles and Sections....................................  A-44
 11.12 Interpretations....................................................  A-44
 11.13 Severability.......................................................  A-44
 SIGNATURES................................................................ A-45

                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
   1.    Form of agreement of affiliates of Career. ((S)(S) 8.10, 9.2(e)).

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 25, 1996, by and among ACCUSTAFF INCORPORATED ("AccuStaff"), a Florida corporation; SUNRISE MERGER CORPORATION ("Sub"), a Delaware corporation; and CAREER HORIZONS, INC. ("Career"), a Delaware corporation.

                                   PREAMBLE

  The respective Boards of Directors of Career, Sub and AccuStaff are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Career by AccuStaff pursuant to the merger of Sub with and into Career. At the effective time of such merger, the outstanding shares of the capital stock of Career shall be converted into the right to receive shares of the common stock of AccuStaff (except as provided herein). As a result, shareholders of Career shall become shareholders of AccuStaff and Career shall continue to conduct its business and operations as a wholly owned subsidiary of AccuStaff. The transactions described in this Agreement are subject to the approvals of the shareholders of Career, the shareholders of AccuStaff, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

  Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER

  1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time the separate corporate existence of Sub shall cease and Sub shall be merged with and into Career in accordance with the provisions of
Section 251 of the DGCL and with the effect provided in Section 259 of the DGCL (the "Merger"). Career shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of AccuStaff and shall continue to exist under the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Career, Sub and AccuStaff and by AccuStaff, as the sole shareholder of Sub.

  1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

  1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Effective Time shall occur not later than the second business day following the satisfaction or waiver of the conditions set forth in Article 9.

                                   ARTICLE 2
                                TERMS OF MERGER

  2.1 CHARTER. The Certificate of Incorporation of Career in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

  2.2 BYLAWS. The Bylaws of Career in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

  2.3 DIRECTORS AND OFFICERS. The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

  3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of AccuStaff, Career, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

    (a) Each share of AccuStaff Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

    (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Career Common Stock.

    (c) Each share of Career Common Stock (excluding shares held by any Career Company or any AccuStaff Company) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.53 shares of AccuStaff Common Stock (the "Base Exchange Ratio" and, subject to the provisions of the remainder of this sentence, the "Exchange Ratio"); provided, that, in the event that the Average Closing Price shall be greater than $31.60 (the "Upper Threshold Price"), the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Base Exchange Ratio and the Upper Threshold Price by the Average Closing Price, but not less than 1.2444 (the "Minimum Exchange Ratio"); provided further, that, in the event that the Average Closing Price shall be less than $21.07 (the "Lower Threshold Price" and, together with the Upper Threshold Price, the "Threshold Prices"), the Exchange Ratio shall equal that multiple of a share of AccuStaff Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Base Exchange Ratio and the Lower Threshold Price by the Average Closing Price, but not more than 1.8006 (the "Maximum Exchange Ratio").

  3.2 ANTI-DILUTION PROVISIONS. In the event AccuStaff changes the number of shares of AccuStaff Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been determined in accordance with Section 3.1(c) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event AccuStaff changes the number of shares of AccuStaff Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the date on which the Exchange Ratio is determined in accordance with Section 3.1(c), (i) the Base Exchange Ratio, the Minimum Exchange Ratio, the Maximum Exchange Ratio and the Threshold Prices shall be adjusted to appropriately adjust the ratio under which shares of Career Common Stock will be converted into shares of AccuStaff Common Stock pursuant to Section 3.1(c), and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Average Closing Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

  3.3 SHARES HELD BY CAREER OR ACCUSTAFF. Each of the shares of Career Common Stock held by any Career Company or by any AccuStaff Company shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Career Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AccuStaff Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of AccuStaff Common Stock multiplied by the market value of one share of AccuStaff Common Stock at the Effective Time. The market value of one share of AccuStaff Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source reasonably selected by AccuStaff) on the last trading day immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

  3.5 CONVERSION OF STOCK OPTIONS; CONVERTIBLE NOTES; RESTRICTED STOCK.

  (a) At the Effective Time, each option or other right to purchase shares of Career Common Stock pursuant to stock options or stock appreciation rights ("Career Options") granted by Career under the Career Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to AccuStaff Common Stock, and AccuStaff shall assume each Career Option, in accordance with the terms of the Career Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) AccuStaff and its Compensation Committee shall be substituted for Career and the Committee of Career's Board of Directors (including, if applicable, the entire Board of Directors of Career) administering such Career Stock Plan, (ii) each Career Option assumed by AccuStaff may be exercised solely for shares of AccuStaff Common Stock (or cash, if so provided under the terms of such Career Option), (iii) the number of shares of AccuStaff Common Stock subject to such Career Option shall be equal to the number of shares of Career Common Stock subject to such Career Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Career Option shall be adjusted by dividing the per share exercise price under each such Career Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, AccuStaff shall not be obligated to issue any fraction of a share of AccuStaff Common Stock upon exercise of Career Options and any fraction of a share of AccuStaff Common Stock that otherwise would be subject to a converted Career Option shall represent the right to receive a cash payment upon exercise of such converted Career Option equal to the product of such fraction and the difference between the market value of one share of AccuStaff Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of AccuStaff Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by AccuStaff) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5(a), each Career Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of Career and AccuStaff agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5(a), including using all reasonable efforts to obtain from each holder of a Career Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.5(a). Anything in this Agreement to the contrary notwithstanding, AccuStaff shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.5(a) to a former holder of a Career Option who has not delivered such Consent or Contract. Not later than five business days after the Effective Time, AccuStaff shall deliver to the participants in each Career Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Career Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.5(a) after giving effect to the Merger), and AccuStaff shall comply with the terms of each Career Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Career Stock Plan, that Career Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, AccuStaff shall take all corporate action necessary to reserve for issuance sufficient shares of AccuStaff Common Stock for delivery upon exercise of Career Options assumed by it in accordance with this Section 3.5. At or prior to the Effective Time, AccuStaff shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of AccuStaff Common Stock subject to such options and shall take all necessary steps to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, AccuStaff shall administer the Career Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Career Stock Plan complied with such rule prior to the Effective Time.

  (b) In connection with the Closing, AccuStaff and Career shall execute and deliver to the trustee under the Career Indenture the supplemental indenture contemplated by Section 5.13 of the Career Indenture (the "Supplemental Indenture"), which Supplemental Indenture shall, as required by Section 5.13 of the Career Indenture, provide that, effective as of the Effective Time, each right to acquire shares of Career Common Stock pursuant to conversion of Career Convertible Notes, which are outstanding at the Effective Time, shall be converted into and become rights with respect to AccuStaff Common Stock, and AccuStaff shall assume the conversion obligations (and related registration obligations) under each Career Convertible Note (the "Conversion Obligations"), in accordance with the terms of such Career Convertible Note, the Career Indenture and the Supplemental Indenture, except that from and after the Effective Time, (i) each Conversion Obligation assumed by AccuStaff may be exercised solely for shares of AccuStaff Common Stock, (ii) the number of shares of AccuStaff Common Stock subject to such Conversion Obligation shall be equal to the number of shares of Career Common Stock subject to such Conversion Obligation immediately prior to the Effective Time multiplied by the Exchange Ratio (subject to such further adjustment as may be provided in Article V of the Career Indenture), and (iv) the per share conversion price under each such Conversion Obligation shall be adjusted by dividing the per share conversion price under each such Conversion Obligation by the Exchange Ratio and rounding up to the nearest cent (subject to such further adjustment as may be provided in Article V of the Career Indenture). Each of Career and AccuStaff agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5(b). At or prior to the Effective Time, AccuStaff shall take all corporate action necessary to reserve for issuance sufficient shares of AccuStaff Common Stock for delivery upon exercise of Career Convertible Notes. Not later than 30 days after the Effective Time, AccuStaff shall cause Career to offer to repurchase the outstanding Career Convertible Notes in accordance with the terms of Section 4.07 of the Career Indenture and to mail to each holder of Career Convertible Notes the notice provided by Section 3.08(e) of the Career Indenture.

  (c) All contractual restrictions or limitations on transfer with respect to Career Common Stock awarded under the Career Stock Plans or any other plan, program, Contract or arrangement of any Career Company, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of AccuStaff Common Stock into which such restricted stock is converted pursuant to Section 3.1.

                                   ARTICLE 4
                              EXCHANGE OF SHARES

  4.1 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, AccuStaff shall deposit with SunTrust Bank, Atlanta (the "Exchange Agent") certificates representing shares of AccuStaff Common Stock required to effectuate the exchanges referred to in Article 3, together with cash payable in respect of fractional shares pursuant to Section 3.4. Promptly after the Effective Time, AccuStaff and Career shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which represented shares of Career Common Stock immediately prior to the Effective Time (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Career Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of AccuStaff Common Stock and cash in lieu of fractional shares. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Career Common Stock (other than shares to be canceled pursuant to Section 3.3) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.4, each holder of shares of Career Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of AccuStaff Common Stock to which such holder may be otherwise entitled (without interest). AccuStaff shall not be obligated to deliver the consideration to which any former holder of Career Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Career Common Stock for exchange as provided in this Section 4.1. In the event of a transfer of ownership of shares of Career Common Stock represented by Certificates that are not registered in the transfer records of Career, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as AccuStaff and the Exchange Agent may reasonably require and
(iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. At any time following the sixth month after the Effective Time, AccuStaff shall be entitled to require the Exchange Agent to deliver to it any cash then held by the Exchange Agent and all shares of AccuStaff Common Stock deposited with the Exchange Agent pursuant to this Section 4.1 which had not been disbursed to holders of Certificates (including all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter former holders of Career Common Stock shall be entitled to look only to AccuStaff (subject to abandoned property Laws) as general creditors thereof with respect to the consideration that may be payable upon due surrender of the Certificates held by them. Any other provision of this Agreement notwithstanding, neither AccuStaff, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Career Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of Career shall constitute ratification of the appointment of the Exchange Agent.

  4.2 RIGHTS OF FORMER CAREER SHAREHOLDERS. At the Effective Time, the stock transfer books of Career shall be closed as to holders of Career Common Stock immediately prior to the Effective Time and no transfer of Career Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Career Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and

3.4 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Career in respect of such shares of Career Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by AccuStaff on the AccuStaff Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of AccuStaff Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of AccuStaff Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Career Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1. However, upon surrender of such Career Common Stock certificate, both the AccuStaff Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF CAREER

  Career hereby represents and warrants to AccuStaff as follows:

  5.1 ORGANIZATION, STANDING, AND POWER. Career is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Career is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career. The minute book and other organizational documents for Career have been made available to AccuStaff for its review and, except as disclosed in Section 5.1 of the Career Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

  5.2 AUTHORITY; NO BREACH BY AGREEMENT.

  (a) Career has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject, with respect to the consummation of the Merger, to the adoption of this Agreement by an affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote thereon, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Career, subject, with respect to the consummation of the Merger, to the adoption of this Agreement by an affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote thereon, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Career. Subject to such requisite shareholder approval, and assuming this Agreement represents a valid and binding obligation of AccuStaff and Sub, this Agreement represents a legal, valid, and binding obligation of Career, enforceable against Career in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by Career, nor the consummation by Career of the transactions contemplated hereby, nor compliance by Career with any of the provisions hereof, will

(i) conflict with or result in a breach of any provision of Career's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Career Subsidiary, or (ii) except as disclosed in Section 5.2(b) of the Career Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Career Company under, any Contract or Permit of any Career Company, except any such Default or Lien, or any failure to obtain any such Consent, is not reasonably likely to have a Material Adverse Effect on Career, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), violate any Law or Order applicable to any Career Company or any of their respective material Assets, except for any such violation which is not reasonably likely to have a Material Adverse Effect on Career.

  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities set forth in Section 5.2(c) of the Career Disclosure Memorandum, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Career of the Merger and the other transactions contemplated in this Agreement.

  5.3 CAPITAL STOCK.

  (a) The authorized capital stock of Career consists of (i) 50,000,000 shares of Career Common Stock, of which 17,658,318 shares are issued and outstanding as of the date of this Agreement and not more than 24,074,672 shares will be issued and outstanding at the Effective Time, and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Career are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of Career has been issued in violation of any preemptive rights of the current or past shareholders of Career.

  (b) Except as set forth in Section 5.3(a), or as provided in the Stock Option Agreement, or as disclosed in Section 5.3 of the Career Disclosure Memorandum, there are no shares of capital stock or other equity securities of Career outstanding and no outstanding Rights created by Career or any Career Company relating to the capital stock of Career.

  5.4 CAREER SUBSIDIARIES. Career has disclosed in Section 5.4 of the Career Disclosure Memorandum all of the Career Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it has been qualified and/or licensed to transact business, and the percentage ownership interest represented by such share ownership) and all of the Career Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it has been qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Career Disclosure Memorandum, Career or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Career Subsidiary. No capital stock (or other equity interest) of any Career Subsidiary is or may become required to be issued (other than to another Career Company) by reason of any Rights, and there are no Contracts by which any Career Subsidiary is bound to issue (other than to another Career Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Career Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Career Subsidiary (other than to another Career Company). There are no Contracts relating to the rights of any Career Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Career Subsidiary. All of the shares of capital stock (or other equity interests) of each Career Subsidiary held by a Career Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and, except as disclosed in
Section 5.4 of the Career Disclosure Memorandum, are owned by the Career Company free and clear of any Lien. Except as disclosed in Section 5.4 of the Career Disclosure Memorandum, each Career Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Career Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career. The minute book and other organizational documents for each Career Subsidiary have been made available to AccuStaff for its review.

  5.5 SEC FILINGS; FINANCIAL STATEMENTS.

  (a) Career has timely filed and made available to AccuStaff all SEC Documents required to be filed by Career since December 31, 1992 (the "Career SEC Reports"). The Career SEC Reports (i) at the time filed, complied or will comply in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Career SEC Reports or necessary in order to make the statements in such Career SEC Reports, in light of the circumstances under which they were made, not misleading; provided, that any pro forma financial statements contained in the Career SEC Reports are not necessarily indicative of the consolidated financial position of the Career Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the Career Companies for the periods indicated. No Career Subsidiary is required to file any SEC Documents.

  (b) Each of the Career Financial Statements (including, in each case, any related notes) contained in the Career SEC Reports, including any Career SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except to the extent required by changes in generally accepted accounting principles, as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Career and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and that any pro forma financial statements contained in the Career SEC Reports are not necessarily indicative of the consolidated financial position of the Career Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the Career Companies for the periods indicated.

  5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section 5.6 of the Career Disclosure Memorandum, no Career Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Career as of December 31, 1995 and June 30, 1996, included in the Career Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Career Company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in
Section 5.6 of the Career Disclosure Memorandum, no Career Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Affiliate (other than another Career Company) for any amount in excess of $100,000.

  5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, except as disclosed in Section 5.7 of the Career Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career, and (ii) the Career Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Career provided in Article 7.

  5.8 TAX MATTERS.

  (a) All Tax Returns required to be filed by or on behalf of any of the Career Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no pending or, to the Knowledge of Career, threatened audit examination, deficiency, or refund Litigation with respect to any Taxes, except as disclosed in Section 5.8 of the Career Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Career Companies, except for any such Lien which is not reasonably likely to have a Material Adverse Effect on Career.

  (b) Except as disclosed in Section 5.8 of the Career Disclosure Memorandum, none of the Career Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

  (c) The provision for any Taxes due or to become due for any of the Career Companies for the period or periods through and including the date of the respective Career Financial Statements that has been made and is reflected on such Career Financial Statements is sufficient to cover all such Taxes, except for any insufficiency of such provision which is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  (d) Each of the Career Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for any such instance of noncompliance or failure to so identify which is not reasonably likely to have a Material Adverse Effect on Career.

  (e) Except as disclosed in Section 5.8 of the Career Disclosure Memorandum, none of the Career Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

  5.9 ASSETS.

  (a) Except as disclosed in Section 5.9 of the Career Disclosure Memorandum, the Career Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which is not reasonably likely to have a Material Adverse Effect on Career.

  (b) All Assets which are material to Career's business on a consolidated basis, held under leases or subleases by any of the Career Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

  (c) The Career Companies currently maintain insurance in such amounts, scope, and coverage as Career believes is adequate to conduct its business. To Career's Knowledge, none of the Career Companies has received notice from any insurance carrier that any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or that premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $250,000 pending under such policies of insurance and, since January 1, 1995, no notices of claims in excess of such amounts have been given by any Career Company under such policies.

  5.10 INTELLECTUAL PROPERTY. Except as disclosed in Section 5.10 of the Career Disclosure Memorandum, (i) each Career Company owns or has a license to use all of the Intellectual Property used by such Career Company in the course of its business, (ii) each Career Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Career Company in connection with such Career Company's business operations, and such Career Company has the right to convey by sale or license any Intellectual Property so conveyed, (iii) no Career Company is in Default under any of its Intellectual Property licenses and (iv) no proceedings have been instituted, or are pending or to the Knowledge of Career threatened, which challenge the rights of any Career Company with respect to Intellectual Property used, sold or licensed by such Career Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property, except for any failure to own or license, Default or proceeding which is not reasonably likely to have a Material Adverse Effect on Career. To the Knowledge of Career, the conduct of the business of the Career Companies does not infringe any Intellectual Property of any other Person.

  5.11 ENVIRONMENTAL MATTERS.

  (a) Each of the Career Companies is in compliance with all Environmental Laws and has obtained all necessary Permits required to be issued pursuant to any Environmental Law, except where the failure to so comply or to obtain such Permits, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Career. None of the Career Companies has received notice or communication from any Regulatory Authority with respect to (i) any Hazardous Material relative to its operations, property or acts or (ii) any investigation, demand or request pursuant to enforcing any Environmental Law relating to it or its operations, and no such investigation is pending or threatened in any case which is reasonably likely to have a Material Adverse Effect on Career.

  (b) During the period of (i) any Career Company's ownership or operation of any of their respective current properties, (ii) any Career Company's participation in the management of any Participation Facility, or (iii) any Career Company's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except for any such release, discharge, spillage, or disposal which is not reasonably likely to have a Material Adverse Effect on Career. Prior to the period of (i) any Career Company's ownership or operation of any of their respective current properties, (ii) any Career Company's participation in the management of any Participation Facility, or (iii) any Career Company's holding of a security interest in an Operating Property, to the Knowledge of Career, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except for any such release, discharge, spillage, or disposal which is not reasonably likely to have a Material Adverse Effect on Career.

  5.12 COMPLIANCE WITH LAWS. Each Career Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to so hold any such Permit is not reasonably likely to have a Material Adverse Effect on Career, and there has occurred no Default under any such Permit, except for any such Default which is not reasonably likely to have a Material Adverse Effect on Career. Except as disclosed in Section 5.12 of the Career Disclosure Memorandum, none of the Career Companies:

    (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

    (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for any such Default which is not reasonably likely to have a Material Adverse Effect on Career; or

    (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Career Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where any such noncompliance is reasonably likely to have a Material Adverse Effect on Career, (ii) threatening to revoke any Permits, where any such revocation is reasonably likely to have a Material Adverse Effect on Career, or (iii) requiring any Career Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, except for any such order, agreement, directive, commitment, memorandum, resolution or undertaking which is not reasonably likely to have a Material Adverse Effect on Career.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action with respect to any Career Company by a Regulatory Authority have been made available to AccuStaff.

  5.13 LABOR RELATIONS. Except as disclosed in Section 5.13 of the Career Disclosure Memorandum, no Career Company is the subject of any Litigation asserting that it or any other Career Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Career Company to bargain with any labor organization as to wages or conditions of employment, nor is any Career Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Career Company, pending or threatened, or to the Knowledge of Career, is there any activity involving any Career Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  5.14 EMPLOYEE BENEFIT PLANS.

  (a) Career has or will deliver or make available to AccuStaff copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Career Company or ERISA Affiliate (within the meaning of Sections 414(b) or (c) of the Internal Revenue Code) of a Career Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Career Benefit Plans"). Career has disclosed in Section 5.14 of the Career Disclosure Memorandum all qualified retirement plans of Career Companies and all executive retirement plans of Career. Any of the Career Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Career ERISA Plan." No Career ERISA Plan is, and no Career Company has or has ever had any obligation to contribute to or to provide security for, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) or a multiemployer plan within the meaning of Section 3(37) of ERISA.

  (b) All Career Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career. Each Career ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Career is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Career Company has engaged in a transaction with respect to any Career

Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Career Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

  (c) Except as disclosed in Section 5.14 of the Career Disclosure Memorandum, no Career Company has any Liability for retiree health and life benefits under any of the Career Benefit Plans except as may be required under Section 4980B of the Internal Revenue Code, Part 6 of Title I of ERISA or any related state or local law or ordinance.

  (d) Except as disclosed in Section 5.14 of the Career Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Career Company from any Career Company under any Career Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Career Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

  (e) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Career Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Career Financial Statements to the extent required by and in accordance with GAAP.

  5.15 MATERIAL CONTRACTS. Except as disclosed in Section 5.15 of the Career Disclosure Memorandum or otherwise reflected in the Career Financial Statements, none of the Career Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any officer of Career and presidents of any operating divisions of any Career Company in any calendar year in excess of $200,000, (ii) any Contract relating to the borrowing of money by any Career Company or the guarantee by any Career Company of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Career Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Career Companies, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to any Career Company which require payments by such Career Company to any Persons of $250,000 or more in any year, (vii) any Contract relating to the purchase or sale of any business, and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Career with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.9 and 5.14(a), the "Career Contracts"). With respect to each Career Contract and except as disclosed in Section 5.15 of the Career Disclosure Memorandum: (i) the Contract is in full force and effect, except where any failure of such a Contract to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Career; (ii) no Career Company is in Default thereunder, other than any such Default which is not reasonably likely to have a Material Adverse Effect on Career; (iii) no Career Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Career, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any Career Company for money borrowed, other than the Career Convertible Notes, is prepayable at any time by such Career Company without penalty or premium.

  5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Career, threatened against any Career Company, or against any director, employee or employee benefit plan of any Career Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Career Company, except any such Orders for which the failure to comply is not reasonably likely to have a Material Adverse Effect on Career. Section 5.16 of the Career Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Career Company is a party and which names a Career Company as a defendant or cross-defendant and for which either equitable relief is sought or damages in excess of $200,000 are sought from such Career Company.

  5.17 REPORTS. Since January 1, 1993, or the date of organization if later, each Career Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Career). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all respects with all applicable Laws, except where the failure to comply is not reasonably likely to have a Material Adverse Effect on Career. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for untrue statements or omissions which are not reasonably likely to have a Material Adverse Effect on Career.

  5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Career Company thereof to AccuStaff pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied in writing by any Career Company thereof for inclusion in the Registration Statement to be filed by AccuStaff with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied in writing by any Career Company thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Career Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Career and AccuStaff, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Career Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  5.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Career Company or, to Career's Knowledge, any Affiliate thereof has taken or agreed to take any action and Career does not have any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

  5.20 STATE TAKEOVER LAWS. Each Career Company has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 203 of the DGCL.

  5.21 CHARTER PROVISIONS. Each Career Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Career Company or restrict or impair the ability of AccuStaff or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Career Company that may be directly or indirectly acquired or controlled by them.

  5.22 OPINION OF FINANCIAL ADVISOR. Prior to the execution of this Agreement, Career has received the opinion of Salomon Brothers Inc to the effect that, as of the date of this Agreement, the consideration to be received by holders of shares of Career Common Stock is fair to such holders from a financial point of view.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF ACCUSTAFF

  AccuStaff hereby represents and warrants to Career as follows:

  6.1 ORGANIZATION, STANDING, AND POWER. AccuStaff is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. AccuStaff is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff.

  6.2 AUTHORITY; NO BREACH BY AGREEMENT.

  (a) AccuStaff has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of AccuStaff, subject to the approval of the issuance of the shares of AccuStaff Common Stock pursuant to the Merger by a majority of the votes cast at the AccuStaff Shareholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding AccuStaff Common Stock), which is the only shareholder vote required for approval of this Agreement and consummation of the merger by AccuStaff. Subject to such requisite shareholder approval and assuming this Agreement represents a valid and binding obligation of Career, this Agreement represents a legal, valid, and binding obligation of AccuStaff, enforceable against AccuStaff in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by AccuStaff, nor the consummation by AccuStaff of the transactions contemplated hereby, nor compliance by AccuStaff with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of AccuStaff's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any AccuStaff Company under, any Contract or Permit of any AccuStaff Company, except any such Default or Lien, or any failure to obtain any such Consent, is not reasonably likely to have a Material Adverse Effect on AccuStaff or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), violate any Law or Order applicable to any AccuStaff Company or any of their respective material Assets, except for any such violation which is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  (c) Except as set forth in Section 6.2 of the AccuStaff Disclosure Memorandum, and other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by AccuStaff of the Merger and the other transactions contemplated in this Agreement.

  6.3 CAPITAL STOCK.

  (a) The authorized capital stock of AccuStaff consists of (i) 150,000,000 shares of AccuStaff Common Stock, of which 65,663,634 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. All of the issued and outstanding shares of AccuStaff Capital Stock are, and all of the shares of AccuStaff Common Stock to be issued in exchange for shares of Career Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the FBCA. None of the outstanding shares of AccuStaff Capital Stock has been, and none of the shares of AccuStaff Common Stock to be issued in exchange for shares of Career Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of AccuStaff.

  (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the AccuStaff Disclosure Memorandum, as of the date of this Agreement, there are no shares of capital stock or other equity securities of AccuStaff outstanding and no outstanding Rights created by AccuStaff or any AccuStaff Company relating to the capital stock of AccuStaff.

  6.4 SEC FILINGS; FINANCIAL STATEMENTS.

  (a) AccuStaff has timely filed and made available to Career all SEC Documents required to be filed by AccuStaff since December 31, 1992 (the "AccuStaff SEC Reports"). The AccuStaff SEC Reports (i) at the time filed, complied or will comply in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such AccuStaff SEC Reports or necessary in order to make the statements in such AccuStaff SEC Reports, in light of the circumstances under which they were made, not misleading; provided, that any pro forma financial statements contained in the AccuStaff SEC Reports are not necessarily indicative of the consolidated financial position of the AccuStaff Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the AccuStaff Companies for the periods indicated. No AccuStaff Subsidiary is required to file any SEC Documents.

  (b) Each of the AccuStaff Financial Statements (including, in each case, any related notes) contained in the AccuStaff SEC Reports, including any AccuStaff SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except to the extent required by changes in generally accepted accounting principles, as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of AccuStaff and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and that any pro forma financial statements contained in the AccuStaff SEC Reports are not necessarily indicative of the consolidated financial position of the AccuStaff Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the AccuStaff Companies for the periods indicated.

  6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No AccuStaff Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff, except Liabilities which are accrued or reserved against in the consolidated balance sheets of AccuStaff as of December 31, 1995 and June 30, 1996, included in the AccuStaff Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No AccuStaff Company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid
(i) in the ordinary course of business consistent with past business practice or (ii) in connection with the transactions contemplated by this Agreement.

  6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, except as disclosed in the AccuStaff Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the AccuStaff Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff, and (ii) the AccuStaff Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of AccuStaff provided in Article 7.

  6.7 TAX MATTERS.

  (a) All Tax Returns required to be filed by or on behalf of any of the AccuStaff Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as disclosed in Section 6.7 of the AccuStaff Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the AccuStaff Companies, except for any such Lien which is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  (b) None of the AccuStaff Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

  (c) The provision for any Taxes due or to become due for any of the AccuStaff Companies for the period or periods through and including the date of the respective AccuStaff Financial Statements that has been made and is reflected on such AccuStaff Financial Statements is sufficient to cover all such Taxes, except for any insufficiency of such provision which is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  (d) Each of the AccuStaff Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for any such instance of noncompliance or failure to so identify which is not reasonably likely to have a Material Adverse Effect on Career.

  6.8 INTELLECTUAL PROPERTY. Except as disclosed in Section 6.8 of the AccuStaff Disclosure Memorandum, (i) each AccuStaff Company owns or has a license to use all of the Intellectual Property used by such AccuStaff Company in the course of its business, (ii) each AccuStaff Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such AccuStaff Company in connection with such AccuStaff Company's business operations, and such AccuStaff Company has the right to convey by sale or license any Intellectual Property so conveyed, (iii) no AccuStaff Company is in Default under any of its Intellectual Property licenses and (iv) no proceedings have been instituted, or are pending or to the Knowledge of AccuStaff threatened, which challenge the rights of any AccuStaff Company with respect to Intellectual Property used, sold or licensed by such AccuStaff Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property, except for any failure to own or license, Default or proceeding which is not reasonably likely to have a Material Adverse Effect on AccuStaff. To the Knowledge of AccuStaff, the conduct of the business of the AccuStaff Companies does not infringe any Intellectual Property of any other Person.

  6.9 ENVIRONMENTAL MATTERS.

  (a) Each of the AccuStaff Companies is in compliance with all Environmental Laws and has obtained all necessary Permits required to be issued pursuant to any Environmental Law, except where the failure to so comply or to obtain such Permits, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on AccuStaff. None of the AccuStaff Companies has received notice or communication from any Regulatory Authority with respect to
(i) any Hazardous Material relative to its operations, property or acts or
(ii) any investigation, demand or request pursuant to enforcing any Environmental Law relating to it or its operations, and no such investigation is pending or threatened in any case which is reasonably likely to have a Material Adverse Effect on AccuStaff.

  (b) During the period of (i) any AccuStaff Company's ownership or operation of any of their respective current properties, (ii) any AccuStaff Company's participation in the management of any Participation Facility, or (iii) any AccuStaff Company's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except for any such release, discharge, spillage, or disposal which is not reasonably likely to have a Material Adverse Effect on Career. Prior to the period of (i) any AccuStaff Company's ownership or operation of any of their respective current properties, (ii) any AccuStaff Company's participation in the management of any Participation Facility, or (iii) any AccuStaff Company's holding of a security interest in an Operating Property, to the Knowledge of AccuStaff, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except for any such release, discharge, spillage, or disposal which is not reasonably likely to have a Material Adverse Effect on Career.

  6.10 COMPLIANCE WITH LAWS. Each AccuStaff Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except where the failure to so hold any such Permit is not reasonably likely to have a Material Adverse Effect on AccuStaff, and there has occurred no Default under any such Permit, except for any such Default which is not reasonably likely to have a Material Adverse Effect on AccuStaff. Except as disclosed in Section 6.10 of the AccuStaff Disclosure Memorandum, none of the AccuStaff Companies:

    (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

    (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for any such Default which is not reasonably likely to have a Material Adverse Effect on AccuStaff; or

    (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any AccuStaff Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where any such noncompliance is reasonably likely to have a Material Adverse Effect on AccuStaff, (ii) threatening to revoke any Permits, where any such revocation is reasonably likely to have a Material Adverse Effect on AccuStaff, or (iii) requiring any AccuStaff Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, except for any such order, agreement, directive, commitment, memorandum, resolution or undertaking which is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  6.11 LABOR RELATIONS. Except as disclosed in Section 6.11 of the AccuStaff Disclosure Memorandum, no AccuStaff Company is the subject of any Litigation asserting that it or any other AccuStaff Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other AccuStaff Company to bargain with any labor organization as to wages or conditions of employment, nor is any AccuStaff Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any AccuStaff Company, pending or threatened, or to the Knowledge of AccuStaff, is there any activity involving any AccuStaff Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  6.12 EMPLOYEE BENEFIT PLANS.

  (a) AccuStaff has delivered or made or will make available to Career copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any AccuStaff Company or ERISA Affiliate of an AccuStaff Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "AccuStaff Benefit Plans"). Any of the AccuStaff Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "AccuStaff ERISA Plan." No AccuStaff ERISA Plan is, and no AccuStaff Company has or has ever had any obligation to contribute to or to provide security for, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or a multiemployer plan within the meaning of Section 3(37) of ERISA.

  (b) All AccuStaff Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff. Except as disclosed in
Section 6.12 of the AccuStaff Disclosure Memorandum, each AccuStaff ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and AccuStaff is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No AccuStaff Company has engaged in a transaction with respect to any AccuStaff Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any AccuStaff Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

  6.13 LEGAL PROCEEDINGS. Except as set forth in Section 6.13 of the AccuStaff Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of AccuStaff, threatened against any AccuStaff Company, or against any director, employee or employee benefit plan of any AccuStaff Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any AccuStaff Company, except any such Orders for which the failure to comply is not reasonably likely to have a Material Adverse Effect on AccuStaff.

  6.14 REPORTS. Since January 1, 1993, or the date of organization if later, each AccuStaff Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AccuStaff). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all respects with all applicable Laws, except where the failure to comply is not reasonably likely to have a Material Adverse Effect on AccuStaff. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for untrue statements or omissions which are not reasonably likely to have a Material Adverse Effect on AccuStaff.

  6.15 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any AccuStaff Company to Career pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied in writing by any AccuStaff Company for inclusion in the Registration Statement to be filed by AccuStaff with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied in writing by any AccuStaff Company for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any AccuStaff Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Career and AccuStaff, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any AccuStaff Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  6.16 AUTHORITY OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of AccuStaff. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by AccuStaff free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). AccuStaff, as the sole shareholder of Sub, has voted prior to the Effective Time the shares of Sub Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

  6.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No AccuStaff Company or, to AccuStaff's Knowledge, any Affiliate thereof has taken or agreed to take any action and AccuStaff does not have any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION

  7.1 AFFIRMATIVE COVENANTS OF CAREER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of AccuStaff shall have been obtained, and except as otherwise expressly contemplated herein, Career shall and shall cause each of its

Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

  7.2 NEGATIVE COVENANTS OF CAREER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of AccuStaff shall have been obtained, and except as otherwise expressly contemplated herein, Career covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

    (a) amend the Articles or Certificate of Incorporation, Bylaws or other governing instruments of any Career Company, or

    (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Career Company to another Career Company) in excess of an aggregate of $500,000 (for the Career Companies on a consolidated basis) except in the ordinary course of the business of Career Subsidiaries consistent with past practice, or impose, or suffer the imposition, on any Asset of any Career Company of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Career Disclosure Memorandum); or

    (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Career Company, or declare or pay any dividend or make any other distribution in respect of Career's capital stock; or

    (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or pursuant to the Stock Option Agreement, or as disclosed in Section 7.2(d) of the Career Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Career Common Stock or any other capital stock of any Career Company, or any stock appreciation rights, or any option, warrant, or other Right; or

    (e) adjust, split, combine or reclassify any capital stock of any Career Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Career Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Career Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Career Company) or (y) any Asset having a book value in excess of $250,000 other than in the ordinary course of business consistent with past practice for reasonable and adequate consideration; or

    (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Career Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (iii) investments in connection with cash management activities consistent with past practices; or

    (g) grant any increase in compensation or benefits to the employees or officers of any Career Company, except in the ordinary course of business and consistent with past practice disclosed in Section 7.2(g) of the Career Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
  Section 7.2(g) of the Career Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Career Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Career Company except in accordance with past practice disclosed in Section 7.2(g) of the Career Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Rights; or

    (h) enter into or amend any employment Contract between any Career Company and any Person (if such employment Contract is, or if such employment Contract had been entered into or amended prior to the date of this Agreement, such employment Contract (as amended) would be, a Career Contract) (unless such amendment is required by Law) that the Career Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

    (i) adopt any new employee benefit plan of any Career Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Career Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

    (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

    (k) except as disclosed in Section 7.2(k) of the Career Disclosure Memorandum, commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Career Company for material money damages or restrictions upon the operations of any Career Company; or

    (l) except in the ordinary course of business, modify, amend or terminate any Career Contract or waive, release, compromise or assign any material rights or claims.

  7.3 COVENANTS OF ACCUSTAFF. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Career shall have been obtained, and except as otherwise expressly contemplated herein, AccuStaff covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the AccuStaff Common Stock and the business prospects of the AccuStaff Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the AccuStaff Companies' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any AccuStaff Company from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of AccuStaff, desirable in the conduct of the business of AccuStaff and its Subsidiaries. AccuStaff further covenants and agrees that it will not, without the prior written consent of Career, (i) amend the Articles of Incorporation or Bylaws of AccuStaff, in each case in any manner adverse to the holders of Career Common Stock as compared to rights of holders of AccuStaff Common Stock generally as of the date of this Agreement, or (ii) during any period used to determine the Average Closing Price, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of AccuStaff Common Stock. AccuStaff further covenants and agrees that it will not acquire direct or indirect control over any Person where the consideration for such acquisition consists of AccuStaff Common Stock having an aggregate market value as of the date of public announcement of such acquisition of $300 million or more without the prior written consent of the chief executive officer of Career, which consent shall not be unreasonably withheld (provided that such consent shall be deemed to be unreasonably withheld if such acquisition, in the good faith judgment of the chief executive officer of AccuStaff when publicly announced, will be accretive to AccuStaff's earnings per share in the first full year after consummation of such acquisition.

  7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use all reasonable efforts to prevent or promptly to remedy the same.

  7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

  8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. AccuStaff shall prepare and file the Registration Statement with the SEC, and shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of AccuStaff Common Stock upon consummation of the Merger. Career shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as AccuStaff may reasonably request in connection with such action. Career shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC in accordance with the rules of the NYSE, for the purpose of voting upon adoption of this Agreement and such other related matters as it deems appropriate. AccuStaff shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of AccuStaff Common Stock pursuant to the Merger and such other related matters as it deems appropriate. The Parties shall use all reasonable efforts to cause the Shareholders' Meetings to be held on the same day, unless the Parties otherwise agree. In connection with the Shareholders' Meetings, (i) Career and AccuStaff shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of Career and AccuStaff shall recommend to their respective shareholders the approval of the matters submitted for approval (subject to the Board of Directors of Career, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would not constitute a breach of fiduciary duties of the members of such Board of Directors to Career's shareholders under applicable law), and (iv) the Board of Directors and officers of Career and AccuStaff shall use all reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of Career, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would not constitute a breach of fiduciary duties of the members of such Board of Directors to Career's shareholders under applicable law). AccuStaff and Career shall make all necessary filings with respect to the Merger under the Securities Laws.

  8.2 EXCHANGE LISTING. AccuStaff shall take all action required to list, prior to the Effective Time, on the Nasdaq National Market the shares of AccuStaff Common Stock to be issued to the holders of Career Common Stock pursuant to the Merger, and AccuStaff shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

  8.3 APPLICATIONS; ANTITRUST NOTIFICATION. AccuStaff shall prepare and file, and Career shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

  8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Career shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

  8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using all reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Without limiting the generality of the foregoing, each Party agrees to use all reasonable efforts to cause the Effective Time to occur not later than the second business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and
(ii) the date on which the shareholders of Career and AccuStaff approve this Agreement to the extent such approval is required by applicable Law or the rules of the NYSE or NASD. Each Party shall use, and shall cause each of its Subsidiaries to use, all reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

  8.6 INVESTIGATION AND CONFIDENTIALITY.

  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be on reasonable notice during normal business hours and reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party contained herein.

  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party. All documents and information furnished pursuant to this Section 8.6 shall be subject to the Confidentiality Agreement dated August 13, 1996, between the Parties.

  (c) Career shall use all reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Career to preserve the confidentiality of the information relating to the Career Companies provided to such Persons and their Affiliates and Representatives.

  8.7 PRESS RELEASES. Prior to the Effective Time, Career and AccuStaff shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

  8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Career Company nor any Affiliate thereof nor any Representatives thereof retained by any Career Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of Career, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Career's shareholder under applicable law, no Career Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Career may communicate information about such an Acquisition Proposal to its shareholders (including any statement required pursuant to Rule 14e-2 of the 1934 Act) if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Career shall notify AccuStaff orally as promptly as practicable and in writing within 24 hours following the receipt of any Acquisition Proposal and the details thereof, and advise AccuStaff of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Career shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and
(ii) direct and use all reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

  8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use all reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

  8.10 AGREEMENT OF AFFILIATES. Career has disclosed in Section 8.10 of the Career Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Career for purposes of Rule 145 under the 1933 Act. Career shall use all reasonable efforts to cause each such Person to deliver to AccuStaff not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1. AccuStaff shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of AccuStaff Common Stock by such affiliates.

  8.11 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, AccuStaff shall provide generally to officers and employees of the Career Companies employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of AccuStaff Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the AccuStaff Companies to their similarly situated officers and employees; provided, that, except to the extent required by Law, AccuStaff shall, or shall cause the Career Companies to, provide to officers and employees of the Career Companies employee benefits under the existing medical and dental plans of the Career Companies for a period of not less than six months following the Effective Time. For purposes of participation, vesting and (except in the case of AccuStaff retirement plans) benefit accrual under AccuStaff's employee benefit plans, the service of the employees of the Career Companies prior to the Effective Time shall be treated as service with an AccuStaff Company participating in such employee benefit plans. AccuStaff also shall cause the

Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the Career Disclosure Memorandum to AccuStaff between any Career Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Career Benefit Plans.

  8.12 INDEMNIFICATION.

  (a) AccuStaff shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Career Companies (each, an "Indemnified Party") against all Liabilities, losses, damages, claims or expenses (including attorneys' fees or expenses), judgments or amounts paid in settlement arising out of actions or omissions that are in whole or in part based upon or arise out of the Indemnified Party's service or services as directors, officers, employees or agents of any of the Career Companies or, at Career's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Delaware Law and by Career's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any AccuStaff Company is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification (including any advancement of expenses), the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between AccuStaff and the Indemnified Party.

  (b) AccuStaff shall, or shall cause the Surviving Corporation to, use all reasonable efforts (and Career shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Career's existing directors' and officers' liability insurance policy (provided that AccuStaff may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Career given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither AccuStaff nor the Surviving Corporation shall be obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Career's directors and officers, 300% of the last annual premium payment on Career's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, AccuStaff shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

  (c) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify AccuStaff thereof, provided that the failure of any Indemnified Party so to notify shall not relieve AccuStaff or the Surviving Corporation from any Liability it may have under this Section 8.12 except to the extent that such failure substantially prejudiced AccuStaff or the Surviving Corporation. In the event of any such Litigation (whether arising before or after the Effective Time), (i) AccuStaff or the Surviving Corporation shall have the right to assume the defense thereof and neither AccuStaff nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if AccuStaff or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between AccuStaff or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and AccuStaff or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that AccuStaff and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless such Indemnified Parties shall have been advised in writing by counsel that there exist conflicts of interests among such Indemnified Parties that preclude one firm of counsel from representing the interests of all such Indemnified Parties, (ii) AccuStaff, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither AccuStaff nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided further that neither AccuStaff nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

  (d) If AccuStaff or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of AccuStaff or the Surviving Corporation shall assume the obligations set forth in this Section 8.12.

  (e) The provisions of this Section 8.12 shall survive the Effective Time and are intended expressly to be for the benefit of each of the Indemnified Parties.

  8.13 AGREEMENT REGARDING CERTAIN ACQUISITIONS. If, prior to the earlier of the Effective Time or the date of termination of this Agreement, Career presents to AccuStaff a Qualifying Acquisition Proposal identified by Career that AccuStaff fails to approve within a reasonable period of time following presentation and the opportunity for AccuStaff to conduct a reasonable due diligence investigation of the business subject to the Qualifying Acquisition Proposal, AccuStaff agrees that through the end of the 12-month period following the termination of this Agreement, none of the AccuStaff Companies shall acquire such business, whether by way of merger, share exchange or acquisition of all or substantially all of the stock or assets of such business.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

  9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

    (a) SHAREHOLDER APPROVAL. The shareholders of Career shall have adopted this Agreement as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE. The shareholders of AccuStaff shall have approved the issuance of shares of AccuStaff Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

    (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger (other than Consents and filing, registration and notice requirements (i) which are set forth in Section 5.2(c) of the Career Disclosure Memorandum or (ii) which, if not obtained, made or complied with, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Party, which the Parties agree are at the sole risk of AccuStaff ("Excluded Consents")) shall have been obtained or made and shall be in full force and effect and all waiting periods required by the HSR Act or by any other Law the failure to comply with which is reasonably likely to have a Material Adverse Effect on either Party shall have expired. No Consent obtained from any Regulatory Authority (other than Excluded Consents) which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of AccuStaff would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

    (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (other than Laws requiring the obtaining of Excluded Consents) or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts (other than restrictions imposed upon or relating to the business or operations of Career that are the subject of the Excluded Consents) or makes illegal consummation of the transactions contemplated by this Agreement.

    (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of AccuStaff Common Stock issuable pursuant to the Merger shall have been received.

    (e) EXCHANGE LISTING. The shares of AccuStaff Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

    (f) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Career Common Stock for AccuStaff Common Stock will not give rise to gain or loss to the shareholders of Career with respect to such exchange (except to the extent of any cash received), (iii) none of Career, Sub or AccuStaff will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code), (iv) the aggregate tax basis of the AccuStaff Common Stock received by a holder of Career Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Career Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received), (v) the holding period of the AccuStaff Common Stock received by a holder of Career Common Stock pursuant to the Merger will include the holding period of the Career Common Stock surrendered in exchange therefor, provided that the Career Common Stock is held as a capital asset at the Effective Time, and (vi) the assumption by AccuStaff of Career Options that are "incentive stock options" will not constitute a modification, extension or renewal of such options, within the meaning of Section 424(h) of the Internal Revenue Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Career and AccuStaff reasonably satisfactory in form and substance to such counsel.

    (g) POOLING LETTERS. AccuStaff and Career shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to AccuStaff and Career, in form and substance reasonably acceptable to AccuStaff and Career, from Coopers & Lybrand, L.L.P. to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

  9.2 CONDITIONS TO OBLIGATIONS OF ACCUSTAFF. The obligations of AccuStaff to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by AccuStaff pursuant to Section 11.6(a):

    (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Career set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 5.20, 5.21, 5.22 and 5.23 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Career set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20, 5.21, 5.22 and 5.23) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Career; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Career to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) CERTIFICATES. Career shall have delivered to AccuStaff (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Career and in Sections 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Career's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as AccuStaff and its counsel shall request.

    (d) ACCOUNTANT'S LETTERS. AccuStaff shall have received from Coopers & Lybrand, L.L.P. letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Career, in form and substance reasonably satisfactory to AccuStaff, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

    (e) AFFILIATES AGREEMENTS. AccuStaff shall have received from each affiliate of Career the affiliates letter referred to in Section 8.10, to the extent necessary to assure in the reasonable judgment of AccuStaff that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

  9.3 CONDITIONS TO OBLIGATIONS OF CAREER. The obligations of Career to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Career pursuant to Section 11.6(b):

    (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of AccuStaff set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of AccuStaff set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of AccuStaff set forth in Section 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of AccuStaff set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on AccuStaff; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of AccuStaff to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) CERTIFICATES. AccuStaff shall have delivered to Career (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to AccuStaff and in Sections 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by AccuStaff's Board of Directors and shareholders and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Career and its counsel shall request.

    (d) ACCOUNTANT'S LETTERS. Career shall have received from Coopers & Lybrand, L.L.P. letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding AccuStaff, in form and substance reasonably satisfactory to Career, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

                                  ARTICLE 10
                                  TERMINATION

  10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Career and AccuStaff or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) By mutual consent of AccuStaff and Career; or

    (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 15 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

    (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 15 days after the giving of written notice to the breaching Party of such breach; or

    (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger (other than Excluded Consents) and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Career or AccuStaff fail to approve by the required vote the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

    (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

    (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e); or

    (g) By Career, if prior to the adoption of this Agreement by an affirmative vote of the holders of a majority of the outstanding shares of Career Common Stock entitled to vote thereon at the Career Shareholders Meeting, the Board of Directors of Career has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to AccuStaff in order to approve and permit Career to accept an Acquisition Proposal, and (y) determined, based on the advice of outside legal counsel to Career, that the failure to take such action as set forth in the preceding clause (x) would result in breach of the Board of Directors' fiduciary duties under applicable Law; provided, however, that (A) the Board of Directors of Career shall have been advised by such outside counsel that notwithstanding this Agreement, and notwithstanding any concessions which may be offered by AccuStaff in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate this Agreement as a result of such Acquisition Proposal, (B) at least two business days prior to any such termination, Career shall, and shall cause its advisors to, negotiate with AccuStaff to make such adjustments in the terms and conditions of this Agreement as would enable Career to proceed with the transactions contemplated herein on such adjusted terms, and (C) Career shall have tendered to AccuStaff payment in full of the amount specified in Section 11.2(d) concurrently with delivery of notice of termination pursuant to this Section 10.1(g).

  10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and
Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) the Parties shall be entitled to the remedies set forth in Section 11.2.

  10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.10, 8.11 and 8.12.

                                  ARTICLE 11
                                 MISCELLANEOUS

  11.1 DEFINITIONS.

  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    "1933 ACT" shall mean the Securities Act of 1933, as amended.

    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "ACQUISITION PROPOSAL" shall mean any proposal for an Acquisition Transaction (including any tender offer or exchange offer that, if successful, would constitute or result in an Acquisition Transaction), other than the transactions contemplated by this Agreement.

    "ACQUISITION TRANSACTION" shall mean (A) a merger, consolidation or similar transaction involving Career or any Career Subsidiaries, the Assets of which constitute 25% or more of the consolidated assets of the Career Companies (other than transactions solely between Career Companies), (B) except as permitted pursuant to Section 7.1, the disposition, by sale, lease, exchange or otherwise, of Assets of Career or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of the Career Companies or (C) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange, tender offer, exchange offer or any similar transaction) by any Career Company or any other Persons of securities representing 25% or more of the voting power of Career (including any securities previously acquired).

    "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

    "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

    "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    "AVERAGE CLOSING PRICE" shall mean the average of the daily last sale prices for the shares of AccuStaff Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source mutually selected by AccuStaff and Career) ending at the close of trading on the second trading day immediately preceding the Closing Date.

    "ACCUSTAFF COMMON STOCK" shall mean the $.01 par value common stock of AccuStaff.

    "ACCUSTAFF COMPANIES" shall mean, collectively, AccuStaff and all AccuStaff Subsidiaries.

    "ACCUSTAFF DISCLOSURE MEMORANDUM" shall mean the written information entitled "AccuStaff Incorporated Disclosure Memorandum" delivered prior to the date of this Agreement to Career describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

    "ACCUSTAFF FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of AccuStaff as of June 30, 1996, and as of December 31, 1995 and January 1, 1995, and the related statements of income, stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1996, and for each of the three fiscal years ended December 31, 1995, January 1, 1995 and January 1, 1994, as filed by AccuStaff in SEC Documents, and (ii) the consolidated balance sheets of AccuStaff (including related notes and schedules, if any) and related statements of income, stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1996.

    "ACCUSTAFF SUBSIDIARIES" shall mean the Subsidiaries of AccuStaff.

    "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Career and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1.

    "CLOSING DATE" shall mean the date on which the Closing occurs.

    "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Law, Order, or Permit.

    "DGCL" shall mean the Delaware General Corporation Law.

    "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXHIBIT" shall mean the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

    "FBCA" shall mean the Florida Business Corporation Act.

    "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

    "GOVERNMENT PROGRAM" shall mean Medicare and Medicaid programs under Titles XVIII and XIX of the federal Social Security Act, as amended, and other similar federal, state, or local reimbursement or governmental programs for which an HHA is eligible to receive reimbursement.

    "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

    "HHA" shall mean any home health agency owned, operated or franchised by a Career Company.

    "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

    "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    "JOINT PROXY STATEMENT" shall mean the proxy statement used by Career and AccuStaff to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of AccuStaff relating to the issuance of the AccuStaff Common Stock to holders of Career Common Stock.

    "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known or should reasonably have been known in the ordinary course of business taking into account the nature of such Person's responsibilities by the chairman, president, chief financial officer, chief accounting officer, general counsel, or any senior, executive or other vice president of such Person.

    "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

    "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

    "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

    "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles, and (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written Consent of the other Party in accordance with the terms hereof.

    "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

    "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

    "PARTY" shall mean either Career or AccuStaff, and "PARTIES" shall mean both Career and AccuStaff.

    "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business (and shall include any certification for participation and reimbursement under any Government Program or Private Program).

    "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

    "PRIVATE PROGRAM" shall mean any private non-governmental programs, including any private insurance programs, under which any HHA directly or indirectly is receiving payments.

    "QUALIFYING ACQUISITION PROPOSAL" shall mean a bona fide written acquisition proposal contained in a letter of intent executed by Career and the authorized representative of a target staffing or related business providing for an acquisition of such business by Career for cash; provided that (i) such acquisition can be consummated without funding or other financial accommodation by AccuStaff, and (ii) based on reasonable assumptions without taking into account cost savings or other potential synergies following the acquisition, such acquisition would be accretive on an earnings per share basis to Career and to AccuStaff (in the case of AccuStaff on a pro forma combined basis) for the 12-month period following the acquisition.

    "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by AccuStaff under the 1933 Act with respect to the shares of AccuStaff Common Stock to be issued to the shareholders of Career in connection with the transactions contemplated by this Agreement.

    "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities and Persons administering Government Programs and Private Programs), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

    "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative retained or employed by a Person.

    "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations or restrictions of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

    "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

    "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of Career and AccuStaff to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

    "SUB COMMON STOCK" shall mean the $.01 par value common stock of Sub.

    "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of a partnership, serves as a general partner, (iii) in the case of a limited liability company serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors or managing members thereof.

    "CAREER COMMON STOCK" shall mean the $.01 par value common stock of Career.

    "CAREER COMPANIES" shall mean, collectively, Career and all Career Subsidiaries.

    "CAREER CONVERTIBLE NOTES" shall mean the 7% Convertible Senior Notes Due 2002 of Career.

    "CAREER DISCLOSURE MEMORANDUM" shall mean the written information entitled "Career Horizons, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to AccuStaff describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

    "CAREER FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Career as of June 30, 1996, and as of December 31, 1995, June 30, 1995 and June 30, 1994, and
  the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1996, the six months ended December 31, 1995, and for each of the three fiscal years ended June 30, 1995, 1994 and 1993, as filed by Career in SEC Documents, and (ii) the consolidated balance sheets of Career (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1996.

    "CAREER INDENTURE" shall mean the Indenture, dated as of October 19, 1995, between Career and Chemical Bank, as Trustee, relating to the Career Convertible Notes.

    "CAREER STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Career designated as follows: the 1990 Terminal Value Stock Option Plan, as amended, the 1993 Stock Option and Performance Award Plan, the Executive Deferred Compensation and Restricted Stock Plan dated June 1, 1990, as amended, and the Executive Deferred Compensation Plan.

    "CAREER SUBSIDIARIES" shall mean the Subsidiaries of Career, which shall include the Career Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of Career in the future and held as a Subsidiary by Career at the Effective Time.

    "SURVIVING CORPORATION" shall mean Career as the surviving corporation resulting from the Merger.

    "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

    "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

    "TRIGGERING EVENT" shall mean any of the following events subsequent to the date of this Agreement:

      (i) any Person (other than AccuStaff or any Subsidiary thereof) shall have (A) made, or disclosed an intention to make, a bona fide proposal to Career or its stockholders to engage in an Acquisition Transaction;
    (B) commenced (as such term is defined in Rule 14d-2 under the 1934
    Act) or filed a registration statement under the 1933 Act with respect to a tender offer or exchange offer to purchase any shares of Career Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Career Common Stock; or (C) filed, or disclosed an intention to file, an application or notice, whether in draft or final form, under any applicable federal or state Law (including a notice filed under the HSR
    Act) seeking the Consent to an Acquisition Transaction from any federal or state governmental or Regulatory Authority or agency; or

      (ii) any Person (other than AccuStaff or any AccuStaff Subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act), other than a group of which AccuStaff or any of its Subsidiaries is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then-outstanding shares of Career Common Stock; or

      (iii) Career shall have breached any of the provisions of Section
    8.8.

  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Average Closing Price...................................... Section 3.1(c)
     Base Exchange Ratio........................................ Section 3.1(c)
     AccuStaff Benefit Plans.................................... Section 6.12
     AccuStaff ERISA Plan....................................... Section 6.12
     AccuStaff SEC Reports...................................... Section 6.4(a)
     Certificates............................................... Section 4.1
     Closing.................................................... Section 1.2
     Conversion Obligations..................................... Section 3.5(b)
     Effective Time............................................. Section 1.3
     ERISA Affiliate............................................ Section 5.14(a)
     Exchange Agent............................................. Section 4.1
     Exchange Ratio............................................. Section 3.1(c)
     Fee........................................................ Section 11.2(d)
     Lower Threshold Price...................................... Section 3.1(c)
     Maximum Amount............................................. Section 8.12
     Maximum Exchange Ratio..................................... Section 3.1(c)
     Merger..................................................... Section 1.1
     Minimum Exchange Ratio..................................... Section 3.1(c)
     Payment Event.............................................. Section 11.2(d)
     Career Benefit Plans....................................... Section 5.14
     Career Contracts........................................... Section 5.15
     Career ERISA Plan.......................................... Section 5.14
     Career Options............................................. Section 3.5
     Career SEC Reports......................................... Section 5.5(a)
     Supplemental Indenture..................................... Section 3.5(b)
     Takeover Laws.............................................. Section 5.20
     Tax Opinion................................................ Section 9.1(f)
     Threshold Prices........................................... Section 3.1(c)
     Upper Threshold Price...................................... Section 3.1(c)

  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

  11.2 EXPENSES.

  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement and AccuStaff shall pay the HSR Act filing fee.

  (b)  Notwithstanding the foregoing,

    (i) if this Agreement is terminated by AccuStaff pursuant to any of Sections 10.1(b), 10.1(c), or 10.1(f) (but only on the basis of the failure of Career to satisfy any of the conditions enumerated in Section 9.2(a) and
  (b)), or by either Party pursuant to Section 10.1(d)(ii) (as relates to approval of Career's shareholders), or

    (ii) if the Merger is not consummated as a direct result of the failure of Career to satisfy any of the conditions set forth in Section 9.2(a) and
  (b),

then Career shall promptly (but not later than five business days after receipt of notice from AccuStaff) pay to AccuStaff an amount equal to all documented out-of-pocket fees and expenses incurred by AccuStaff (including, without limitation, fees and expenses payable to investment bankers, accountants and counsel) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement not to exceed $2,500,000 in the aggregate, provided, that if such breach was a result of intentional or willful misconduct or misrepresentation, Career shall pay such additional amounts as AccuStaff may be entitled to receive at law or in equity.

  (c) Notwithstanding the foregoing,

    (i) if this Agreement is terminated by Career pursuant to either of Sections 10.1(b), 10.1(c), or 10.1(f) (but only on the basis of the failure of AccuStaff to satisfy any of the conditions enumerated in Section 9.3(a) and (b)), or by either Party pursuant to Section 10.1(d)(ii) (as relates to approval of AccuStaff's shareholders), or

    (ii) if the Merger is not consummated as a direct result of the failure of AccuStaff to satisfy any of the conditions set forth in Section 9.3(a) and (b),

then AccuStaff shall promptly (but not later than five business days after receipt of notice from Career) pay to Career an amount equal to all documented out-of-pocket fees and expenses incurred by Career (including, without limitation, fees and expenses payable to investment bankers, accountants and counsel) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement not to exceed $2,500,000 in the aggregate, provided, that if such breach was a result of intentional or willful misconduct or misrepresentation, AccuStaff shall pay such additional amounts as Career may be entitled to receive at law or in equity.

  (d) In addition to the foregoing, Career agrees to pay AccuStaff, subject to the terms and conditions of this Section 11.2(d), a fee (the "Fee") of $30,000,000, upon the occurrence of any of the following events:

    (i) upon termination of this Agreement by Career in accordance with the provisions of Section 10.1(g) (such Fee to be payable as set forth in Section 10.1(g)); or

    (ii) if, during the period beginning of the date of this Agreement and ending six months after any termination of this Agreement by either Party pursuant to Section 10.1(d)(ii) (as relates to approval of Career's shareholders, but only if the Career Board of Directors shall have failed to recommend, or shall have withdrawn or modified in any manner adverse to AccuStaff their recommendation, that Career shareholders approve this Agreement) or by AccuStaff pursuant to Section 10.1(c) or 10.1(f) (but only on the basis of the failure of Career to satisfy any of the conditions set forth in Section 9.2(b)) (or ending 12 months following any such termination, if, prior to such termination, there shall have occurred a Triggering Event), the Career Board of Directors shall authorize entry into an agreement with any Person (other than AccuStaff or any AccuStaff Subsidiary) providing for an Acquisition Transaction or shall recommend acceptance of, or shall fail to recommend rejection of, a tender offer or exchange offer that, if successful, would result in an Acquisition Transaction, or an Acquisition Transaction shall have been consummated (each, a "Payment Event") (such Fee to be payable by wire transfer of immediately available funds within five business days following the occurrence of such Payment Event); provided, that the amount of such Fee shall be reduced by any amounts previously paid by Career to AccuStaff pursuant to Section 11.2(b).

  (e) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement; provided, that termination of this Agreement by Career pursuant to Section 10.1(g) following a Triggering Event shall not constitute a willful breach of this Agreement.

  11.3 BROKERS AND FINDERS. Except for Salomon Brothers Inc as to Career and except for Robert W. Baird & Co. Incorporated as to AccuStaff, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Career or AccuStaff, each of Career and AccuStaff, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

  11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12.

  11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Career Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Career Common Stock; and further provided, that after any such approval by the holders of AccuStaff Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Career Common Stock will be exchanged for shares of AccuStaff Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of AccuStaff Common Stock without any requisite approval of the holders of the issued and outstanding shares of AccuStaff Common Stock entitled to vote thereon.

  11.6 WAIVERS.

  (a) Prior to or at the Effective Time, AccuStaff, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Career, to waive or extend the time for the compliance or fulfillment by Career of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of AccuStaff under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of AccuStaff.

  (b) Prior to or at the Effective Time, Career, by action of its Board of Directors, to the extent legally allowed, shall have the right to waive any Default in the performance of any term of this Agreement by AccuStaff, to waive or extend the time for the compliance or fulfillment by AccuStaff of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Career under this Agreement. No such waiver shall be effective unless in writing signed by a duly authorized officer of Career.

  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

  11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

  11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with receipt confirmed), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

        Career:           Career Horizons, Inc.
                          177 Crossways Park Drive
                          Woodbury, New York 11797
                          Telecopy Number: (516) 496-3167
                          Attention: Walter W. Macauley
        Copy to Counsel:  Reid & Priest LLP
                          40 West 57th Street
                          New York, New York 10019-4097
                          Telecopy Number: (212) 603-2001
                          Attention: Leonard Gubar
        AccuStaff:        AccuStaff Incorporated
                          6440 Atlantic Boulevard
                          Jacksonville, Florida 32211
                          Telecopy Number: (904) 725-8513
                          Attention: Derek E. Dewan
        Copy to Counsel:  Alston & Bird
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                          Telecopy Number: (404) 881-7777
                          Attention: Jeffrey A. Allred

  11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

  11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

  11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

  11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                          ACCUSTAFF INCORPORATED

                                                    /s/ Derek E. Dewan
                                          By: _________________________________
                                                         President

                                          SUNRISE MERGER CORPORATION

                                                    /s/ Derek E. Dewan
                                          By: _________________________________
                                                         President

                                          CAREER HORIZONS, INC.

                                                  /s/ Walter W. Macauley
                                          By: _________________________________
                                                         President

Exhibit 1
to Agreement and
Plan of Merger

                          FORM OF AFFILIATE AGREEMENT

Gentlemen:

  The undersigned is a holder of shares of Common Stock, par value $0.01 per share ("Career Common Stock"), of Career Horizons, Inc., a Delaware corporation ("Career"), or may become a holder of shares of Career Common Stock prior to the effective time of the Merger (as hereinafter defined) upon exercise of certain options held by the undersigned to purchase shares of Career Common Stock. As such, the undersigned will be entitled to receive in connection with the merger (the "Merger") of Sunrise Merger Corporation, a Delaware corporation and a subsidiary of AccuStaff Incorporated, a Florida corporation ("AccuStaff"), with and into Career, shares of Common Stock, par value $.01 per share, of AccuStaff (the "Securities") in exchange for any such shares of Career Common Stock held by the undersigned prior to the effective time of the Merger.

  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Career within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, and amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

  If in fact the undersigned were an affiliate of Career under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Career Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants to AccuStaff that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, or any other applicable rules promulgated by the Commission or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Career, or as described in a "no-action" or interpretative letter from the Staff of the Commission, is not required to be registered under the Act.

  In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will supply AccuStaff with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 or, if applicable, Rule 144, representation letters or as AccuStaff may otherwise reasonably request. The undersigned understands that AccuStaff may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to AccuStaff to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

  The undersigned further represents to, and covenants with Career and AccuStaff that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any shares of Common Stock, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of AccuStaff until after such time as results covering at least 30 days of operations of AccuStaff (including the combined operations of Career) have been published by AccuStaff in the form of a quarterly earnings report, or an annual report on Form 10-K, if such 30 day period includes the end of AccuStaff's fiscal year, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

  The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities. Nothing contained herein shall be deemed to limit any registration rights granted to the undersigned pursuant to or any agreement between the undersigned and Career or AccuStaff, as the case may be.

                                          Very truly yours,

                                          -------------------------------------

Dated: ________________________, 1996

  As an inducement to the above individual to deliver this letter, AccuStaff agrees that for so long and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, AccuStaff shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                          Very truly yours,

                                          ACCUSTAFF INCORPORATED

                                          By: _________________________________
                                             Name:
                                             Title:

                                    ANNEX B

                        OPINION OF SALOMON BROTHERS INC

August 25, 1996

Board of Directors
Career Horizons, Inc.
177 Crossways Park Drive
Woodbury, New York 11797

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share ("Company Common Stock"), of Career Horizons, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with Sunrise Merger Corporation ("Sub"), a wholly owned subsidiary of AccuStaff Incorporated ("Parent"), pursuant to an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), among Parent, Sub and the Company. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares owned by Parent, Sub or any other subsidiary of Parent and shares owned by the Company or any subsidiary of the Company) will be converted into and represent the right to receive 1.53, subject to adjustment as described in the Merger Agreement (the "Exchange Ratio"), shares of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and that, for accounting purposes, the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

  In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Parent and certain other financial information concerning the Company and Parent, including financial forecasts, that were provided to us by the Company and Parent, respectively. We have discussed the business operations and financial condition of the Company and Parent as well as other matters we believe relevant to our inquiry, including matters relating to the obtaining of regulatory approvals for the Merger, with certain officers and employees of the Company and Parent, respectively. We also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger) reviewed by us, and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company and Parent, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company or Parent as to the future financial performance of the Company or Parent, respectively, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company or Parent.

  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the

Exchange Ratio to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the acquisition of the Company. In rendering our opinion, we have assumed that no restrictions will be imposed by any regulatory authority that would have a material adverse effect on the contemplated benefits of the Merger to Parent following the Merger.

  We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, part of which is payable upon our having completed the work appropriate for the initial delivery of this fairness opinion and part of which is contingent upon consummation of the Merger. In the ordinary course of business, we may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we have previously rendered certain investment banking and financial advisory services to the Company and Parent for which we have received customary compensation.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

                                    ANNEX C

                 OPINION OF ROBERT W. BAIRD & CO. INCORPORATED

INVESTMENT BANKING

                                                                August 25, 1996

PERSONAL & CONFIDENTIAL
Board of Directors
AccuStaff Incorporated
6440 Atlantic Boulevard
Jacksonville, Florida 32211

Ladies and Gentlemen:

  AccuStaff Incorporated (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Career Horizons, Inc. ("Career") and Sunrise Merger Corporation, a direct wholly-owned subsidiary of the Company ("Merger Sub"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Merger Sub will be merged with and into Career (the "Merger") and each outstanding share of common stock, par value $.01 per share ("Career Common Stock"), of Career (other than shares held by the Company, Career or any of their respective subsidiaries) will be converted solely into, the right to receive the number of shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company equal to the Exchange Ratio (as hereinafter defined).

  The "Exchange Ratio" means 1.53 shares of Company Common Stock; provided that in the event the Average Closing Price (as hereinafter defined) is greater than $31.60 (the "Upper Limit Price"), the Exchange Ratio shall mean that number of shares of Company Common Stock (rounded to the nearest ten thousandth of a share) equal to the greater of (x) the quotient of (A) the product of 1.53 and the Upper Limit Price over (B) the Average Closing Price and (y) 1.2444; provided further that in the event the Average Closing Price is less than $21.07 (the "Lower Threshold Price"), the Exchange Ratio shall mean that number of shares of Company Common Stock (rounded to the nearest ten thousandth of a share) equal to the lesser of (x) the quotient of (A) the product of 1.53 and the Lower Threshold Price over (B) the Average Closing Price and (y) 1.8006. The "Average Closing Price" means the average of the daily last sales prices of the Company Common Stock for the twenty consecutive trading days on which such shares are actually traded and quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source mutually selected by the Company and Career) ending on the second trading day immediately preceding the closing date of the Merger.

  You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Exchange Ratio.

  Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

  In conducting our investigation and analysis and in arriving at our opinion, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of Career furnished to us for purposes of our analysis, as well as publicly available information including but not limited to Career's recent filings with the Securities and Exchange Commission (the "SEC") and equity analyst research reports prepared by various investment banking firms including Baird; (ii) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by or on behalf of the Company for purposes of our analysis, as well as publicly available information including but not limited to the Company's recent filings with the SEC and equity analyst research reports prepared by various investment banking firms including Baird; (iii) reviewed the draft of the Agreement in the form presented to the Company's Board of Directors on the date hereof; (iv) compared the historical market prices and trading activity of the Company Common Stock and the Career Common Stock with those of certain other publicly traded companies we deemed relevant; (v) compared the financial position and operating results of the Company and Career with those of other publicly traded companies we deeded relevant; (vi) reviewed, to the extent publicly available, the financial terms of certain other business combinations we deemed relevant; and (vii) reviewed the potential pro forma effects of the Merger on the Company. We have held discussions with certain members of the Company's and Career's senior management concerning the Company's and Career's respective historical and current financial condition and operating results, as well as the future prospects of the Company and Career, respectively. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deeded relevant for the preparation of this opinion.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us by or on behalf of the Company and Career, or publicly available, and have not attempted independently to verify any such information. We have also assumed, with your consent, that (i) the Merger will be accounted for as a pooling of interests; (ii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Career are as set forth in the consolidated financial statements of the Company and Career, respectively; and
(iii) the Merger will be consummated in accordance with the terms of the Agreement, without any amendment thereto and without waiver by the Company or Career of any of the conditions to their respective obligations thereunder. We have assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the senior managements of the Company and Career, respectively, as to future performance of their respective companies. In conducting our review, we have not made nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Career nor have we made a physical inspection of the properties or facilities of the Company or Career. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

  Our opinion has been prepared solely for the information of the Company's Board of Directors, and shall not be used for any other purpose or disclosed to or relied upon by any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus to be provided to the Company's stockholders in connection with the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger or the related issuance of Company Common Stock. In addition, we are expressing no opinion as to the price at which the Company Common Stock will trade at any time. Baird will receive a fee for rendering this opinion. In the past, we have provided investment banking services to both the Company and Career, including acting as (i) co-manager in connection with the Company's 1994 initial public offering, (ii) co-manager in connection with the Company's 1995 public offering of Company Common Stock, (iii) lead manager in connection with the Company's 1996 public offering of the Company Common Stock, (iv) co-manager in connection with Career's 1994 initial public offering, (v) co-manager in connection with Career's 1995 public offering of its 7% Convertible Senior Notes Due 2002 and (vi) co-manager in connection with Career's 1996 public offering of Career Common Stock. Baird received customary compensation for the above-mentioned services.

  In the ordinary course of our business, we may from time to time trade the securities of the Company or Career for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          ROBERT W. BAIRD & CO. INCORPORATED

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article 10 of the Registrant's Bylaws requires the Registrant to indemnify a present or former director of the Registrant for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, under the Florida Business Corporation Act no indemnification may be made with respect to any matter as to which the actions of such director shall have been adjudged to constitute (i) a violation of criminal law unless the individual had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit;
(iii) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, which related to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable; or (iv) willful misconduct or conscious disregard of the best interests of the corporation in certain proceedings. Moreover, in the case of actions brought by or in the right of the corporation, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such person is entitled to indemnification.

  The Registrant has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that the indemnification actions or omissions were material to the cause of certain adjudicated and constitute (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful), (ii) a transaction from which the indemnitee derived an improper personal benefit, (iii) an unlawful distribution or dividend when the Florida Business Corporation Act, or (iv) willful misconduct or a conscious disregard for the joint interests of the Registrant in a derivative or shareholder action, (b) for liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

  In addition, pursuant to the authority of Florida law, the Articles of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted under Florida law.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBITS
 -------                         -----------------------
   2.1   Agreement and Plan of Merger, dated as of August 25, 1996, by and among AccuStaff, Career, and Sub (included as Annex A to the Joint
         Proxy Statement/Prospectus and incorporated by reference herein).
   3.1   Articles of Incorporation, as amended, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December
         31, 1995. (File No. 0-24484).
   3.2   Bylaws, as amended, incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
         (File No. 0-24484).
   4.1   See Exhibits 3(a) and 3(b) for provisions of the Articles of
         Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant.
   5.1   Opinion of Alston & Bird.
   8.1   Opinion of Alston & Bird.
  11.1   Statement regarding computation of per share earnings (included as
         Exhibit 11 to the Registrant's Form 10-Q for the six months ended June
         30, 1996, previously filed with the Commission and incorporated by reference herein).
  23.1   Consent of Alston & Bird.
  23.2   Consent of Coopers & Lybrand L.L.P.
  23.3   Consent of Coopers & Lybrand L.L.P.
  23.4   Consent of Salomon Brothers Inc.
  23.5   Consent of Robert W. Baird & Co. Incorporated.
  23.6   Consent of Walter W. Macauley.
  23.7   Consent of Ernst & Young LLP.
  23.8   Consent of KPMG Peat Marwick LLP.
  23.9   Consent of McGladrey & Pullen, LLP.
  23.10  Consent of Bertram, Vallez, Kaplan and Talbot, LTD.
  23.11  Consent of Stadtler, Rosenblum & Saris.
  23.12  Consent of Nyhan & Mazza, P.C.
  23.13  Consent of BDO Seidman, LLP.
  23.14  Consent of Dorfman, Abrams, Music & Co.
  23.15  Consent of Levine, Hughes & Mithuen, Inc.
  23.16  Consent of Coopers & Lybrand L.L.P.
  23.17  Consent of Coopers & Lybrand L.L.P.
  23.18  Consent of Coopers & Lybrand L.L.P.
  23.19  Consent of Coopers & Lybrand L.L.P.
  23.20  Consent of Dennis I. Berner, C.P.A.
  23.21  Consent of Beers & Cutler PLLC.
  23.22  Consent of Ernst & Young LLP.
  23.23  Consent of Coopers & Lybrand L.L.P.
  24.1   Powers of Attorney (included on signature page hereof).
  99.1   Form of Proxy for holders of AccuStaff Common Stock.
  99.2   Form of Proxy for holders of Career Common Stock.
  99.3   Employment Agreement between AccuStaff Incorporated and Walter W.
         Macauley dated as of August 25, 1996.

  (b) Financial Statement Schedules

  Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (g) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1996.

                                          ACCUSTAFF INCORPORATED

                                                   /s/ Derek E. Dewan
                                          By: _________________________________
                                                      DEREK E. DEWAN
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 17, 1996.

              SIGNATURE                                   TITLE


         /s/ Derek E. Dewan               Chairman, President and Chief
- -------------------------------------     Executive Officer (principal
           DEREK E. DEWAN                 executive officer)

        /s/ Michael D. Abney              Senior Vice President, Chief
- -------------------------------------     Financial Officer and Assistant
          MICHAEL D. ABNEY                Secretary (principal financial
                                          officer)

          /s/ Sean D. Mann                Controller (principal accounting
- -------------------------------------     officer)
            SEAN D. MANN

         /s/ T. Wayne Davis               Director
- -------------------------------------
           T. WAYNE DAVIS

                                          Director
- -------------------------------------
         STEPHEN A. HOFFMAN

        /s/ Delores P. Kesler             Director
- -------------------------------------
          DELORES P. KESLER

     /s/ William H. Thumel, Jr.           Director
- -------------------------------------
       WILLIAM H. THUMEL, JR.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   2.1   Agreement and Plan of Merger, dated as of August 25, 1996, by and among AccuStaff, Career, and Sub (included as Annex A to the Proxy
         Statement/Prospectus and incorporated by reference herein).
   3.1   Certificate of Incorporation, as amended, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December
         31, 1995 (File No. 0-24484).
   3.2   Bylaws, as amended, incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
         (File No. 0-24484).
   4.1   See Exhibits 3(a) and 3(b) for provisions of the Certificate of
         Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant.
   5.1   Opinion of Alston & Bird.
   8.1   Opinion of Alston & Bird.
  11.1   Statement regarding computation of per share earnings (included as
         Exhibit 11 to the Registrant's Form 10-Q for the six months ended June
         30, 1994, previously filed with the Commission and incorporated by reference herein).
  23.1   Consent of Alston & Bird.
  23.2   Consent of Coopers & Lybrand L.L.P.
  23.3   Consent of Coopers & Lybrand L.L.P.
  23.4   Consent of Salomon Brothers Inc.
  23.5   Consent of Robert W. Baird & Co. Incorporated.
  23.6   Consent of Walter W. Macauley.
  23.7   Consent of Ernst & Young LLP.
  23.8   Consent of KPMG Peat Marwick LLP.
  23.9   Consent of McGladrey & Pullen, LLP.
  23.10  Consent of Bertram, Vallez, Kaplan and Talbot, LTD.
  23.11  Consent of Stadtler, Rosenblum & Saris.
  23.12  Consent of Nyhan & Mazza, P.C.
  23.13  Consent of BDO Seidman, LLP.
  23.14  Consent of Dorfman, Abrams, Music & Co.
  23.15  Consent of Levine, Hughes & Mithuen, Inc.
  23.16  Consent of Coopers & Lybrand L.L.P.
  23.17  Consent of Coopers & Lybrand L.L.P.
  23.18  Consent of Coopers & Lybrand L.L.P.
  23.19  Consent of Coopers & Lybrand L.L.P.
  23.20  Consent of Dennis I. Berner, C.P.A.
  23.21  Consent of Beers & Cutler PLLC.
  23.22  Consent of Ernst & Young LLP.
  23.23  Consent of Coopers & Lybrand L.L.P.
  24.1   Powers of Attorney (included on signature page hereof).
  99.1   Form of Proxy for holders of AccuStaff Common Stock.
  99.2   Form of Proxy for holders of Career Common Stock.
  99.3   Employment Agreement between AccuStaff Incorporated and Walter W.
         Macauley dated as of August 25, 1996.